Exhibit 10.1

CALLAN RIDGE

LEASE

This Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between HCP CALLAN ROAD, LLC, a Delaware limited liability company ("Landlord"), and TURNING POINT THERAPEUTICS, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1.Date:	May 20, 2021
2.Premises (Article 1).
2.1Building:

Building A: That certain building (the "Building A") to be constructed by Landlord and located at 3020/3030 Callan Road, San Diego, California 92121, and commonly known as Building A, which Building A contains approximately 105,000 rentable square feet of space, as shown on the site plan attached hereto as Exhibit A-1.

Building B: That certain building (the "Building B") to be constructed by Landlord and also located at 3020/3030 Callan Road, San Diego, California 92121, and commonly known as Building B, which Building B contains approximately 80,000 rentable square feet of space, as shown on the site plan attached hereto as Exhibit A-1.

2.2Premises:

Initially, a total of approximately 105,000 rentable square feet of space consisting of the entirety of Building A, all as set forth below and as more particularly identified in Exhibit A attached hereto.  The initial Premises set forth in this Section 2.2 may be referred to in this Lease as the "Initial Premises."

2.2.1 Must-Take Space (Section 1.3):	Approximately 80,000 rentable square feet of space consisting of the entirety of Building B, as set forth below and as more particularly identified in Exhibit A-2 attached hereto.
3.Lease Term (Article 2).
3.1Length of Term:	The Lease Term shall commence on the Lease Commencement Date and shall expire on the Lease Expiration Date and is anticipated to be approximately eleven (11) years and nine (9) months.

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3.2Lease Commencement Date:

The earlier to occur of (i) the date upon which the Initial Premises are “Substantially Complete,” as that term is defined in the Tenant Work Letter, and (ii) the date that occurs eight (8) months after the Access Date (as that term is defined in Section 1.1.1 of this Lease), (the “Initial Premises Outside Date”), subject to extension pursuant to the Tenant Work Letter.

3.3Lease Expiration Date:

If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the one hundred twenty-ninth (129th) month anniversary of the "Must-Take Space Commencement Date," as that term is defined in Section 1.3.4 of the Lease; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the one hundred twenty-ninth (129th) month anniversary of the Must-Take Space Commencement Date occurs.

4.Base Rent (Article 3): 4.1 Base Rent for Initial Premises (Article 3):***
Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per Rentable Square Foot
1*	$7,056,000.00	$588,000.00	$5.60
2	$7,267,680.00	$605,640.00	$5.77
3	$7,485,710.40	$623,809.20	$5.94
4	$7,710,281.76	$642,523.48	$6.12
5	$7,941,590.16	$661,799.18	$6.30
6	$8,179,837.92	$681,653.16	$6.49
7	$8,425,233.00	$702,102.75	$6.69
8	$8,677,989.96	$723,165.83	$6.89
9	$8,938,329.72	$744,860.81	$7.09
10	$9,206,479.56	$767,206.63	$7.31
11	$9,482,673.96	$790,222.83	$7.53
12 (approximately 9 months)**	$9,767,154.24	$813,929.52	$7.75

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*  Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 3.2, below, Tenant shall not be obligated to pay Base Rent with respect to the Initial Premises during the initial six (6) full calendar months of the Lease Term.

** The foregoing Base Rent schedule is based on the Must-Take Space Commencement Date occurring on the first (1st) anniversary of the Lease Commencement Date and therefore a Lease Term of approximately eleven (11) years and nine (9) months.  If the Must-Take Space Commencement Date occurs after the first (1st) anniversary of the Lease Commencement Date and as a result the Lease Term extends into the Lease Year 13, then the Monthly Installment of Base Rent for the Initial Premises shall be equal to $838,347.40 during Lease Year 13.

***The Monthly Installment of Base Rent for Lease Year 1 was calculated by multiplying $5.60 by the number of rentable square feet of space in the Initial Premises, and the initial Annual Base Rent amount was calculated by multiplying the initial Monthly Installment of Base Rent amount by twelve (12).  In all subsequent periods, the calculation of Monthly Installment of Base Rent reflects an annual increase of 3.0%, rounded to the nearest cent, and each Annual Base Rent amount was calculated by multiplying the corresponding Monthly Installment of Base Rent amount by twelve (12).

4.2 Base Rent for Must-Take Space (Article 3):***
Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per Rentable Square Foot
1*	$5,376,000.00	$448,000.00	$5.60
2**	$5,537,280.00	$461,440.00	$5.77
3	$5,703,398.40	$475,283.20	$5.94
4	$5,874,500.40	$489,541.70	$6.12
5	$6,050,735.40	$504,227.95	$6.30
6	$6,232,257.48	$519,354.79	$6.49
7	$6,419,225.16	$534,935.43	$6.69
8	$6,611,801.88	$550,983.49	$6.89
9	$6,810,156.00	$567,513.00	$7.09
10	$7,014,460.68	$584,538.39	$7.31
11	$7,224,894.48	$602,074.54	$7.53
12 (approximately 9 months)**	$7,441,641.24	$620,136.77	$7.75

*  The Base Rent for the Must-Take Space for Lease Year 1 is provided in the event the Must Take Space Commencement Date occurs during Lease Year 1.  If the Must Take Space Commencement Date does not occur until Lease Year 2, the Base Rent set forth above for Lease Year 1 is not applicable for the Must-Take Space.

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** Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 1.3.3.1, below, Tenant shall not be obligated to pay Base Rent with respect to the Must-Take Space during the initial six (6) full calendar months of the Must‑Take Space Lease Term.

***The Monthly Installment of Base Rent for Lease Year 1 was calculated by multiplying $5.60 by the number of rentable square feet of space in the Must-Take Space, and the initial Annual Base Rent amount was calculated by multiplying the initial Monthly Installment of Base Rent amount by twelve (12).  In all subsequent periods, the calculation of Monthly Installment of Base Rent reflects an annual increase of 3.0%, rounded to the nearest cent, and each Annual Base Rent amount was calculated by multiplying the corresponding Monthly Installment of Base Rent amount by twelve (12).

5.Tenant Improvement Allowance (Exhibit B):

An amount equal to $220.00 per rentable square foot of the Initial Premises and the Must-Take Space (i.e., $40,700,000.00 based upon 185,000 total rentable square feet in the Initial Premises and the Must-Take Space).

6.Tenant's Share (Article 4):	Initial Premises: One hundred percent (100%). Must-Take Space: One hundred percent (100%).
7.Permitted Use (Article 5):

The Premises shall be used only for general office, research and development, engineering, laboratory, storage and/or warehouse uses, including, but not limited to, administrative offices; amenities space including a Fitness Center, Cafeteria as those terms are defined in Sections 5.5 and 5.4, respectively) and meeting rooms, together with other amenities uses reasonably approved by Landlord; and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in the Torrey Pines, California area ("First Class Life Sciences Projects"), and (ii) in compliance with, and subject to, Applicable Laws (as that term is defined in Article 24) and the terms of this Lease.

8.Letter of Credit (Article 21):	$1,750,000.00.
9.Parking (Article 28):

406 parking spaces at the Project parking facility, plus an additional 100 unreserved parking spaces at the Torrey Pines Science Park located adjacent to the Project, subject to the terms of Article 28 of the Lease.

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10.Address of Tenant (Section 29.18):

Turning Point Therapeutics, Inc.

3580 Carmel Mountain Road, Suite 250

San Diego, CA 92130

Attention: Brian Baker

brian.baker@tptherapeutics.com

With a copy to:

Turning Point Therapeutics, Inc.

3580 Carmel Mountain Road, Suite 250

San Diego, CA 92130

Attention: Annette North

annette.north@tptherapeutics.com

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attention: David L. Crawford

(Prior to Lease Commencement Date)

and

Turning Point Therapeutics, Inc.

3020/3030 Callan Road

San Diego, CA 92121

Attention: Brian Baker

brian.baker@tptherapeutics.com

With a copy to:

Turning Point Therapeutics, Inc.

3020/3030 Callan Road

San Diego, CA 92121

Attention: Annette North

annette.north@tptherapeutics.com

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121

Attention: David L. Crawford

(After Lease Commencement Date)

11.Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
12.Broker(s) (Section 29.24):	Landlord: CBRE Tenant: Cushman & Wakefield

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1.PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1Premises, Building, Project and Common Areas.

1.1.1The Premises; Tender of Possession.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises").  The outline of the Premises is set forth in Exhibit A attached hereto.  The outline of the "Building" and the "Project," as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below, provided however that the Building footprints, site access, parking areas and common areas shall be substantially as depicted on Exhibit A-1 and shall materially conform to the “Base Building Plans” (as such term is defined in the Tenant Work Letter).  Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Landlord shall be deemed to have tendered access to the Initial Premises to Tenant upon the date that Landlord notifies Tenant that the Initial Premises is in the “Delivery Condition” (as defined in the Tenant Work Letter) and Landlord provides Tenant non-exclusive access to the Initial Premises for the construction of the Tenant Improvements (the "Access Date"), and no action by Tenant shall be required therefor.  Except as set forth in Sections 2.3 and 3.3, below, if for any reason, Landlord is delayed in tendering possession of the Initial Premises to Tenant by any particular date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired.  Neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter.  Subject to "Applicable Laws," as that term is defined in Article 24 of this Lease, and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, every day of the year.

1.1.2The Building and The Project.  The Initial Premises constitutes the entire building set forth in Section 2.1 of the Summary (the "Building").  The Building is part of an office/laboratory project currently known as "Callan Ridge."  The term "Project," as used in this Lease, shall mean (i) the Building A and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building A and the Common Areas are located, and (iii) Building B, and the land upon which Building B is located.

1.1.3Common Areas.  Subject to Section 1.1.4, below, Tenant shall have the non-exclusive right to use in common with other tenants in the Project, if any, and subject to the rules and regulations referred to in Article 5 of this Lease, if applicable, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the "Common Areas").  Landlord shall maintain and operate the Common Areas in a manner consistent with First Class Life Science Projects.  Subject to the next sentence and the terms of Section 1.1.4, below, Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.  Notwithstanding the foregoing, for so long as Tenant is in Full Occupancy (as defined in Section 1.1.4), no Common Areas shall be deemed to exist in the Project, and during such period references in this Lease to Common Areas shall mean and refer to areas of the Project located outside of the Buildings.

1.1.4Exclusive Control.  Notwithstanding anything to the contrary set forth in this Lease, for so long as Tenant (or its Permitted Transferee) is leasing one hundred percent (100%) of the Initial Premises and the Must-Take Space (“Full Occupancy”), but subject to all Applicable Laws and the terms and conditions of this Lease, including without limitation Landlord’s rights and obligations set forth in this Lease, (i) Tenant shall have exclusive

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use of the Project, (ii) Landlord shall not permit the use of the Project, or its parking facilities by third-parties (subject to the rights of easement holders with respect to matters of record), (iii) Tenant shall have exclusive use of all parking facilities located at the Project, including, without limitation, the right to stripe parking spaces as reserved, control access to the parking facilities, issue reasonable rules and regulations for the parking facilities, establish a permit or entry system, and exclude third parties from using the parking facilities (including by towing unauthorized vehicles), provided that Tenant does not exclude Landlord or its agents from the parking facilities or charge Landlord or its agents parking fees, and (iv) Tenant shall have the right to control access to the Project site, including, without limitation, by installing gates or other barriers at vehicular or pedestrian entries (including without limitation, the pedestrian bridge between the Project and the existing Torrey Pines Science Park) to the Project, provided that (a) any such installation shall be performed as an Alteration (or as part of the Tenant Improvements, provided that Landlord may require Tenant to remove any such gates and/or barriers, and repair any damage caused thereby, on or before the expiration or earlier termination of the Lease) and shall be subject to Landlord’s reasonable approval, (b) Tenant does not exclude Landlord or its agents from the Project, and (c) except with respect to a gate controlling access to/from the existing Torrey Pines Science Park, Tenant may not interfere with vehicular and/or pedestrian access to the existing Torrey Pines Science Park.

1.1.5Landlord's Twelve Month Warranty.  Upon the “Final Condition Date” (as defined in the Tenant Work Letter) with respect to the Initial Premises and the Must-Take Premises, as applicable, the Base Building shall be in good working order, condition and repair, and shall be water tight to the extent necessary to prevent water from leaking into the interior of the Buildings (collectively, "Good Working Order") and Landlord hereby covenants that the Base Building shall remain in Good Working Order for the period (the "Warranty Period") (i) with respect to the Initial Premises, commencing on the Lease Commencement Date and continuing until the first (1st) anniversary of the Lease Commencement Date, and (ii) with respect to the Must-Take Premises, commencing on the Must-Take Commencement Date and continuing until the first (1st) anniversary of the Must-Take Commencement Date.  Landlord shall, at Landlord's sole cost and expense (which shall not be deemed an Operating Expense, as that term is defined in Section 4.2.4 below), repair or replace any portion of such Base Building which is not in Good Working Order during such Warranty Period ("Landlord’s Twelve Month Warranty"), provided that the need to repair or replace was not caused by (A) the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant, its subtenants and/or assignees, if any (collectively, "Tenant Damage"), or (B) any modifications, Alterations or other improvements (including the Tenant Improvements) constructed by or on behalf of Tenant (collectively, "Tenant Modification"), either prior to or after the Lease Commencement Date or the Must-Take Commencement Date, as applicable.  The Landlord’s Twelve Month Warranty includes the “Base Building Improvements,” as that term is defined in the Work Letter.  Landlord's Twelve Month Warranty shall neither (i) be deemed to require Landlord to replace any portion of any Base Building, as opposed to repair such portion of such Base Building, unless prudent commercial property management practices dictate replacement rather than repair of the item in question, nor (ii) extend to the costs of normal and customary preventive maintenance relating to the Base Building (the responsibility and cost for which will be handled in accordance with other provisions of this Lease).  To the extent repairs which Landlord is required to make pursuant to this Section 1.1.5 are necessitated by Tenant Damage or Tenant Modification, then Tenant shall reimburse Landlord for the cost of such repair (provided that if such repairs are necessitated in part by Tenant Damage or Tenant Modification, then Tenant shall reimburse Landlord for an equitable portion of the cost of such repair, but in all events such repair and reimbursement obligation shall be subject to Section 10.5 below).  If it is determined that the Base Building is not then in Good Working Order prior to the first (1st) anniversary of the Lease Commencement Date or the first (1st) anniversary of the Must-Take Commencement Date, as applicable, then Landlord shall not be liable to Tenant for any damages, but Landlord, at no cost to Tenant (subject to any repair or replacement necessitated by Tenant Damage or Tenant Modification), shall promptly commence such work or take such other action as may be necessary to place the same in Good Working Order, and shall thereafter diligently and continuously pursue the same to completion.  In the event that Landlord, prior to thirty (30) days after receipt of written notice from Tenant, fails to undertake and diligently pursue any repairs or replacements required by this Section 1.1.5, then the terms of Section 7.3, below, shall be applicable.  Landlord and Tenant hereto acknowledge and agree that the terms of this Section 1.1.5 do not affect Landlord’s repair and maintenance obligations under Section 7 of this Lease.

1.2Rentable Square Feet of Premises.  The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term.

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1.3Must‑Take Space.  The Initial Premises shall be expanded to include the rentable square footage of the "Must‑Take Space," as that term is defined in Section 1.3.1, below, as set forth in this Section 1.3 and this Lease.

1.3.1Description of the Must‑Take Space.  The "Must‑Take Space," as used in this Lease, shall consist of the space set forth in Section 2.2.1 of the Summary.  For purposes of this Lease, the rentable square feet of the Must Take Space shall be deemed as set forth in Section 2.2.1 of the Summary.

1.3.2Delivery of the Must‑Take Space.  Tenant shall accept delivery of the Must‑Take Space from Landlord, and Landlord shall use commercially reasonable and diligent efforts to deliver the Must‑Take Space to Tenant in the Delivery Condition, on or before October 1, 2022 (the "Anticipated Must‑Take Delivery Day").  The date upon which Landlord delivers the Must-Take Space to Tenant in the condition required by the Tenant Work Letter shall be known as the “MTS Delivery Date.”  Upon Tenant's request, Landlord shall inform Tenant of the estimated MTS Delivery Date.  Notwithstanding the foregoing, provided that Landlord uses commercially reasonable and diligent efforts to deliver the Must Take Space to Tenant in the Delivery Condition by October 1, 2022, Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of the Must‑Take Space to Tenant on any particular delivery date designated by Landlord or designated in this Lease, or during the Must‑Take Delivery Period.

1.3.3Rent and Term.  The Must‑Take Space shall become part of the Premises for all purposes hereunder, and, except as otherwise provided in this Section 1.3, shall be subject to every term and condition of this Lease and accordingly, the base rent and additional rent for the Must‑Take Space shall be at the same rate per rentable square foot, and shall thereafter be escalated in the same manner, as the then current "Base Rent" and "Additional Rent," as those terms are defined in Article 3 and Section 4.1 of this Lease, respectively, for the Initial Premises, as such Base Rent and Additional Rent are adjusted and escalated pursuant to the terms of this Lease.  Furthermore, for purposes of calculating Tenant's obligations under Article 4 of this Lease, Tenant's Share of Direct Expenses shall be as set forth in Section 6 of the Summary.  The lease term for the Must‑Take Space shall commence, and Tenant shall commence payment of the Base Rent and the Additional Rent for the Must‑Take Space (the "Must‑Take Space Commencement Date"), upon the earlier to occur of (i) the date that Tenant “Commences Business” in the Must‑Take Space, as that term is defined below, and (ii) the date that is the later to occur of (a) the first (1st) anniversary of the Lease Commencement Date, and (b) the date that occurs eight (8) months following the date of delivery of the Must‑Take Space by Landlord to Tenant in the “Delivery Condition” (as defined in the Tenant Work Letter) (the “Must-Take Premises Outside Date”), subject to extension pursuant to the Tenant Work Letter, and the lease term for the Must‑Take Space shall expire upon the Lease Expiration Date (the "Must‑Take Space Lease Term").  For purposes of this Section 1.3, the term “Commences Business” shall mean the date Tenant has requested and been given access to seventy-five percent (75%) of the Must‑Take Space for the conduct of ordinary business (as opposed to access for construction of the Tenant Improvements or installation of Tenant’s furniture, fixtures and equipment).

1.3.3.1Abated Base Rent.  Provided that Tenant is not then in default of this Lease beyond all applicable notice and cure periods, then during the initial six (6) full calendar months of the Must‑Take Space Lease Term (the "MTS Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Must‑Take Space during such MTS Rent Abatement Period (the "MTS Rent Abatement").  Landlord and Tenant acknowledge that, provided the entire MTS Rent Abatement Period occurs during Lease Year 2, the aggregate amount of the MTS Rent Abatement equals $2,768,640.00.  Tenant acknowledges and agrees that the foregoing MTS Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease.  If Tenant shall be in monetary or material non-monetary default under this Lease prior to the expiration of the MTS Rent Abatement Period, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of this Lease, then the MTS Rent Abatement Period shall be tolled until Tenant cures said default and Tenant shall immediately be obligated to begin paying Base Rent for the Must-Take Premises in full, but any unapplied portion of the MTS Rent Abatement shall be abated again if Landlord subsequently accepts a cure by Tenant of such monetary or material non-monetary default.  If this Lease is terminated prior to the expiration of the MTS Rent Abatement Period for any reason other than Landlord’s breach of this Lease, or an event of casualty or condemnation, then, for purposes of calculating Landlord's remedies under Section 1951.2 of the California Civil Code, if any, the dollar amount of the unapplied portion of the MTS Rent Abatement as of the

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date of such termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term.

1.3.4Improvement of Must‑Take Space. The Must‑Take Space shall be initially improved pursuant to the terms of the Tenant Work Letter.  Subject to the terms of the Tenant Work Letter, Tenant shall accept the Must‑Take Space in its then existing "as is" condition.

1.3.5Other Terms.  Except as specifically set forth in this Lease, all other terms of this Lease shall apply to the Must‑Take Space as though the Must‑Take Space was originally part of the Initial Premises.  Upon delivery of the Must‑Take Space to Tenant as set forth herein, Tenant shall execute an amendment adding such Must‑Take Space to this Lease upon such terms and conditions within five (5) business days of delivery of such amendment to Tenant by Landlord (or, if such amendment is inconsistent with the terms and conditions of this Lease, Tenant shall provide revisions to such amendment within such five (5) business day period).

1.3.6Beneficial Occupancy.  Subject to the terms of this Section 1.3.6, if the Tenant Improvements (as defined in Section 2.1 of the Tenant Work Letter) are “Substantially Complete,” as that term is defined in the Tenant Work Letter, prior to the Must-Take Space Commencement Date, Tenant shall have the right thereafter to occupy the Must-Take Space prior to the Must-Take Space Commencement Date for the conduct of Tenant's business; provided that (i) Tenant shall give Landlord at least ten (10) business days' prior written notice of any occupancy of the Must-Take Space for the conduct of Tenant's business, (ii) a temporary certificate of occupancy shall have been issued by the appropriate governmental authorities for the Must-Take Space to be occupied for the conduct of Tenant's business, (iii) Tenant has delivered to Landlord satisfactory evidence of the insurance coverage required to be carried by Tenant in accordance with Article 10 below, and (iv) except as provided hereinbelow, all of the terms and conditions of the Lease shall apply as though the Must-Take Space Commencement Date had occurred upon Tenant's commencement of the conduct of its business in the Must-Take Space ; provided, however, notwithstanding the foregoing, Tenant shall only pay Base Rent and Tenant's Share of Direct Expenses attributable to the portion of the Must-Take Space that Tenant is conducting business (calculated on a per-square foot basis), provided that Tenant shall be deemed to be conducting business in any portion of the Must-Take Space for which Tenant has requested and been given access for the conduct of ordinary business (as opposed to access for construction of the Tenant Improvements or installation of Tenant’s furniture, fixtures and equipment).

2.LEASE TERM; OPTION TERM

2.1Lease Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute (or provide factual corrections to) and return to Landlord within five (5) business days of receipt thereof.  A failure of either party to deliver or execute such notice shall not affect or modify the Lease Commencement Date, the Lease Expiration Date, or any other term of this Lease.

2.2Option Term.

2.2.1Option Right.  Landlord hereby grants to Tenant one (1) option to extend the Lease Term for a period of five (5) years (an "Option Term").  The option to extend shall be exercisable only by notice delivered by Tenant to Landlord as provided in Section 2.2.3, below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease beyond any applicable notice and cure periods.  Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the end of the initial Lease Term, Tenant is not in default under this Lease beyond any applicable notice and cure periods (unless such condition precedent is waived by Landlord), the Lease Term shall be extended for a period of five (5) years.  In the event that Tenant fails to timely and appropriately exercise its option to extend in accordance with the terms of this Section 2.2, then the option to extend granted to Tenant pursuant to the terms of this Section 2.2 shall automatically terminate and shall be of no further force or effect.

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2.2.2Option Rent.  The Rent payable by Tenant during the first year of the Option Term (the "Option Rent") shall be equal to the "Market Rent," as that term is defined in Exhibit F, attached hereto, as such Market Rent is determined pursuant to Exhibit F, attached hereto, and Base Rent during the Option Team shall thereafter increase by three (3%) on each anniversary of the commencement of the Option Term.  The calculation of the "Market Rent" shall be derived from a review of, and comparison to, the "Net Equivalent Lease Rates" of the "Comparable Transactions," as provided for in Exhibit F, and, thereafter, the Market Rent shall be stated as a "Net Equivalent Lease Rate" for the Option Term.  Tenant shall continue to pay one hundred percent (100%) of all Additional Rent payable by Tenant during each the Option Term.

2.2.3Exercise of Option.  The option contained in this Section 2.2 shall be exercised by Tenant, if at all, and only in the following manner:  (i) Tenant shall deliver written notice (the "Option Interest Notice") to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the initial Lease Term stating that Tenant is interested in exercising its option; (ii) Landlord shall, within thirty (30) days following Landlord's receipt of the Option Interest Notice, deliver notice (the "Option Rent Notice") to Tenant setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring ten (10) days after Tenant's receipt of the Option Rent Notice, deliver written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, accept or reject the Option Rent set forth in the Option Rent Notice.  If Tenant exercises its option to extend the Lease but fails to accept or reject the Option Rent set forth in the Option Rent Notice, then Tenant shall be deemed to have accepted the Option Rent set forth in the Option Rent Notice.

2.2.4Determination of Option Rent.  In the event Tenant timely and appropriately exercises its option to extend the Lease but rejects (or is deemed to have rejected) the Option Rent set forth in the Option Rent Notice pursuant to Section 2.2.3, above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term (the "Outside Agreement Date"), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2.2.4.  Each party shall make a separate determination of the Option Rent, within five (5) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.4, below.

2.2.4.1Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser or real estate broker and shall have been active over the five (5) year period ending on the date of such appointment in the appraising and/or leasing of first class laboratory properties in the vicinity of the Project.  The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease.  Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable).  The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

2.2.4.2The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.  If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator within ten (10) days following the date of the appointment of the last appointed Advocate Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in this Section 2.2.4.2, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

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2.2.4.3Within ten (10) days following the appointment of the Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the "Arbitration Agreement") which shall set forth the following:

2.2.4.3.1Each of Landlord's and Tenant's best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 2.2.4, above;

2.2.4.3.2An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

2.2.4.3.3Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;

2.2.4.3.4That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord's or Tenant's respective determination of Option Rent (the "Briefs");

2.2.4.3.5That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party's Brief (the "First Rebuttals"); provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party's Brief and shall identify clearly which argument or fact of the other party's Brief is intended to be rebutted;

2.2.4.3.6That within five (5) business days following the parties' receipt of each other's First Rebuttal, Landlord and Tenant, as applicable, shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party's First Rebuttal (the "Second Rebuttals"); provided, however, such Second Rebuttals shall be limited to the facts and arguments raised in the other party's First Rebuttal and shall identify clearly which argument or fact of the other party's First Rebuttal is intended to be rebutted;

2.2.4.3.7The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party's applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;

2.2.4.3.8That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

2.2.4.3.9That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;

2.2.4.3.10The specific persons that shall be allowed to attend the arbitration;

2.2.4.3.11Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours ("Tenant's Initial Statement");

2.2.4.3.12Following Tenant's Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours ("Landlord's Initial Statement");

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2.2.4.3.13Following Landlord's Initial Statement, Tenant shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Landlord ("Tenant's Rebuttal Statement");

2.2.4.3.14Following Tenant's Rebuttal Statement, Landlord shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Tenant ("Landlord's Rebuttal Statement");

2.2.4.3.15That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the "Ruling") indicating whether Landlord's or Tenant's submitted Option Rent is closer to the Option Rent;

2.2.4.3.16That following notification of the Ruling, Landlord's or Tenant's submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent; and

2.2.4.3.17That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

If a date by which an event described in Section 2.2.4.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.

2.2.4.4In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent, initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party to satisfy any deficiency or overpayment of Option Rent.

2.3Occurrence of Access Date.  Landlord shall use its commercially reasonable, good faith efforts to cause the Access Date to occur on or before October 1, 2022.

2.3.1Outside Date of Access Date.  If Landlord does not cause the Access Date to occur on or before December 31, 2022 (the "Outside Date"), then the sole remedy of Tenant for such failure (subject to Section 3.3, below) shall be the right to deliver a notice to Landlord (a "Termination Notice") electing to terminate this Lease effective upon the date occurring five (5) business days following receipt by Landlord of the Termination Notice (the "Effective Date").  The Termination Notice must be delivered by Tenant to Landlord, if at all, not earlier than the Outside Date (as the same may be extended pursuant to the terms of Section 2.3.3, below) nor later than five (5) business days after the Outside Date.  The effectiveness of any such Termination Notice delivered by Tenant to Landlord shall be governed by the terms of this Section 2.3.

2.3.2[Intentionally Deleted].

2.3.3Extension of Outside Date Prior to the Delivery of Termination Notice.  If, prior to the Outside Date, Landlord reasonably determines, in good faith, that the Access Date will not occur by the Outside Date, then Landlord shall deliver a written notice to Tenant stating Landlord's opinion as to the date by which the Access Date will occur, and Tenant shall be required, within five (5) business days after receipt of such notice, to deliver a notice to Landlord pursuant to which Tenant shall elect either (i) to terminate this Lease, in which case this Lease shall terminate and be of no further force or effect upon Landlord's receipt of such notice, or (ii) to agree to extend the Outside Date to that date set forth in Landlord's notice to Tenant.  Failure by Tenant to deliver such notice or to make such election shall be deemed to be Tenant's agreement to extend the Outside Date to that date set forth in Landlord's notice to Tenant.  If Tenant agrees or is deemed to have agreed to extend the Outside Date, then Landlord shall have a continuing right to deliver a notice to Tenant which requests Tenant to elect either to terminate this Lease or to further extend the Outside Date as set forth in this Section 2.3.3, above, until the occurrence of the Access Date or until this Lease is terminated.  Upon the delivery of a Termination Notice by Tenant pursuant to Section 2.3.1 above

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in connection with an Outside Date extended pursuant to this Section 2.3.3, Landlord shall also have the same right to deliver the Termination Extension Notice as to the new Outside Date, as set forth in Section 2.3.2, above.

2.3.4Other Terms.  The Effective Date and the Outside Date shall be extended to the extent of any delays by "Force Majeure," as that term is defined in Section 29.16 of this Lease, or any “Tenant BB Delays”, as that term is defined in the Tenant Work Letter, and any delay or delays encountered by Landlord affecting the construction of the Tenant Improvements due to waiting periods for obtaining governmental permits or approvals in excess of the time periods normally required to obtain such permits or approvals for newly constructed, similarly improved space in the Comparable Buildings.  Upon any termination as set forth in this Section 2.3, Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder except that Landlord shall return to Tenant the “L-C” (as such term is defined in Section 21.1) and any prepaid rent.  Tenant's rights to terminate this Lease, as set forth in this Section 2.3, shall (subject to Section 3.3, below) be Tenant's sole and exclusive remedy at law or in equity for the failure of the Access Date to occur as set forth above.

3.BASE RENT

3.1Base Rent.  Tenant shall pay, without prior notice or demand, pursuant to the written instructions of Landlord, which Landlord may from time to time amend by written notice to Tenant, by wire, ACH or other electronic payment, in legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term for which the Base Rent is payable, without any setoff or deduction whatsoever, except as expressly set forth in this Lease.  The Base Rent and the estimated "Tenant's Share" of "Direct Expenses," as those terms are defined in Article 4, below, for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease, in an amount equal to $828,500.00.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2Abated Base Rent.  Provided that Tenant is not then in default of this Lease beyond all applicable notice and cure periods, then during the initial six (6) full calendar months of the Lease Term (the "Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Initial Premises during such Rent Abatement Period (the "Rent Abatement").  Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $3,528,000.00.  Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the rental and performing the terms and conditions otherwise required under this Lease.  If Tenant shall be in monetary or material non-monetary default under this Lease prior to the expiration of the Rent Abatement Period, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of this Lease, then the Rent Abatement Period shall be tolled until Tenant cures said default and Tenant shall immediately be obligated to begin paying Base Rent for the Initial Premises in full, but any unapplied portion of the Rent Abatement shall be abated again if Landlord subsequently accepts a cure by Tenant of such monetary or material non-monetary default.  If this Lease is terminated prior to the expiration of the Rent Abatement Period for any reason other than Landlord’s breach of this Lease, or an event of casualty or condemnation, then, for purposes of calculating Landlord's remedies under Section 1951.2 of the California Civil Code, if any, the dollar amount of the unapplied portion of the Rent Abatement as of the date of such termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term.

3.3Anticipated Delivery Date.  If Landlord fails to cause the Access Date to occur on or before October 1, 2022 (the "Anticipated Delivery Date"), then Tenant shall receive one (1) day of Base Rent abatement with respect to the Initial Premises for each day that occurs after the Anticipated Delivery Date and before the earlier of (i) Access Date, and (ii) December 31, 2022.  The foregoing Anticipated Delivery Date shall be extended to the extent of any Tenant BB Delay, or delays caused by Force Majeure.  Tenant's rights to abate Base Rent with respect to the Initial Premises, as set forth in this Section 3.3, shall (subject to Section 2.3, above), be Tenant's sole and exclusive remedies at law or in equity for the failure of the Access Date to occur as set forth above.

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4.ADDITIONAL RENT

4.1General Terms.

4.1.1Direct Expenses; Additional Rent.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent."  All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Landlord or Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent, and Landlord to refund any overpayment of Additional Rent by Tenant, as provided for in this Article 4 shall survive the expiration of the Lease Term, subject to Section 4.4.1.

4.1.2Triple Net Lease.  Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a "TRIPLE net" lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant's operation therefrom.  To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1Intentionally Deleted.

4.2.2"Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

4.2.3"Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon written notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period (provided such change does not result in an increase in the amounts payable by Tenant hereunder), and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4"Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, as determined in accordance with sound real estate management and accounting, principles consistently applied, and consistent with the practices of landlords of First Class Life Science Projects.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities (except to the extent Tenant and the other tenants of the Project, if applicable, pay for such utilities directly on a submetered or metered basis), the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) subject to items (h) and (p) below, fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and

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security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing (to the extent the same do not constitute capital expenses in accordance with sound real estate management and accounting practices); (xii) amortization (including reasonable interest on the unamortized cost) over the useful life or rental period as determined in accordance with sound real estate management and accounting practices, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other capital costs incurred in connection with the Project as determined in accordance with sound real estate management and accounting practices), amortized with interest at a reasonable rate over its useful life as Landlord shall reasonably determine in accordance with sound real management and accounting practices, consistently applied, (A) which are reasonably expected to result in a net reduction in current or future Operating Expenses, (B) which are required under any governmental law or regulation not in effect as of the Commencement Date, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition (provided such replacements or modifications are "like for like" and not items intended to upgrade or add new elements to the Common Areas or for the purpose of enhancing the Project to make it more marketable to third party buyers or tenants), (D) that are required under any governmental law or regulation, , but excluding capital costs incurred in connection with upgrading the Building or Project to comply with applicable laws where such violation of applicable laws existed prior to the date of this Lease, if such violation was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the violation, in the state, and under the conditions that it then existed in the Building or Project, would have then required the remediation of, or (E) which are repairs, replacements or modifications to the Building Systems (as defined in Section 7.1, below); (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below, and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property, in each case only to the extent such cost would be included in Operating Expenses if incurred by Landlord on a direct basis (collectively, "Underlying Documents"), except to the extent resulting from Landlord’s violation of any Underlying Documents.  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)costs, including legal fees, space planners' fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, and costs of correcting defects in or inadequacy of the initial design or development, of the Building and the Common Areas, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b)except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c)costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier (or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease) or any tenant's carrier or by anyone else, and utility costs for which any tenant directly contracts with the local public service company or pays directly to Landlord;

(d)any bad debt loss, rent loss, or reserves of any kind;

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(e)costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating the Project or any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees or agents, between Landlord and Project management, between Landlord and Tenant, or between Landlord and other tenants or occupants;

(f)the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)amount paid as ground rental for the Project by the Landlord;

(h)except for a Project management fee (which shall be subject to the exclusion in item (p) below), overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k)all items and services for which Tenant or any other tenant in the Project reimburses (or is obligated to reimburse) Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m)rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n)costs arising from the gross negligence or willful misconduct of Landlord, or its agents, employees, vendors, contractors, or providers of materials or services in connection with this Lease;

(o)costs incurred to comply with laws relating to the removal of hazardous material (as defined under Applicable Law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy,

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contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto.

(p)costs to correct any patent or latent defects in the original construction of the Base Building Improvements or the Common Areas;

(q)Tax Expenses;

(r)costs incurred in connection with the original construction of the Base Building Improvements;

(s)utility costs for which Tenant (or any other tenant, if applicable) directly contracts with the local public service company

(t)charitable and political contributions;

(u)costs to acquire any art works;

(v)earthquake insurance deductibles in an amount greater than $1.00 per rentable square foot of the Project (the “Annual Limit”) in any year (provided, however, that, notwithstanding anything else herein to the contrary, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Operating Expenses for the applicable calendar year, such excess may be included (up to the Annual Limit) in Operating Expenses for the immediately succeeding calendar year, and any portion of such excess that is not so included in Operating Expenses for such immediately succeeding calendar year may be included (up to the Annual Limit) in Operating Expenses for the next succeeding calendar year, and so on with respect to each subsequent calendar year);

(w)insurance premiums attributable to rental interruption insurance or any other type of insurance or riders thereto which cover loss or damage to Landlord resulting from viruses, epidemics, pandemics or similar events;

(x)advertising and promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or any tenant of the Project; and

(y)fees, penalties and interest resulting from Landlord’s failure to pay any Operating Expense as and when due.

In addition to the foregoing Operating Expense exclusions, Tenant's Share of the fees for management of the Project included in Operating Expenses shall not exceed two and one-half percent (2½%) of the aggregate Base Rent and Tenant's Share of Direct Expenses, adjusted and grossed up to reflect Tenant paying full Rent, as contrasted with free rent, half rent and the like (the "Management Fee").

4.2.5Taxes.

4.2.5.1"Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the

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Project, or any portion thereof (to the extent not attributable to the personal property of a tenant of the Project)), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3Any reasonable costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred.  Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord, within thirty (30) days of Landlord’s request, together with supporting documentation of such change, Tenant's Share of any such increased Tax Expenses.  Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and (iv) any fees, penalties or interest incurred due to Landlord’s failure to pay any Tax Expenses as and when due.

4.2.5.4Tenant shall have the right, at its option and its sole cost and expense, to institute proceedings to reduce Tax Expenses, or Tenant may require, at Tenant’s sole cost and expense, that Landlord institute such proceedings if economic conditions and property values warrant such an application, as reasonably determined by Tenant.

4.2.6"Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.

4.3Allocation of Direct Expenses.The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project.  Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project).  Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project.  The terms of this Section 4.3 shall not be applicable during any period when Tenant is in Full Occupancy of the Project.

4.4Calculation and Payment of Additional Rent.  Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant's Share of Direct Expenses for each Expense Year.  Notwithstanding anything to the contrary contained in this Article 4, the aggregate "Controllable Expenses" (as defined in this Section 4.4, below) included in Direct Expenses in any Expense Year after the first (1st) Lease Year shall not increase by more than five percent (5%) on an annual, cumulative and compounded basis, over the actual aggregate Controllable Expenses included in Direct Expenses for the first (1st) Lease Year.  For purposes of this

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Section 4.4, "Controllable Expenses" shall mean all Direct Expenses except:  (i) Tax Expenses, and any and all assessments, including assessment districts and government-mandated charges with respect to the Building or Project, or any part thereof (ii) insurance carried by Landlord with respect to Project and/or the operation thereof; (iii) costs of utilities, including, without limitation, electricity, water, HVAC and sewer charges, utility surcharges and assessments, and refuse removal; (iv) the cost of union labor (including janitorial staff and security personnel), including labor which is not union as of the date of this Lease but which unionizes after the date of this Lease, and increases in wages, salaries and other compensation and benefits paid to Landlord's contractors engaged in the operation, management, maintenance or security of the Building or Project, to the extent such increases are due to increases in the applicable minimum wage legally required to be paid to such personnel, (v) costs to comply with Applicable Laws and other governmental requirements (to the extent allowed under Section 4.2), and (vii) costs relating to Force Majeure.  Landlord shall not (a) make a profit by charging items to Operating Expenses that are otherwise also charged separately (i.e., not as the equivalent to Operating Expenses under this Lease) to Tenant (or other tenants of the Project, if applicable), and (b) except for a management fee, and subject to Landlord's obligation to reconcile Operating Expenses described in this Article 4, collect Operating Expenses from Tenant (and all other tenants in the Project, if applicable) in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

4.4.1Statement of Actual Direct Expenses and Payment by Tenant.  Landlord shall use commercially reasonable efforts to give to Tenant within one hundred twenty (120) days following the end of each Expense Year, a statement (the "Statement") prepared on a line‑item by line‑item basis as to general categories, which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease or, if the Lease Term has ended, Landlord shall refund such amount to Tenant within thirty (30) days of the date of such Statement.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay such shortfall to the Landlord, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses, Landlord shall, within thirty (30) days after delivery of the applicable Statement to Tenant, deliver a check payable to Tenant in the amount of the overpayment.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term, provided that, other than Tax Expenses and costs incurred for utilities, Tenant shall not be responsible for Tenant's Share of any Operating Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Operating Expenses relate.

4.4.2Statement of Estimated Direct Expenses.  In addition, Landlord shall use commercially reasonable efforts to give Tenant within ninety (90) days after the end of each Expense Year a yearly expense estimate statement (the "Estimate Statement") prepared on a line‑item by line‑item basis as to general categories, which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "Estimated Direct Expenses").  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary (but not more than once per Expense Year).  Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time, but not more than twice per Expense Year), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

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4.5Taxes and Other Charges for Which Tenant Is Directly Responsible.  Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall, within thirty (30) days of Landlord's demand, repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.6Landlord's Records.   Landlord shall maintain books and records of Direct Expenses at Landlord's, or Landlord's property manager's, office in San Diego, California.  Upon Tenant's written request given not more than six (6) months after Tenant's receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable notice and cure period provided in this Lease, specifically including, but not limited to, the timely payment of Additional Rent (whether or not the same is the subject of the audit contemplated herein), Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request.  Landlord shall provide said documentation to Tenant within thirty (30) days after Tenant's written request therefor.  Within sixty (60) days after receipt of said documentation from Landlord (the "Audit Period"), if Tenant disputes the amount of Direct Expenses set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized certified public accounting firm which has previous experience in auditing financial operating records of landlords of office buildings, and (B) is not working on a contingency fee basis [i.e., Tenant must be billed based on the actual time and materials that are incurred by the certified public accounting firm in the performance of the audit]) designated and paid for by Tenant, except as provided below (the “Tenant Accountant”), may, after reasonable notice to Landlord and at reasonable times, audit Landlord's records with respect to Direct Expenses for the Expense Year in question at Landlord's corporate offices, provided that (i) Tenant is not then in default under this Lease (beyond the applicable notice and cure periods provided under this Lease), (ii) Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, and (iii) Tenant certifies to Landlord that such auditor is not being paid on a contingency basis prior to the commencement of the audit.  In connection with such audit, Tenant and Tenant's certified public accounting firm must agree in advance to follow Landlord's reasonable rules and procedures regarding an audit of the aforementioned Landlord records, and shall execute a commercially reasonable confidentiality agreement regarding such audit.  Any audit report prepared by Tenant's certified public accounting firm shall be delivered concurrently to Landlord and Tenant as soon as reasonably practicable following the completion thereof.  Tenant's failure to audit the amount of Direct Expenses set forth in any Statement within the Audit Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to audit the amounts set forth in such Statement.  If after such audit, Tenant still disputes such Direct Expenses, an audit to determine the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such audit by the Accountant proves that Direct Expenses set forth in the particular Statement were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such audit shall be paid for by Landlord and such payment by Landlord shall not be subject to reimbursement by Tenant through Direct Expenses or otherwise.  Following such determination by the Tenant Accountant, Landlord or Tenant, as appropriate, shall pay to the other the amount shown owing by the Tenant Accountant.  Tenant hereby acknowledges that Tenant's sole right to audit Landlord's records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such records and/or to contest the amount of Direct Expenses payable by Tenant.

5.USE OF PREMISES

5.1Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

5.2Prohibited Uses.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of the laws of the

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United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect, or any Underlying Documents; provided that, following the Effective Date, Landlord shall not enter into any new Underlying Documents that would materially increase Tenant’s obligations or materially decrease Tenant’s rights under this Lease.   Landlord shall have the right to impose reasonable and customary rules and regulations regarding the use of the Project by written notice to Tenant, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations; provided that in the event of a conflict between such rules and regulations and the terms of this Lease, the latter shall control.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project, provided that, following the date of this Lease, Landlord shall not voluntarily enter into easements, covenants, conditions, and restrictions that would unreasonably interfere with Tenant’s access to the Premises or use of the Premises for the Permitted Use, or would materially increase Tenant’s obligations or materially decrease Tenant’s rights under this Lease.

5.3Hazardous Materials.

5.3.1Tenant's Obligations.

5.3.1.1Prohibitions.  As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately (in all material respects) completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E.  Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire (as may be updated from time to time as provided herein), neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, "Tenant's Agents") will produce, use, store or generate any "Hazardous Materials," as that term is defined below, except for de minimis quantities of typical cleaning and office supplies, and customary construction materials uses in the course of construction of the Tenant Improvements, all of which shall be stored, used, and disposed of in accordance with Applicable Laws, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or "Released," as that term is defined below, on, in, under or about the Premises.  If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is materially false, incomplete, or misleading in any material respect, the same shall be deemed an Event of Default by Tenant. Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year, and Tenant shall update the Environmental Questionnaire when Tenant anticipates a change in the types or amounts of Hazardous Materials Tenant will use in the Premises.  Landlord’s prior written consent shall be required to any material change in type or amount of Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent not to be unreasonably withheld, conditioned or delayed so long as Tenant’s proposed Hazardous Materials are similar in type and quantity to those used by comparable tenants of First Class Life Science Projects; provided that if the proposed Hazardous Materials are materially similar to the Hazardous Materials set forth on the Environmental Questionnaire in terms of hazardous character, handling profile, usage and quantity, then Landlord's prior consent to Tenant’s use of such Hazardous Materials shall not be required as long as Tenant provides an updated Environmental Questionnaire to Landlord at least annually.  Tenant shall not install or permit any underground storage tank on the Premises.  For purposes of this Lease, "Hazardous Materials" means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in,

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the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws.  The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment.  For purposes of this Lease, "Release" or "Released" or "Releases" shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.  For the avoidance of doubt and notwithstanding anything to the contrary in the Lease, nothing in this Article 5 shall be construed to require any action by Tenant that is inconsistent with the allocation of responsibility between Landlord and Tenant for the making of repairs or Alterations as provided in Articles 7 and/or 8.

5.3.1.2Notices to Landlord.  Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) business days after (i) Tenant receives notice of or has knowledge of the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury.  Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”.  Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims.  Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any "Environmental Laws," as that term is defined below.  Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent, not to be unreasonably withheld.  Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim.  For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public.  Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.3Releases of Hazardous Materials.  If, due to the acts or omissions of Tenant or any Tenant’s Agent, any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at

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any time during the Lease Term and/or if, due to the acts or omissions of Tenant or Tenant’s Agents, any other Hazardous Material condition exists at the Premises that first arises after the Lease Commencement Date that requires response actions of any kind (a “Tenant Condition”), then in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws with respect to the Tenant Condition, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements with respect to the Tenant Condition, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, in each case with respect to the Tenant Condition, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises are remediated to the condition existing prior to such Release of such Tenant Condition..

5.3.1.4Indemnification.

5.3.1.4.1In General.  Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises (a "Hazardous Materials Condition") by Tenant or Tenant's Agents to the extent Tenant's Agent was Tenant's Agent during the occurrence of the Hazardous Materials Condition.

5.3.1.4.2Limitations.  Notwithstanding anything to the contrary in this Lease, Tenant shall not be responsible to remediate nor otherwise be liable to Landlord or responsible for (nor shall Tenant be responsible to indemnify Landlord with respect to) any Hazardous Materials (A) located in, on, under or about the Project prior to the date of mutual execution of this Lease, (B) brought upon the Project by Landlord or any Landlord Party(ies), or (C) that have migrated onto the Premises or Project from other properties ("Landlord’s Hazardous Materials"), except to the extent any of the Hazardous Materials described in items (A), (B), or (C) are generated, used, transported, exacerbated, released or disturbed by Tenant or any of Tenant’s Agents. To the extent that Landlord’s Hazardous Materials are discovered at the Project and remediation of the same is required by a governmental authority with jurisdiction (which remediation is not triggered because of the particular use of the Premises by Tenant or its subtenants or assigns), or the presence of Landlord’s Hazardous Materials would materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees, then Landlord shall remediate the Landlord’s Hazardous Material (to the extent required by the applicable governmental authority) at Landlord’s sole cost and expense, and not subject to inclusion in Operating Expenses.

5.3.1.5Compliance with Environmental Laws.  Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws applicable to its use or use by any Tenant's Agents of any Hazardous Materials in, on or about the Premises and Project.  Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises.  Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and commercially reasonable employee training programs respecting Tenant’s use of Hazardous Materials.  Upon request of Landlord, but not more than once during any twelve (12) month period unless Landlord reasonably suspects that a Release of Hazardous Materials by Tenant has occurred, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s reasonable satisfaction compliance with all Environmental Laws and the terms of this Lease.

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5.3.2Assurance of Performance.

5.3.2.1Environmental Assessments In General.  Landlord may, but shall not be required to, and not more than once during any twelve (12) month period unless Landlord reasonably suspects that a Release of Hazardous Materials by Tenant has occurred, engage from time to time such consultants or contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an "Environmental Assessment") to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials.

5.3.2.2Costs of Environmental Assessments.  All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the reasonable costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor, together with reasonably detailed documentation of such cost.

5.3.3Tenant’s Obligations upon Surrender.  At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall:  (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials introduced by or on behalf of Tenant to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any commercial purpose allowed by law applicable to the land upon which the Building is located; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4Clean-up.

5.3.4.1Environmental Reports; Clean-Up.  If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall promptly prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, not to be unreasonably withheld, conditioned or delayed, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease and under any Environmental Laws and as necessary to allow the Premises to be used for any commercial purpose allowed by law applicable to the land upon which the Building is located.  Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease.  If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the reasonable costs and expenses thereof from Tenant as Additional Rent, payable within thirty (30) days after receipt of written demand therefor, together with reasonably detailed documentation of such cost.

5.3.4.2No Rent Abatement.  Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3Surrender of Premises.  Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease.  Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action

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of any kind is required for the unrestricted use of the Premises (“Closure Letter”).  Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with applicable laws.

5.3.4.4Failure to Timely Clean-Up.  Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5Confidentiality.  Unless required to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s directors, shareholders, consultants, accountants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord.  In the event Tenant reasonably believes that disclosure is required by applicable law, it shall provide Landlord ten (10) days’ advance notice (or such shorter time as may be necessary due to applicable laws) of disclosure of confidential information so that Landlord may attempt to obtain a protective order.  Tenant may additionally release such information to attorneys, accountants and other advisors, and to bona fide prospective purchasers or lenders or assignees or subtenants, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6Copies of Environmental Reports.  Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports in Tenant’s possession regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof.  Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials, unless to do so would be a violation of Applicable Law.

5.3.7Intentionally Omitted.

5.3.8Signs, Response Plans, Etc.  Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws.  Tenant shall also complete and file any business response plans or inventories required by any applicable laws.  Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.9Survival.  Each covenant, agreement, representation, warranty and indemnification set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

5.4Cafeteria.  Landlord and Tenant acknowledge that Tenant, at Tenant's sole cost and expense, may desire to designate a portion of the Premises consisting of no more than 10,000 rentable square feet of space for the operation of a cafeteria (the "Cafeteria"), subject to receipt of all applicable governmental approvals and compliance with all Applicable Laws.  To the extent that Tenant operates the cafeteria, such operation shall be in compliance with all Applicable Laws and Tenant shall obtain and maintain the approval of all applicable governmental authorities and all necessary permits and licenses from such applicable governmental authorities, to operate the Cafeteria.  No cooking odors shall be emitted from the Premises other than through ventilation equipment and systems installed therein to service the cafeteria in accordance with the provisions of this Section 5.4, and Tenant shall install all kitchen ventilation and exhaust equipment reasonably required by Landlord in order to prevent the emission of odors from the Premises, including, without limitation, installation of grease hood ventilation equipment including a fine pre-filter and activated charcoal filter or their equivalent and an electrostatic precipitator for grease ventilation.  The Cafeteria shall be for the exclusive use of Tenant and Tenant's employees and invitees, and in connection with Tenant’s use of the Cafeteria, Tenant shall not sell any food or beverages in or from the Premises at any time and/or serve any food and beverages in or from the Premises at any time to the general public.  Prior to making any alterations or improvements to the Premises and installing any cooking, ventilation, air conditioning, grease traps, kitchen and other equipment in or for the Premises with respect to the cafeteria (collectively, the "Cafeteria Facilities"), Tenant shall deliver to Landlord, for Landlord’s prior approval, which shall not be unreasonably withheld, but Landlord may

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withhold its consent with respect to any conduits, ducting or similar items that exit the Premises based on aesthetics, noise, vibration or smell concerns, and the routing of any such conduits, ducting or similar items that exit the Premises shall be subject to Landlord's approval in its reasonable discretion, detailed plans and specifications therefor, and Tenant shall only install such Cafeteria Facilities (and make any subsequent modifications thereto) as are approved by Landlord in accordance with such plans and specifications therefor approved by Landlord.  Except as expressly set forth to the contrary in this Lease, all of the Cafeteria Facilities shall be installed by Tenant, at its expense, subject to and in compliance with the provisions of Article 8 below and shall be considered an Alteration (as defined below) or as a Tenant Improvement pursuant to the terms of the Tenant Work Letter.  The Cafeteria and the Cafeteria Facilities therein shall be maintained and operated by Tenant, at Tenant’s expense:  (i) in first-class order, condition and repair; (ii) consistent with First Class Life Sciences Projects; and (iii) in compliance with all Applicable Laws, such reasonable rules and regulations as may be adopted by Landlord from time to time, and the other provisions of this Lease.  Tenant shall have the sole responsibility, at its expense, for providing all janitorial service (including wet and dry trash removal) for and cleaning of the Cafeteria (and the Cafeteria Facilities therein), as well as all exhaust vents therefor, and shall pay for all cleaning costs incurred by Landlord in cleaning any affected portions of the Building or Project resulting from Tenant’s operation of the cafeteria, or in connection with any trash pick-up increases at the Building due to Tenant's operation of the Cafeteria.  In addition, Tenant shall pay for all actual and reasonable out-of-pocket increased costs incurred by Landlord with respect to the management, operation, maintenance and repair of the Building resulting from Tenant’s operation of the Cafeteria, within thirty (30) days of receiving an invoice therefor.  All such cleaning and janitorial service shall be performed by Tenant (i) in a first-class manner consistent with First Class Life Sciences Projects, and (ii) by such personnel and vendors who shall (A) be reasonably approved by Landlord, (B) not create labor disharmony at the Building, and (C) abide by Landlord’s reasonable rules, regulations and procedures in connection therewith.  Notwithstanding anything set forth in this Lease or the Tenant Work Letter to the contrary, Landlord shall have the right, by written notice to Tenant at the time Landlord approved the “Final Working drawings,” as that term is defined in the Tenant Work Letter, to require Tenant, at Tenant's expense, to remove the Cafeteria and Cafeteria Facilities and to repair any damage to the Premises and Building and return the affected portion of the Premises to the condition existing prior to the installation of such Cafeteria and Cafeteria Facilities as reasonably determined by Landlord.

5.5Fitness Center.  Landlord and Tenant acknowledge that Tenant, at Tenant's sole cost and expense, may desire to designate a portion of the Premises for the operation of a fitness/wellness center (the "Fitness Center"), subject to receipt of all applicable governmental approvals and compliance with all Applicable Laws, which shall no event include the installation or operation of a swimming pool, sauna or whirlpool facilities.  Prior to Tenant’s installation of Fitness Center in the Premises, in addition to the terms and conditions of Article 8 of the Lease or the terms and conditions of the Tenant Work Letter (if constructed by Tenant as part of the Improvements), Tenant shall submit Tenant's plans and specifications for the Fitness Center to Landlord and Landlord may, at Landlord's option, submit such plans and specifications to a structural engineer selected by Landlord and Tenant shall be solely responsible for the structural engineer's costs of reviewing Tenant's plans and specifications and Tenant shall install any floor supports recommended by such structural engineer.  In addition, Landlord, in its sole discretion, may require the installation of emergency drainage and water sensors in connection with the installation of any shower facilities in the Fitness Center, at Tenant’s sole cost and expense. The Fitness Center shall be for the exclusive use of Tenant, Tenant's employees and invitees (collectively, the "Fitness Center Users") and Tenant shall not make the Fitness Center available to other tenants or occupants of the Project (or their employees) or to members of the general public.  The Fitness Center shall not exceed 5,000 rentable square feet of space.  The Fitness Center shall be maintained and operated by Tenant, at Tenant's expense: (1) in first-class order, condition and repair; (2) consistent with First Class Life Sciences Projects; and (3) in compliance with all Applicable Laws, such reasonable rules and regulations as may be adopted by Landlord from time to time, and the other provisions of this Lease.  Tenant shall also have the sole responsibility, at its expense, for providing all janitorial service for and cleaning of the Fitness Center.  In addition, Tenant shall pay for all actual and reasonable out-of-pocket increased costs incurred by Landlord with respect to the management, operation, maintenance and repair of the Building resulting from Tenant's operation of the Fitness Center, within thirty (30) days of receiving an invoice therefor.  Tenant shall notify all Fitness Center Users that Landlord is not responsible for, nor affiliated with, the operation of the Fitness Center.  Landlord shall have no responsibility with respect to the quality, care or services provided by the Fitness Center, or for any acts or omissions of Tenant or any Fitness Center Users in connection with the operation of the Fitness Center.  Furthermore, Tenant, for Tenant and for all Fitness Center Users, hereby agrees that the Landlord Parties shall not be liable for, and are hereby released from any responsibility for any loss, cost, damage, expense or liability, either to person or property, arising from the use of the Fitness Center by any Fitness Center Users.  Notwithstanding anything set forth in this

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Lease or the Tenant Work Letter to the contrary, Landlord shall have the right, by written notice to Tenant at the time Landlord approved the “Final Working drawings,” as that term is defined in the Tenant Work Letter, to require Tenant, at Tenant's expense, to remove the Fitness Center and to repair any damage to the Premises and Building and return the affected portion of the Premises to the condition existing prior to the installation of such Fitness Center as reasonably determined by Landlord.

6.SERVICES AND UTILITIES

6.1In General.  Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises, including, but not limited to heating, ventilation and air‑conditioning, electricity, water, telephone, janitorial and interior Building security services; provided that Landlord will provide utilities to the point of entry into the Buildings.

6.1.1All utilities (including without limitation, electricity, gas, sewer and water) to the Building are separately metered at the Premises and shall be paid directly by Tenant to the applicable utility provider.

6.1.2Landlord shall not provide janitorial services for the Premises.  Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with Applicable Laws.  The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.

Tenant shall reasonably cooperate with Landlord at all times and abide by all reasonable regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.  Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Project, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to heating, ventilation and air‑conditioning, electricity, water, telephone, janitorial and interior Building security services.  For the avoidance of doubt, Tenant may operate the HVAC systems serving the Buildings twenty-four (24) hours per day, seven (7) days per week.

6.2Interruption of Use.  Subject to Section 19.5 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or Casualty (as that term is defined in Section 11.1 below) whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.  The foregoing shall not limit Landlord's liability, if any, pursuant to Applicable Law for personal injury and property damage (subject to the waiver of subrogation set forth in Section 10.5, below) to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors or forgive Landlord from its obligations to repair and maintain the Project to the extent required by the terms of this Lease.

6.3Tenant’s Security System.  Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with Landlord’s security system (if any) and the Building systems and equipment, and to the extent that Tenant’s Security System is not compatible with Landlord’s security system and the Building systems and equipment, Tenant shall not be entitled to connect Tenant's Security System to Landlord’s security system (if any) and the Building systems and equipment.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System.  Tenant’s Security System shall be installed by Tenant as part of the Tenant Improvements or in accordance with terms of Article 8 of this Lease.

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6.4Energy Performance Disclosure Information.  Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”).  Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements.  Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information (provided that the foregoing shall not limit Landlord’s obligation to deliver the Base Building Improvements in accordance with the terms and conditions of this Lease), (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information.  If and to the extent not prohibited by Applicable Laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information.  Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease.  Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building.  Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”).  Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure.  The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

7.REPAIRS

7.1Tenant Repair Obligations.  Tenant shall, at Tenant's own expense, keep the interior, non-structural portions of the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta‑hot dispensers), and the floor or floors of the Building on which the Premises are located (but not including the structural elements of such floors), in good order, repair and condition at all times during the Lease Term.  In addition, Tenant shall, at Tenant's own expense, within a reasonable period of time specified by Landlord, promptly and adequately replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, if Tenant fails to make such repairs following notice and a reasonable opportunity to cure, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (which percentage shall be consistent with the fees charged by the landlords of the Comparable Buildings and the fees charged by Landlord (or its affiliates) to other tenants in the vicinity of the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.

7.2Landlord Repair Obligations.  Notwithstanding the foregoing, Landlord shall be responsible for repairs and replacement as necessary to the exterior walls, exterior doors and windows and waterproofing of the Building envelope, foundation and roof (including roof membrane, gutters, flashings, and downspouts) of the Building, utility connections to the Building, the structural portions of the floors of the Building (the "Building Structure"), the base Building plumbing, sewer, drainage, electrical, fire protection, elevator, life safety, heating, ventilation and air-conditioning systems (the "Building Systems" and together with the Building Structure, the "Base Building") of the Building, and the Common Areas, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant (collectively, the “Landlord Repair Obligations”); provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith.  Subject to the terms of Article 27, below, Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or

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deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided that Landlord shall use commercially reasonable efforts to minimize any disturbance of Tenant's use and occupancy of the Premises for the Permitted Use; further provided that Landlord shall coordinate repairs and maintenance of the laboratory areas of the Premises with Tenant in advance and Tenant shall have the right to have a representative accompany Landlord at all times to the extent reasonably practicable under the circumstances (provided that Landlord shall not be required to delay any such repairs and maintenance if Tenant's representative is not available), Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. Landlord will keep and maintain service contracts for all Building Systems in effect with reputable service providers which will provide for preventative maintenance and repair of all Building Systems in accordance with manufacturer specifications and industry standards, as part of Operating Expenses.  Landlord will provide service records to Tenant upon Tenant's request.

7.3Tenant’s Right to Make Repairs.  If Tenant provides written notice to Landlord of an event or circumstance which is a Landlord Repair Obligation and Landlord failure to perform such Landlord Repair Obligation has a material adverse effect on Tenant’s use of or access to the Premises, and Landlord fails to commence corrective action within thirty (30) days after receipt of such notice, then Tenant may proceed to take the required action on five (5) days’ notice to Landlord specifying that Tenant is taking such required action (provided, however, that the initial thirty (30) day notice and the subsequent five (5) day notice shall not be required in the event of an Emergency, but rather the thirty (30) day period shall be replaced by a five (5) business day period and the five (5) day period shall be replaced by a one (1) business day period), and if such action was required under the terms of this Lease to be taken by Landlord and was not commenced by Landlord within such five (5) day (or one (1) business day in the event of an Emergency) period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action (including Tenant's reasonable supervision fee, or if Tenant has a third-party project manager, the actual fee paid to such third-party project manager, in either case not to exceed five percent (5%) of the cost of such repair). In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work (so long as such contractors are at reasonable cost comparable to other contractors providing such services for Comparable Buildings) unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings.  Promptly following completion of any work taken by Tenant pursuant to the terms of this Section 7.3, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto.  Landlord will reimburse Tenant for all such costs within thirty (30) days after receipt of such invoice.  If Landlord does not pay such amounts or deliver a detailed written objection to Tenant within thirty (30) days, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice.  If, however, Landlord delivers to Tenant, within the thirty (30) day period required in this Section 7.3, a written good faith objection to the exercise of such right, setting forth with reasonable particularity Landlord’s reasonable and good faith reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or, if Landlord objects in good faith in writing (setting forth with particularity Landlord's reasonable and good faith objections) within thirty (30) days of receipt of Tenant's invoice that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent.  Any disputes with respect to Tenant’s rights and Landlord’s obligations under this Section 7.3 may be submitted by Landlord or Tenant to JAMS Arbitration. As used in this Lease, “Emergency” means any situation in which the applicable person, in its reasonable judgment, concludes that a particular action (including, without limitation, the expenditure of funds) is immediately necessary to (a) avoid imminent material damage to the Building, Premises or Tenant's property (including any legal work in progress) located in the Premises, (b) protect any person from imminent harm, or (c) avoid the imminent unforeseen and unforeseeable suspension of any necessary material service in or to the Building or the Premises, the failure of which service would have a material and adverse effect on the Building, the Premises, or the conduct of Tenant's business in the Premises.

8.ADDITIONS AND ALTERATIONS

8.1Landlord's Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement

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thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the Base Building or is visible from the exterior of the Building.  Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’  notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations (i) do not affect the Building Structure or materially affect the Building Systems, (ii) are not visible from the exterior of the Building, and (iii) cost less than $200,000.00, for a particular job of work.  The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority), if applicable.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work.  In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations, if applicable.

8.3Payment for Improvements.  If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work and a reasonable supervision fee not to exceed five percent (5%) of the costs of such work.

8.4Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant or its general contractor shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.  In addition, Tenant's contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount reasonably approved by Landlord, with Landlord, and, at Landlord's option, Landlord's property manager and project manager, as additional insureds in an amount reasonably approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord .  Landlord may, in its discretion, but only with respect to Alterations exceeding $250,000 in costs, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5Landlord's Property.  All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises (excluding the Tenant Improvements) and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant's request for Landlord's consent to any Alteration or improvement or at the time of Tenant's notice for any Alteration

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that does not require Landlord's consent, Landlord shall notify Tenant whether the applicable Alteration will be required to be removed pursuant to the terms of this Section 8.5.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and/or improvements (excluding the Tenant Improvements) and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment (excluding the Tenant Improvements) in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.  Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to remove any of the Tenant Improvements upon the expiration or earlier termination of this Lease.

9.COVENANT AGAINST LIENS  Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant (other than the Base Building Improvements and any Tenant Improvements or Alterations solely performed by Landlord), and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws).  Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  For the avoidance of doubt, Landlord shall be solely responsible for any liens or encumbrances arising from Landlord’s construction of the Base Building Improvements.

10.INSURANCE

10.1Indemnification and Waiver.  Subject to the waiver of subrogation provisions set forth in Section 10.5, and except to the extent arising from the negligence or willful misconduct of Landlord or the "Landlord Parties," as that term is defined below, or Landlord's breach of this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, its subpartners and their respective officers, agents, servants, employees, lenders, and any property manager (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project, either prior to, during, or after the expiration of the Lease Term, except to the extent resulting from the negligence or willful misconduct of any of the Landlord Parties.  Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants and employees (collectively, "Tenant Parties") from any and all claims, loss, cost, damage, expense and liability (including without limitation reasonable attorneys' fees) arising from the gross negligence or willful misconduct of Landlord in, on or about the Project, except to the extent resulting from the negligence or willful misconduct of the Tenant Parties.  Should either party be named as a defendant in any suit brought against the other party in connection with or arising out of this Lease, the indemnifying party shall pay to the indemnified party its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers', accountants' and attorneys' fees.  Tenant's agreement to indemnify Landlord and Landlord's agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties' respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.

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The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2Tenant's Compliance With Landlord's Property Insurance.  Landlord shall insure the Building during the Lease Term against loss or damage under an "all risk" property insurance policy at full replacement value.  Subject to the limitations in Article 4, such coverage and deductibles shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine based upon coverage carried by similar landlords of Comparable Buildings.  Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof.  Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises so long as it is informed of such requirements in writing and such requirements do not materially affect Tenant's use of the Premises for the Permitted Use or rights under this Lease (provided that any increase in premiums based on Tenant's use of the Premises shall not be deemed to materially affect Tenant's use of the Premises for the Permitted Use).  If Tenant's specific conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase; provided that general office use shall not be deemed to cause any increased premiums. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.  Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may reasonably require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.

10.3Tenant's Insurance.  Tenant shall maintain the following coverages in the following amounts.

10.3.1Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities including a contractual coverage, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate

10.3.2Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises.  Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type (excluding flooding), including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.  The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

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10.4Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord's managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:IX in Best's Insurance Guide or which is otherwise reasonably acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; and (v) be in form and content reasonably acceptable to Landlord.  Tenant shall give Landlord at least thirty (30) days'  prior written notice of any policy cancellation.  Tenant shall deliver certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, and such failure continues for three (3) business days following written notice to Tenant, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5Subrogation.  Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder.  The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

10.6Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord or Landlord's lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building; provided that Tenant shall not be required to obtain an increased amount or new type of insurance more than once during the initial Lease Term or more than once during the Option Term (if applicable).

11.DAMAGE AND DESTRUCTION

11.1Repair of Damage.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty  ("Casualty").  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by Casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project.  Subject to the terms of Section 11.2, below, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition.  Whether or not Landlord delivers a "Landlord Repair Notice," as that term is defined in Section 11.2 below, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and reasonable approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work.  Tenant shall in addition cooperate with requests for information regarding any repairs from Landlord’s insurer(s) by providing the requested information within ten (10) days after Tenant receives the request.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.  Notwithstanding any contrary provision of this Article 11, the

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parties hereby agree as follows:  (i) the closure of the Project, the Building, the Common Areas, or any part thereof to protect public health shall not constitute a Casualty for purposes of this Lease, (ii) Casualty covered by this Article 11 shall require that the physical or structural integrity of the Premises, the Project, the Building, or the Common Areas is degraded as a direct result of such occurrence, and (iii) a Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical and structural integrity of the Premises is undamaged.

11.2Landlord's Option to Repair.  Upon the occurrence of any damage to the Premises, Landlord may, at Landlord's option, deliver a notice (the "Landlord Repair Notice") to Tenant, which Landlord Repair Notice shall include Landlord’s estimated time of repair, and upon receipt of a Landlord Repair Notice Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier (including by taking into account any deductible or self-insured retention), as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies (unless such shortfall is a result of Landlord’s failure to maintain the insurance that Landlord is required to maintain pursuant to Section 10.2 above); or (iv) material damage occurs during the last twelve (12) months of the Lease Term (unless Tenant has validly exercised or exercises an unexpired option to extend the Lease Term); provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and (a) the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced, or (b) the damage occurs during the last twelve months of the Lease Term and will reasonably require in excess of ninety (90) days to repair, Tenant may elect, no later than sixty (60) days after receipt of the Landlord Repair Notice, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.  In addition, if such restoration is not substantially complete on or before the later of (1) the date that occurs three hundred thirty (330) days after the date of discovery of the damage, and (2) the date that occurs sixty (60) days after the expiration of the estimated period of time to substantially complete such restoration, as set forth in the Landlord Repair Notice (the “Outside Restoration Date”), then Tenant shall have the additional right during the first five (5) business days of each calendar month following the Outside Restoration Date until such repairs are complete, to terminate this Lease by delivery of written notice to Landlord (the “Damage Termination Notice”), which termination shall be effective on a date specified by Tenant in such Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days, nor greater than sixty (60) days, following the date such Damage Termination Notice was delivered to Landlord.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied:  (a) the damage to the Project by Casualty was not caused by the gross negligence or intentional act of Tenant or any of the Tenant Parties; (b) no Event of Default has occurred and is continuing; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.

11.3Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute

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or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12.NONWAIVERNo provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13.CONDEMNATIONIf the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than twenty-five percent (25%) of the rentable square feet of the Premises or more than forty percent (40%) of the Project’s parking facilities is taken (and Landlord is not able to provide Tenant with alternate parking within a reasonable distance from the Project), or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall  not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that limits or prevents Tenant’s use of the Building or Project during the Lease Term that does not physically affect the Premises, and (ii) an action taken for the purpose of protecting public safety that does not physically affect the Premises (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation).

14.ASSIGNMENT AND SUBLETTING

14.1Transfers.  Except in connection with a Permitted Transfer (as that term is defined in Section 14.8 below), Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the

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Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee").  If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space.  Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute an Event of Default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, provided that such fees shall not exceed Two Thousand Five Hundred Dollars ($2,500.00) for any such Transfer request made in the ordinary course of business, and no such fee shall be payable in connection with a Permitted Transfer.

14.2Landlord's Consent.  Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Landlord shall respond to Tenant’s request for a Transfer within thirty (30) days of Landlord’s receipt of the information required under Section 14.1. If Landlord fails to respond within such thirty (30) day period, Tenant may send a second written request, which request shall contain, in bold, capital letters, the following: “THIS NOTICE CONSTITUTES TENANT’S SECOND NOTICE OF ITS REQUEST FOR CONSENT TO A TRANSFER PURSUANT TO SECTION 14.2 OF THE LEASE; LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED LANDLORD’S CONSENT TO THE REQUESTED TRANSFER.” If Landlord fails to respond to such second notice within five (5) business days of receipt, Tenant’s request for the applicable Transfer shall be deemed approved. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1The Transferee is, in Landlord’s commercially reasonable business judgment, of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2The Transferee is either a governmental agency or instrumentality thereof;

14.2.3The Transferee is not, in Landlord’s commercially reasonable business judgment, a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.4The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has

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unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (subject to Section 29.13 below) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3Transfer Premium.  If Landlord consents to a Transfer constituting an assignment of the Lease or a sublease to the Premises, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee.  "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements or alterations made to the Subject Space in connection with such Transfer, (ii) any free base rent or other reasonable economic considerations provided to the Transferee, (iii) brokerage commissions and marketing expenses paid in connection with such Transfer, (iv) reasonable legal fees incurred in connection with such Transfer, and (v) any amounts payable to Landlord under Section 14.1 above.  "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.  No Transfer Premium shall be payable in connection with any Permitted Transfer.

14.4Landlord's Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer (other than to a Permitted Transferee) which, together with all prior Transfers then remaining in effect (other than Permitted Transfers), would cause fifty percent (50%) or more of the Premises to be Transferred (other than via Permitted Transfers) for more than fifty percent (50%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably exercised by Tenant), Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined).  The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the Contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space.  Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space.  Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date.  If Landlord elects to recapture the Premises, then Tenant may, within five (5) business days following such election by Landlord, rescind its Intention to Transfer Notice, in which case Landlord's recapture of the Premises with respect to such Intention to Transfer Notice shall be null and void and this Lease shall continue to full force and effect and Tenant shall not proceed with the Transfer contemplated by the Intention to Transfer Notice.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the "Nine Month Period") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14.  If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

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14.5Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times, at Tenant's offices, to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof (provided that Tenant shall have no obligation to make copies thereof).  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit.

14.6Additional Transfers.  For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:  (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If an Event of Default occurs and is continuing, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.  If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8Deemed Consent Transfers; Permitted Transferees.  Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an Affiliate of Tenant (an "Affiliate" shall mean entity which is controlled by, controls, or is under common control with, Tenant), (B) a sale of corporate shares of capital stock in Tenant in connection with any public offering or sale of stock on a nationally-recognized stock exchange, (C) the sale, assignment, transfer or hypothecation of any stock or other ownership interest in Tenant in connection with any bona fide financing or capitalization for the benefit of Tenant, (D) the sale, assignment, transfer or hypothecation of any stock or other ownership interest in Tenant to an existing shareholder of Tenant (i.e., an existing shareholder in Tenant as of the full execution and delivery of this Lease), (E) an assignment of this Lease to an entity which acquires all or substantially all of the equity interests or assets of Tenant in one or a series of transactions, or (F) an assignment of this Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term (or the closing of a merger or consolidation in which Tenant is the surviving entity), shall not be deemed a Transfer requiring Landlord's consent under this Article 14 (any such assignee or sublessee described in items (A) through (F) of this Section 14.8 is referred to as a "Permitted Transferee" and each such transfer as a "Permitted Transfer"), provided that (i) Tenant notifies Landlord at least ten (10) days prior to the effective date of any such assignment or sublease (unless such prior notice is prohibited by Applicable Law or

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confidentiality obligations of Tenant, in which case Tenant shall give notice as soon as permitted) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant delivers evidence of insurance as required under this Lease with respect to the Permitted Transferee, (iii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iv) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (v) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to the Net Worth of the Tenant originally named in this Lease immediately prior to such Permitted Transfer, and (iv) no assignment or sublease relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and (v) the liability of such Permitted Transferee under an assignment shall be joint and several with Tenant.  The occurrence of a Transfer pursuant to this Section 14.8 shall not waive Landlord's rights as to any subsequent Transfer.  "Control", as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.  Notwithstanding anything to the contrary in this Lease, for so long as Tenant’s (or any parent entity of Tenant’s) stock is traded on a recognized national or international stock exchange, any sales, splits, redemption, buy back or any other transfer or issuance of Tenant’s stock whatsoever shall not be a “Transfer” for purposes of this Lease.

14.9Occupancy by Others.  Notwithstanding any contrary provision of this Article 14, the Original Tenant shall have the right, without the receipt of Landlord's consent and without payment to Landlord of the Transfer Premium, but on not less than five (5) days prior written notice to Landlord, to permit the occupancy of up to ten percent (10%) of the Premises, in the aggregate, to any individual(s) with an ongoing business relationship with Tenant (other than the dual occupancy of the Premises) (each, a "Permitted User"), which occupancy may include the use of a corresponding interior support area and other portions of the Premises which shall be common to Tenant and the permitted occupants, on and subject to the following conditions: (i) Landlord and any Landlord Party shall not have litigated against any such proposed Permitted User; (ii) the Permitted User shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in and subject to the jurisdiction of, the courts of the State; (iii) each Permitted User shall be of a character and reputation consistent with the quality of the Building and the Project; (iv) no Permitted User shall occupy a separately demised portion of the Premises or which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (v) the rent, if any, paid by such Permitted User shall not be greater than the rent allocable on a pro rata basis to the portion of the Premises occupied by such occupants, and (vi) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14.  Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such individuals or entities.  Any occupancy permitted under this Section 14.9 shall not be deemed a Transfer under this Article 14.  Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

15.SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in broom-clean and in good order and condition, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal

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property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed (provided that Tenant, in its sole discretion, may remove all of Tenant’s personal property and trade fixtures, at any time, regardless of any such election by Landlord), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3Environmental Assessment.  In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least sixty (60) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract reasonably approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials for which Tenant is responsible for pursuant to this Lease; and (ii) includes a review of the Premises by an environmental consultant for mold, fungus, spores, and other moisture conditions and on-site chemical use.  If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws in connection with any Hazardous Materials for which Tenant has responsibility under this Lease, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

15.4Condition of the Building and Premises Upon Surrender.  In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and Building such that the same are in compliance with all Applicable Laws (to the extent such compliance is expressly Tenant's responsibility under this Lease) and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease.  In the event that the Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days' notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the Surrender Improvements to be in holdover under Article 16 of this Lease.

16.HOLDING OVERIf Tenant holds over after the expiration of the Lease Term or earlier termination thereof with the express written consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term.  If Tenant holds over after the expiration of the Lease Term of earlier termination thereof without the express written consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term.  In either case, Base Rent shall be payable at a monthly rate equal to (i) one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease for the first (1st) month of such holdover, and (ii) one hundred fifty percent (150%) thereafter. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises within sixty (60) days following the early termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

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17.ESTOPPEL CERTIFICATESWithin ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other factual information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee (provided that nothing in any estoppel certificate shall amend the terms and conditions of this Lease, but Tenant shall be estopped from claiming any fact set forth in a signed estoppel certificate is untrue).  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  Tenant shall execute and deliver whatever other reasonable instruments may be reasonably required for such purposes.  At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles (or consistent with the method used for Tenant's financials submitted to Landlord prior to the Effective Date) and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant, or otherwise certified by Tenant's chief financial officer or other authorized officer.  Notwithstanding the foregoing, (i) Tenant shall only be required to provide such financial statements once per year, unless (a) an Event of Default by Tenant has occurred and is continuing, (b) such financials are required by a prospective purchaser or lender, or (c) in connection with Tenant's request for Landlord's approval of an Alteration or a Transfer).  Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.  Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that "controls" Tenant or is otherwise an "affiliate" of Tenant, as those terms are defined in Section 14.8 of this Lease) is publicly traded on a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise Affiliates of Tenant), then Tenant's obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied.

18.SUBORDINATIONThis Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”); provided, however, that as a condition to Tenant's obligation to subordinate to any Superior Holder, at Tenant's sole cost and expense, Landlord shall provide Tenant a subordination non-disturbance and attornment agreement in commercially reasonable form provided by such Superior Holders, which requires such Superior Holder to accept this lease, and not to disturb tenant’s possession, so long as a default has not occurred and is not then continuing (a “SNDA”) executed by Landlord and the appropriate Superior Holder.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever (except for those expressly permitted by this Lease and the Work Letter), to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord's interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) business days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

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19.DEFAULTS; REMEDIES

19.1Events of Default.  In addition to any other Events of Default specified in this Lease, the occurrence of any of the following shall constitute a default of this Lease by Tenant (each, an “Event of Default”):

19.1.1Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice from Landlord to Tenant; or

19.1.2Except as otherwise specifically set forth in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3Abandonment (pursuant to Section 1951.35 California Civil Code) of all or substantially all of the Premises by Tenant; or

19.1.4The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease or any provision of the Tenant Work Letter, where, in each instance, such failure continues for more than three (3) days after notice from Landlord.

Any notices to be provided by Landlord under this Section 19.1 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the Code of Civil Procedure, and may be served on Tenant in the manner allowed for service of notices under this Lease.

19.2Remedies Upon Event of Default.  Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies  (including, without limitation, during any eviction moratorium, to the extent allowed by Applicable Law), each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof

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for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5Landlord Default.

19.5.1In General.  Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder following the Lease Commencement Date and such failure continues for thirty (30) days after Tenant delivers to Landlord written notice specifying such failure; however, if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues the curing thereof to completion, then Landlord shall not be in default hereunder or liable for damages therefor.  Except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant's exclusive remedy for Landlord's failure to perform its obligations under this Lease shall be limited to damages, injunctive relief, or specific performance; in each case, Landlord's liability or obligations with respect to any such remedy shall be limited as provided in Section 29.13.

19.5.2Abatement of Rent.  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or

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which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant's use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease, each as a direct result of Landlord's negligence or willful misconduct (and except to the extent such failure is caused in whole or in part by the action or inaction of Tenant)  (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant's business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises for the Permitted Use during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant's right to abate rent and/or terminate this Lease shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto.  Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event.  Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20.COVENANT OF QUIET ENJOYMENTLandlord covenants that Tenant, on paying the Rent and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

21.LETTER OF CREDIT

21.1Delivery of Letter of Credit.  Concurrent with Tenant's execution and delivery of this Lease, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the "L-C") in the amount set forth in Section 8 of the Summary (the "L-C Amount"), in the form attached hereto as Exhibit G, payable in the City of San Diego, California, running in favor of Landlord, drawn on a bank (the "Bank") reasonably approved by Landlord which bank must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto) (the "Credit Rating Threshold"), and otherwise conforming in all respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2, below, all as set forth more particularly hereinbelow.  Landlord hereby approves Silicon Valley Bank as an approved Bank.  Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C.  In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord's consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the attorney's fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.  Tenant shall have no right to voluntarily replace the L-C without Landlord's prior written approval, in Landlord's sole and absolute discretion.  Tenant shall be responsible for the payment of any and all costs incurred by Landlord relating to the review of any replacement L‑C (including, without limitation, Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant, and such attorneys' fees shall be payable by Tenant to Landlord within ten (10) days of billing.  If Landlord approves any replacement or substitute letter of credit (the "Replacement L-C"), Landlord shall return the L-C then held by Landlord (the "Existing L-C") within one hundred twenty (120) days following Landlord receipt of the Replacement L-C tendered by Tenant (the "120 Day Period"), provided that if prior to the expiration of the applicable 120 Day Period, (A) a voluntary petition under the Bankruptcy Code is filed by Tenant, or (B) an involuntary petition is filed against Tenant by any of Tenant's creditors under the Bankruptcy Code, then Landlord shall not be obligated to return the Existing L-C to Tenant until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. Notwithstanding the delivery of a Replacement L-C, Landlord shall retain all draw rights with respect to the Existing L-C during the 120 Day Period.  In connection with Landlord’s rights under Sections 21.2 through 21.6 of this Lease, Landlord, in Landlord's sole discretion, shall determine which of the L-Cs to return to Tenant or reduce in amount.

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21.2In General.  The L-C shall be "callable" at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590.  The L-C must provide that presentation of a drawing under the L-C may be made by hand delivery, courier service, overnight mail, or facsimile.  Tenant further covenants and warrants as follows:

21.2.1Landlord Right to Transfer.  The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease.  In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord.  In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.

21.2.2No Assignment by Tenant.  Tenant shall neither assign nor encumber the L-C or any part thereof.  Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

21.2.3Replenishment.  If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 21.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4Renewal; Replacement.  The L-C shall have a final expiration date that is at least one hundred (100) days after the expiration of the Lease Term (the "LC Expiration Date"), provided that the L-C may contain a so-called "evergreen provision" whereby the L-C will automatically be renewed on an annual basis unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord.  If the L-C expires earlier than the LC Expiration Date then Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion.

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21.2.5Bank’s Financial Condition.  If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a "Bank Credit Threat"), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L-C within fifteen (15) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L- C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3, below.  Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.3Application of Letter of Credit.   Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease.  Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable:  (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, "Bankruptcy Code"), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord in writing that the L-C will not be renewed or extended through the LC Expiration Date and Tenant has not replaced the L-C with a new L-C satisfying the conditions of this Article 21, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1, below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5, above, or Section 21.6, below, as applicable.  If Tenant shall breach any provision of this Lease or otherwise be in default hereunder (beyond any applicable notice and cure periods, unless any of the events identified in Sections 21.3(B) through (E) shall have occurred, in which event Landlord may immediately draw upon the L-C notwithstanding any notice and cure period) or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease.  The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a "draw" by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the L-C.  In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post a replacement L-C simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall, upon request, confirm in writing to the issuer of the L-C Security that Landlord’s draw was erroneous.  No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner.  Tenant agrees and acknowledges that (a) the L-C constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.4Letter of Credit not a Security Deposit.  Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7.  The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit

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Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.5Proceeds of Draw.  In the event Landlord draws down on the L-C pursuant to Sections 21.3(D) or (E), above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease.  Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets.  Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a "security deposit" under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.  Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due, or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the "Unused L-C Proceeds"), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Article 21, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6Bank Placed Into Receivership.

21.6.1Bank Placed Into Receivership.  In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within fifteen (15) business days following Landlord's notice to Tenant of such Receivership (the "LC Replacement Notice"), Tenant shall (i) replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 or (ii), in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 within the foregoing fifteen (15) business day period, deposit with Landlord cash in the L-C Amount (the “Interim Cash Deposit”); provided, however, that, in the case of the foregoing sub-clause (ii), Tenant shall, within sixty (60) days after the LC Replacement Notice, replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21, and upon Landlord’s receipt and acceptance of such replacement L-C, Landlord shall return to Tenant the Interim Cash Deposit, with no obligation on the part of Landlord to pay any interest thereon.  If Tenant fails to comply in any respect with the requirements of this Section 21.6.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right to (a) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid fifteen (15) business day and sixty (60) day periods, (b) if applicable, retain such Interim Cash Deposit until such time as such default is cured by Tenant, which retention shall not constitute a waiver of any right or remedy available to Landlord under the terms of this Lease or at law, and (c) pursue any and all remedies available to it under this Lease and at law, including, without limitation, if Tenant has failed to provide the Interim Cash Deposit, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 21.2.5 above, to the extent possible pursuant to then existing FDIC policy.  Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.6.2FAILURE TO REPLACE L-C; LIQUIDATED DAMAGES.  IN THE EVENT THAT TENANT FAILS TO REPLACE THE L-C PURSUANT TO, AND WITHIN THE TIME PERIODS SET FORTH IN, SECTION 21.6.1 OF THIS LEASE, ABOVE, AND TENANT DOES NOT PROVIDE THE "INTERIM CASH DEPOSIT" AS DEFINED IN 21.6.3, BELOW, WITHIN THE TIME PERIODS SET FORTH IN, SECTION 21.6.1 OF THIS LEASE, BELOW, THEN TENANT'S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TEN PERCENT (110%) OF ITS THEN EXISTING LEVEL DURING THE

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PERIOD COMMENCING ON THE DATE THAT OCCURS FIFTEEN (15) BUSINESS DAYS FOLLOWING THE DATE TENANT RECEIVES THE LC REPLACEMENT NOTICE AND ENDING ON THE EARLIER TO OCCUR OF (I) THE DATE SUCH REPLACEMENT L-C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, OR (II) THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE.  IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE DATE OF THE LC REPLACEMENT NOTICE, TO CAUSE THE REPLACEMENT L-C TO BE DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, THEN TENANT'S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TWENTY-FIVE PERCENT (125%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE AND ENDING ON THE DATE SUCH REPLACEMENT L-C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, PROVIDED, HOWEVER, THAT THE TOTAL AGGREGATE AMOUNT OF BASE RENT PAID BY TENANT IN EXCESS OF THE AMOUNT OF BASE RENT THAT TENANT WOULD HAVE PAID HAD SUCH L-C REPLACEMENT FAILURE NEVER OCCURRED SHALL IN NO EVENT EXCEED THE L-C AMOUNT.  THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT'S FAILURE TO TIMELY REPLACE THE L-C FOLLOWING THE LC REPLACEMENT NOTICE AS REQUIRED IN SECTION 21.6.1, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 21.6.2 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD'S RIGHTS AND TENANT'S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671.  THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 21.6.2.

21.6.3Interim Cash Deposit.  In the event that Tenant is required to provide a substitute or replacement L-C pursuant to the terms of this Article 21 but Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute or replacement L-C from an issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 within the applicable time period required by this Article 21, Tenant may deposit with Landlord cash in the L-C Amount (the "Interim Cash Deposit").  During any period that Landlord remains in possession of the Interim Cash Deposit (any such period, a "Deposit Period"), it is understood by the parties that such Interim Cash Deposit shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under this Lease.  The Interim Cash Deposit shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default.  If, during any such Deposit Period, Tenant defaults with respect to any provisions of this Lease beyond any applicable notice and cure period expressly set forth in this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Landlord may but shall not be required to, from time to time, without notice to Tenant and without waiving any other remedy available to Landlord, use the Interim Cash Deposit, or any portion of it, to the extent necessary to cure or remedy such default or failure or to compensate Landlord for all damages sustained by Landlord or which Landlord reasonably estimates that it will sustain resulting from Tenant’s default or failure to comply fully and timely with its obligations pursuant to this Lease.  Tenant shall pay to Landlord, within five (5) business days of Landlord’s demand, any amount so applied in order to restore the Interim Cash Deposit to its original amount, and Tenant’s failure to do so shall constitute a default under this Lease.  In the event Landlord is in possession of the Interim Cash Deposit at the expiration or earlier termination of this Lease, and Tenant is in compliance with the covenants and obligations set forth in this Lease at the time of such expiration or termination, then Landlord shall return to Tenant the Interim Cash Deposit, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of this Lease, within sixty (60) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises.  Landlord’s obligations with respect to the Interim Cash Deposit are those of a debtor and not a trustee.  Landlord shall not be required to maintain the Interim Cash Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Deposit with any of Landlord’s general or other funds.  Tenant shall not at any time be entitled to interest on the Interim Cash Deposit.  In the event of a transfer of Landlord's interest in the

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Building, Landlord shall transfer the Interim Cash Deposit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Deposit to a new landlord.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

22.COMMUNICATIONS AND COMPUTER LINETenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease.  Tenant shall pay all costs in connection therewith.  Landlord reserves the right, upon at least thirty (30) days’ notice to Tenant prior to the expiration or earlier termination of this Lease,  to require that Tenant, at Tenant's sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

23.SIGNS

23.1Exterior Signage.  With respect to any Building that Tenant leases in its entirety, but subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense (provided that the cost of installing Tenant Signage shall be deemed a Tenant Improvement Allowance Item under the Tenant Work Letter), may install (i) identification signage on the existing (or to be constructed) monument sign located at the Project entrance on Callan Road, and (ii) on the exterior of the Building (collectively, "Tenant Signage"); provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.3, of this Lease.  All such signage shall be subject to Tenant's obtaining all required governmental approvals and any required approvals under the CC&Rs.  All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance.  Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant's sole cost and expense.  The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "Sign Specifications") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project.  Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage.  In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.  For so long as Tenant is in Full Occupancy of the Project, but subject to Section 23.3, below, Tenant shall have exclusive rights to exterior Building and monument signage at the Project.

23.2Objectionable Name.  Tenant's Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name").  The parties hereby agree that the following name, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name:  "Turning Point Therapeutics"

23.3Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements visible from the exterior of the Premises which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. No third party (other than customary Landlord "owned" and/or "managed by" signs placed at or below the first floor of the Building exterior) will be permitted to place any exterior sign on or in the Project.  In addition, Landlord shall not grant any third-party the right to install its name on the monument sign dedicated to the Project other than any tenant of the Project and any Landlord or Project branding signs.

23.4Multi-Tenant Buildings. If other tenants occupy space on any of the Buildings in which a portion of the Premises is located, Tenant's identifying suite entry signage shall be provided by Landlord, at Tenant's cost, and

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such signage shall be comparable to that used by Landlord in the Building and shall comply with Landlord's then-current Building standard signage program.

23.5Termination of Right to Tenant's Signage.  The rights contained in this Article 23 shall be personal to Original Tenant and its Permitted Assignee, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) to the extent (x) they are not in default under this Lease (beyond any applicable notice and cure period) and (y) if they occupy the entire Premises.

24.COMPLIANCE WITH LAW

24.1Tenant's Compliance with Law Obligations.  Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other rule, directive, order, regulation, guideline or requirement of any governmental entity or governmental agency (the “Applicable Laws”) now in force or which may hereafter be enacted or promulgated.  At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant's use of the Premises, (ii) any Alterations made by Tenant to the Premises, and any Tenant Improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by specific Alterations made by Tenant to the Premises (and would not have been triggered by just any Alteration made by Tenant to the Premises), or triggered by specific Tenant Improvements (and would not have been triggered by just any Tenant Improvements made by Tenant to the Premises), or triggered by Tenant's specific use of the Premises (and would not have triggered by just any office or research and development use of the Premises) (collectively, "Tenant's Compliance with Law Obligations").  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building and Premises as are required to comply with Tenant's Compliance with Law Obligations.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to this Article 24, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards identified in a CASp report requested by Tenant; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards identified in a CASp report requested by Tenant, then Tenant shall, at Landlord's option, either perform such repairs at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.  Notwithstanding the foregoing, Tenant shall not be obligated to comply with any declaration, direction or other governmental rule or governmental action (a) which the application or validity of is being contested by Tenant diligently and in good faith by appropriate proceedings in accordance with Applicable Laws if Tenant's failure to comply therewith neither creates any risk of any financial liability or criminal sanction against Landlord or the Premises, nor creates any risk of damage to the Premises, nor creates any risk to Landlord's title to or rights in the Premises, or (b) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such declaration, direction or other governmental rule or governmental action.

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24.2Landlord’s Compliance with Law Obligations.  Landlord shall comply with all Applicable Laws relating to the Base Building and Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent not prohibited by the terms of Section 4.2.4 above.

25.LATE CHARGESIf any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Tenant's receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by Applicable Law.

26.LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1Landlord's Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2Tenant's Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days of delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended.  Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27.ENTRY BY LANDLORDLandlord reserves the right at all reasonable times and upon Landlord reserves the right at all reasonable times and upon at least one (1) Business Day’s prior written notice (which may be by email) to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. In making any such entry (other than in an emergency), Landlord shall use commercially reasonable efforts to avoid interference with Tenant’s business operations and to follow Tenant’s reasonable security and safety procedures designed to protect the safety of personnel and/or products in the Premises and that are applicable to all persons entering the Premises (including without limitation Tenant's employees) with respect to any entry into the Premises.  Tenant shall have the right to have a representative accompany Landlord at all times to the extent reasonably practicable under the circumstances (provided that Landlord shall not be required to delay any such entry, other than into Secured Areas, if Tenant's representative is not available). Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate certain

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laboratory areas of the Premises as "Secured Areas" as required for safety and/or to protect the integrity of Tenant’s scientific research. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency, unless accompanied by a representative of Tenant, provided Tenant makes a representative reasonably available during Tenant’s business hours.  Unless requested by Tenant, Landlord shall not maintain or repair such Secured Areas.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

28.TENANT PARKINGTenant shall have the right to use the amount of parking set forth in Section 9 of the Summary, in the on-site and the Torrey Pines Science Park, as the case may be, parking facility (or facilities) which serve the Project, and no additional charge during the Lease Term (except to the extent of costs included in Direct Expenses). For so long as Tenant is in Full Occupancy of the Project, Tenant shall have the exclusive right to use the Project’s parking facilities (but not an exclusive right to parking on adjacent properties) and Tenant shall have the right to reasonably control and manage such parking facilities in a manner consistent with First Class Life Sciences Projects (including the right to designate parking spaces as reserved), subject to Landlord’s reasonable rules and regulations and Landlord’s repair and maintenance obligations set forth in this Lease, and to restrict access to such parking facilities by means of parking passes, entry gates or other reasonable measures (provided Tenant shall not restrict access to Landlord and its agents).  At any time Tenant is not in Full Occupancy of the Project, Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant's employees and visitors also comply with such rules and regulations.  Tenant's use of the Project parking facility shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the parking facilities, except to the extent arising from the gross negligence or willful misconduct of any of the Landlord Parties.

29.MISCELLANEOUS PROVISIONS

29.1Terms; Captions.  The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.  The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the  Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever commercially reasonable documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.  At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request

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therefor.  All reasonable and actual out-of-pocket costs for Tenant's compliance with this Section 29.4 shall be at Landlord's sole cost (not to exceed $2,500.00).

29.5Transfer of Landlord's Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability accruing under this Lease after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations accruing hereunder after the date of transfer, provided that such transferee has, in writing, fully assumed liability for all obligations of this Lease to be performed by Landlord after the date of such transfer, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7Landlord's Title.  Landlord's title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, then so far as is reasonable and possible the remainder of this Lease shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

29.12No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord in the Project and any rents or sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research,

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scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom. Each of Landlord and Tenant hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, which liability shall be governed by the terms of Article 16, above.  Notwithstanding any contrary provision in Lease, Landlord agrees (i) that the partners, shareholders, principals and members of Tenant, shall have no personal liability in respect of (or arising out of or relating to) the obligations of Tenant under this Lease; and (ii) to look only to assets of Tenant for satisfaction of Landlord’s remedies arising out of the obligations of Tenant under this Lease, and that no property or assets of any partner, shareholder, principal or member of Tenant, shall be subject to levy, execution or other enforcement procedure for satisfaction of Landlord’s remedies arising out of such obligations.  Nothing herein shall prevent Landlord from obtaining, entering and enforcing a judgment against, from and out of the assets of Tenant with respect to any obligations of Tenant under this Lease.

29.14Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15Right to Lease.  If Tenant is not in Full Occupancy of the Project, Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project as a First Class Life Science Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16Force Majeure.  Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, Casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a "Force Majeure"), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.    Notwithstanding anything to the contrary in this Lease, no event of Force Majeure shall (i) excuse Tenant's obligations to pay Rent and other charges due pursuant to this Lease, (ii) be grounds for Tenant to abate any portion of Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Articles 11 and 13 of this Lease, (iii) excuse Tenant's obligations under Articles 5 and 24 of this Lease.

29.17Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18Notices.  All notices, demands, statements, designations, approvals  or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such

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other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

HCP Callan Road, LLC
c/o Healthpeak Properties, Inc.
5050 S Syracuse St. #800
Denver, CO  80237

Attn:  Legal Department

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067

Attention:  Anton N. Natsis, Esq.

Notwithstanding the foregoing, the party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail (provided that such email notice shall not constitute a formal notice under the terms of this Section 29.18).

29.19Joint and Several.  If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20Authority. If either Landlord or Tenant is a corporation, trust or partnership, each individual executing this Lease on its behalf hereby represents and warrants that it is a duly formed and existing entity qualified to do business in the State of California and that it has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  Tenant shall, within ten (10) days after Landlord’s request thereof following execution of this Lease, deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of California (provided that Tenant shall only be required to deliver such information one time during the Lease Term).

29.21Attorneys' Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22Governing Law; WAIVER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

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29.23Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.  The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as expressly allowed under this Lease.

29.26Project or Building Name, Address and Signage.  Subject to Tenant’s consent at any time Tenant is in Full Occupancy of the Project, and subject to the limitations in Article 23, above, Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior areas of the Project or Building as Landlord may, in Landlord's reasonable discretion, desire.  Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, not to be unreasonably withheld.

29.27Counterparts; Electronic Signatures.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.  Delivery of an executed counterpart of this Lease by email shall be as effective as delivery of a manually executed counterpart hereto. This Lease may be executed by a party's signature transmitted by email, and copies of this Lease executed and delivered by means of emailed signatures shall have the same force and effect as copies executed and delivered with original signatures. All parties hereto may rely upon emailed signatures (including signatures in Portable Document Format) as if such signatures were originals.

29.28[Intentionally Deleted].

29.29[Intentionally Deleted].

29.30No Violation.  Each of Landlord and Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause it to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and each of Landlord and Tenant shall protect, defend, indemnify and hold the other harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from its breach of this warranty and representation.

29.31Transportation Management.  Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.  Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees. The foregoing shall not reduce Tenant’s parking rights under this Lease.

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29.32Signatures.  The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking “SIGN”, such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

[signature page to follow]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD: HCP CALLAN ROAD, LLC, a Delaware limited liability company By: /s/ Michael Dorris Michael Dorris Print Name Its: Senior Vice President	TENANT: TURNING POINT THERAPEUTICS, INC., a Delaware corporation By: /s/ Athena Countouriotis Athena Countouriotis Print Name Its: President & Chief Executive Officer

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EXHIBIT A

CALLAN RIDGE

OUTLINE OF PREMISES

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EXHIBIT A-1

CALLAN RIDGE

PROJECT SITE PLAN

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EXHIBIT A-2

OUTLINE OF MUST-TAKE SPACE

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EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.  All references herein to “Premises” shall mean the Initial Premises and the Must-Take Space.  Landlord and Tenant acknowledge and agree that the Tenant Improvements may be constructed by Tenant in phases and that the terms of this Tenant Work Letter shall apply in full to each such phase.

SECTION 1

LANDLORD'S INITIAL CONSTRUCTION OF THE BASE BUILDING IMPROVEMENTS

1.1Construction of Base Building Improvements.  Landlord shall construct, at its sole cost and expense (and not deducted from the Tenant Improvement Allowance or included in Direct Expenses), in a good workmanlike manner and without deduction from the Tenant Improvement Allowance, the Base Building improvements (the "Base Building Improvements"), in substantial conformance with the plans and specifications referred to in Schedule 1, attached hereto (the "Base Building Plans"), subject to Landlord Minor Changes, as that term is defined herein below.  Landlord shall, at Landlord's expense, diligently apply for (or cause Landlord's contractor to apply for) and obtain all inspections, approvals, licenses and permits for the performance of the Base Building Improvements. The Base Building Improvements, as well as the Common Areas (including the so-called "path of travel") will be constructed in a good and workmanlike manner, and in compliance with applicable laws for unoccupied space as of the date of substantial completion of the Base Building Improvements to the extent required to allow Tenant, subject to the construction of the Tenant Improvements in accordance with applicable laws, to obtain a certificate of occupancy or its legal equivalent allowing the legal occupancy of the Premises for the Permitted Use.

1.2Changes to Base Building Plans.

1.2.1

Landlord Minor Changes.  Landlord hereby reserves the right to modify each Base Building Description and the Base Building Plans, provided that such modifications (A) are required to comply with Applicable Laws (provided that Landlord will, to the extent the same will not materially affect the critical path of construction of the Base Building Improvements, cooperate with Tenant in good faith to challenge or find alternative solutions with respect to changes required by Applicable Laws that would diminish the gross square footage of the Buildings, reduce Tenant’s parking allocation, or materially and adversely affect Tenant's Permitted Use of the Premises and the Project or materially increase the cost of the Tenant Improvements or decrease the functionality of the Tenant Improvements), (B) will not (i) materially and adversely affect Tenant's Permitted Use of the Premises and the Project or materially increase the cost of the Tenant Improvements or decrease the functionality of the Tenant Improvements, or (ii) result in the use of materials, systems or components which are not of a materially equivalent or better quality than the materials, systems and components set forth in the Base Building Description, or in the Lease, or (iii) decrease the gross square footage of the each Building by more than two percent (2%), or (C) pertain to portions of the Project located outside of the Buildings (provided that Landlord may not reduce the number of parking spaces available for Tenant's use) (collectively, "Landlord Minor Changes").  Landlord shall promptly notify Tenant of any Landlord Minor Changes.  All changes to the Base Building Plans other than Landlord Minor Changes shall require Tenant’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

1.2.1 Approved Tenant Changes.  Tenant has requested, and Landlord has approved, certain changes to the Base Building Plans as set forth on Schedule 2, attached hereto (collectively, "Approved Tenant Changes").  Landlord shall, promptly following the full execution and delivery of the Lease by Landlord and Tenant, deliver to Tenant written notice of the costs that will be incurred to implement the proposed Tenant Requested Change (a "Landlord's Change Notice"). After receipt of Landlord's Change Notice, if Tenant advises Landlord to proceed with the proposed Tenant Requested Change, then the proposed Tenant Requested Change shall be incorporated into the

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Base Building Plans and the Base Building Improvements and the cost of each approved Tenant Requested Change shall be deducted from the Tenant Improvement Allowance, within thirty (30) days after receipt of an invoice.

1.2.2

Tenant Requested Changes.  Tenant shall have the right to request additional changes to the Base Building Improvements in writing, subject to Landlord's reasonable approval, and provided that, (i) such modifications do not materially adversely affect the quality of the Base Building Improvements, (ii) such modifications are consistent with the base building components of Comparable Buildings, (iii) such changes do not materially adversely affect the LEED certification for the Base Building Improvements, (iv) such changes comply with Applicable Laws, (v) such changes do not have a material adverse effect on the Building Structure or the Building Systems and do not affect the exterior appearance of the Building, (vi) such changes will not materially affect the critical path of construction of the Base Building Improvements, the parties acknowledging that any change that would delay the critical path of construction is material, and (vii) such changes, in Landlord’s reasonable opinion, do not adversely affect Landlord’s ability to lease space in the Buildings following the expiration or earlier termination of this Lease (collectively, "Tenant Requested Changes").  Landlord shall approve or disapprove of any proposed Tenant Requested Change within ten (10) business days after receipt thereof. If Landlord disapproves of any proposed Tenant Requested Change, then Landlord shall state in reasonable detail its reasons for disapproving the proposed Tenant Requested Change. Following any request by Tenant for Tenant Requested Changes approved by Landlord, Landlord shall promptly deliver to Tenant written notice of the cost estimate of the costs that will be incurred to implement the proposed Tenant Requested Change (a "Landlord's Change Notice"). After receipt of Landlord's Change Notice, if Tenant advises Landlord to proceed with the proposed Tenant Requested Change, then the proposed Tenant Requested Change shall be incorporated into the Base Building Plans and the Base Building Improvements and the cost of each approved Tenant Requested Change shall be deducted from the Tenant Improvement Allowance, within thirty (30) days after receipt of an invoice.

1.3 Allocation of Responsibility.  Landlord, at its sole cost and expense, shall be responsible for the construction of all Base Building Improvement items identified as Landlord’s responsibility on the construction matrix attached as Schedule 5 attached hereto (the “Construction Responsibility Matrix”), and Tenant, at its sole cost and expense (but subject to the Tenant Improvement Allowance), shall be responsible for the construction of all Tenant Improvement items identified as Tenant’s responsibility in the Construction Responsibility Matrix.

1.4Delivery Condition.

1.4.1

Generally. Landlord shall deliver the Premises to Tenant in a warm shell delivery condition upon final completion of the items set forth on Schedule 3 attached hereto and upon meeting the performance conditions set forth therein, as applicable (the "Delivery Condition") for reasonable access by Tenant to commence construction of Tenant's improvements therein.  The initial construction schedule for the Base Building Improvements is attached hereto as Schedule 4.  As used in this Tenant Work Letter, "reasonable access," unless otherwise specifically set forth herein, means that Tenant and Tenant's Contractors shall be given reasonable but not exclusive access, and Tenant and Tenant's Contractor shall continue to work simultaneously and on a coordinated basis with Landlord and Landlord's contractor.

1.4.2

Turnover Walk-Through.  Landlord shall give Tenant written notice of the anticipated date of the Delivery Condition no less than thirty (30) calendar days before the anticipated date of the Delivery Condition ("Turnover Inspection Notice"), which notice may be provided to Tenant's Representative during a regular construction progress meetings.  As soon as practicable, at a mutually agreeable time after Landlord's delivery of the Turnover Inspection Notice and before Tenant takes (or is obligated to take) nonexclusive possession of the Premises, Tenant, Tenant's Contractor and Tenant's Architect ("Tenant's Construction Team"), together with Landlord, Landlord's architect, and Landlord's contractor ("Landlord's Construction Team"), shall inspect the Premises and those Base Building Improvements items within the Building that are expressly noted in Schedule 3 to determine whether the Delivery Condition has occurred.  If Landlord and Tenant reasonably and in good faith agree that the Delivery Condition has occurred, Tenant shall accept delivery of the Premises for the purpose of constructing the Tenant Improvements.  If Landlord and Tenant reasonably and in good faith agree that the Delivery Condition has not occurred, then Landlord shall complete any remaining items on Schedule 3 in order to cause the Delivery Condition to occur and the inspection process described in this Section will continue until Landlord and Tenant reasonably and in good faith agree that the Delivery Condition has occurred.  In the event the parties cannot agree on whether Substantial Completion of the Delivery Condition has occurred within five (5) business days of the inspection, then

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the determination of whether or not the Turnover Condition has occurred shall be resolved through the Dispute Resolution Process.  Notwithstanding the foregoing, at any time prior to the achievement of the Delivery Condition, Tenant may (but shall not be required to) deliver to Landlord or Landlord's Agent a list of items that Tenant or Tenant's Construction Team believes are necessary to achieve the Delivery Condition, provided that such list shall not be binding on Landlord or modify, in any respect, Landlord's obligations hereunder to achieve the Delivery Condition.

1.5Joint Construction.  The parties acknowledge that the construction of the Base Building Improvements and the Tenant Improvements will be happening concurrently in order to expedite completion of the Premises as required for Tenant's occupancy.  The parties shall reasonably cooperate in coordinating all joint work and shall jointly prepare critical path schedules for such joint work.  In the event any legal compliance obligation arises during such combined construction period (whether triggered by Landlord's or Tenant's work), for purposes of determining whether Landlord or Tenant is responsible for such legal compliance obligation, it will be assumed that the Base Building Improvements were completed prior to the Tenant Improvements and any legal compliance obligation that would have been required in connection with the completion of the Base Building Improvements will be Landlord's responsibility.

1.6Final Condition.  The "Final Condition" of the Base Building Improvements shall mean that (i) the Base Building Improvements have been substantially completed in accordance with the Base Building Plans (as the same may be modified in accordance with the terms and conditions of this Tenant Work Letter) and the Construction Responsibility Matrix to the extent necessary for Landlord to obtain and maintain a certificate of occupancy or temporary certificate of occupancy, or legal equivalent (each, a "C of O"), for the Base Building Improvements, and (ii) the Common Areas have been substantially completed in accordance with the Base Building Plans (as the same may be modified in accordance with the terms and conditions of this Tenant Work Letter) to the extent necessary for Landlord to obtain and maintain a C of O for the Building, with the exception of any punch list items which do not adversely affect the ability of Tenant to commence and pursue the construction of the Tenant Improvements ("Final Condition Punch List Items").  Landlord shall use commercially reasonable efforts to cause the correction of the Final Condition Punch List Items within thirty (30) days of the Final Condition Date.  As used in this Exhibit B and in the Lease, the date that Landlord causes the Final Condition to occur shall be referred to as the "Final Condition Date".  Notwithstanding the foregoing provisions of this Section 1.3, Final Condition shall not include the substantial completion of the Common Areas located outside of the Building; provided that such improvements shall be Substantially Completed no later than the Lease Commencement Date.  The Final Condition Date shall be deemed to occur on the date the Final Condition would have occurred but for delays caused by Tenant's physical alteration of the items of the Base Building Improvements on any floor of the Premises or Tenant's failure to complete or construct any portion of the Tenant Improvements (including temporary or permanent life-safety work or fire sprinkler work) (such altered item or item that Tenant fails to construct shall each be a "C of O Item"), which altered or unconstructed C of O Item interferes with Landlord's ability to receive a C of O for the Base Building Improvements.  In addition, to the extent Landlord reasonably determines that the altered or unconstructed C of O Item will delay the issuance of the C of O for the Base Building Improvements, Landlord may, upon prior notice to Tenant, modify such altered C of O Item or construct the unconstructed C of O Item, and deduct the actual, incremental out-of-pocket cost thereof from the Tenant Improvement Allowance, in a manner necessary for Landlord to receive the C of O for the Base Building Improvements.  Landlord shall use commercially reasonable and diligent efforts to cause the Final Condition Date to occur by November 21, 2022, and in any event Landlord shall cause the Final Condition Date to occur no later than the Lease Commencement Date (with respect to the Initial Premises) and the Must-Take Commencement Date (with respect to the Must-Take Premises). Not later than thirty (30) calendar days after achieving the Final Condition, Landlord shall deliver the as-built drawings of the Base Building Improvements to Tenant.

1.7Correction of Defects.  Landlord shall perform any additional work, if and to the extent reasonably required, to correct or satisfy errors or omissions in the Base Building Improvements caused by field conditions or Non-Complying Construction Items (as hereinafter defined).  If Landlord's failure to construct the Base Building Improvements in accordance with the Base Building Plans, allowing for standard industry practice and standard allowable tolerances ("Non-Complying Construction Item"), causes an actual delay to the construction of the Tenant Improvements, and such delay would not have been caused but for the Non-Complying Construction Item, then such actual delay shall be a Landlord Delay (as defined below).  If such Non-Complying Construction Item requires Tenant to modify Tenant's Final Working Drawings or to modify completed or partially completed Tenant Improvements, and such modification would not have been caused but for the Non-Complying Construction Item, Landlord agrees to reimburse Tenant for all reasonable and actual out-of-pocket costs and expenses directly related to updating Tenant's

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Final Working Drawings (including without limitation third-party architectural, design or engineering costs incurred by Tenant) and/or to modify the Tenant Improvements in place at the time the Non-Complying Construction Item is discovered.

1.9Landlord Delay. As used herein, the term "Landlord Delay" shall mean (i) the failure of Landlord to timely approve or disapprove any matter requiring Landlord’s approval relating to the construction of the Tenant Improvements (to the extent the same is not subject to a deemed approval provision therein or herein); (ii) unreasonable (when judged in accordance with industry custom and practice) interference by Landlord, its agents or contractors (except as otherwise allowed by this Tenant Work Letter) with the substantial completion of the Tenant Improvements and which objectively preclude or delay the construction of the Tenant Improvements which interference is not abated within 24 hours’ oral or written notice from Tenant, and (iii) failure to provide Tenant with reasonable access after the achieving the Delivery Condition, (iv) any delay that is expressly a Landlord Delay under this Tenant Work Letter, except for delays caused by Tenant BB Delay. The Initial Premises Outside Date and the Must-Take Premises Outside Date shall be extended by one day for each day of actual delay in completion of the Tenant Improvements caused by Landlord Delay.

1.9Tenant BB Delay.  As used herein, the term "Tenant BB Delay" shall mean (i) the failure of Tenant to timely approve or disapprove any matter requiring Tenant's approval relating to the construction of the Base Building Improvements; (ii) unreasonable (when judged in accordance with industry custom and practice) interference by Tenant, its agents or Tenant Parties (except as otherwise allowed by this Tenant Work Letter) with the substantial completion of the Base Building Improvements and which objectively preclude or delay the construction of the Base Building Improvements which interference is not abated within 24 hours’ oral or written notice from Landlord, and (iii) any delays caused by Tenant's physical alteration of the items of the Base Building Improvements on any floor.

2.0Common Areas.  Notwithstanding anything set forth in this Tenant Work Letter to the contrary, all code compliance work necessary for Tenant to obtain a certificate of occupancy or its legal equivalent for the Premises for general office use (assuming a normal and customary general office occupancy density) will be completed in the Base Building Improvements and the Common Areas located outside the Buildings, including the so called "path-of-travel" (i.e., the primary route from the Premises to the edge of the property line and the route from the Project parking facility to the Premises), on or before the Lease Commencement Date with respect to the Initial Premises and the Must Take Space Commencement Date with respect to the Must-Take Space.

SECTION 2

TENANT IMPROVEMENTS

2.1

Tenant Improvement Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount set forth in Section 5 of the Summary for the costs relating to the initial design and construction of Tenant's improvements (the "Tenant Improvements").  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.  In the event that the Tenant Improvement Allowance is not fully utilized by Tenant on or before the date that occurs eighteen (18) months following the Lease Commencement Date (as deadline date may be extended by Force Majeure and/or Landlord Delay occurring after the Lease Commencement Date), then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto.  Any Tenant Improvements that require the use of Building risers, raceways, shafts and/or conduits, shall be subject to Landlord's reasonable rules, regulations, and restrictions, including the requirement that any riser cabling vendor must be selected from a list provided by Landlord, and that the amount and location of any such cabling must be approved by Landlord.  All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of the Lease.  Tenant shall not be required to remove any Tenant Improvements upon Tenant’s surrender of the Premises.

2.1.1Additional Tenant Improvement Allowance.  Subject to the terms and conditions set forth in this Section 2.1.1, Tenant shall be entitled, in Tenant's sole discretion, to increase the Tenant Improvement Allowance (the "Additional Allowance") in an amount not to exceed $9,250,000.00 (i.e., an amount equal to an additional Fifty and 00/100 Dollars ($50.00) per rentable square foot of the Initial Premises and Must-Take Space), pursuant to a written notice delivered by Tenant to Landlord on or before the Lease Commencement Date.  In the

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event Tenant exercises its right to use all or any portion of the Additional Allowance, the monthly Base Rent for the Premises shall be increased by an amount equal to the "Additional Monthly Base Rent," as that term is defined below, in order to repay the Additional Allowance to Landlord.  The "Additional Monthly Base Rent" shall be determined as the missing component of an annuity, which annuity shall have (w) the amount of the Additional Allowance which Tenant elects to utilize as the present value amount, (x) the number of monthly rental payments that Tenant shall be required to make during the Lease Term (which, assuming the Mut-Take Space Commencement Date occurs on the first (1st) anniversary of the Lease Commencement Date, would be 135) as the number of payments, (y) six thousand six hundred sixty-six ten thousands (0.6666), which is equal to eight percent (8%) divided by twelve (12) months per year, as the monthly interest factor and (z) the Additional Monthly Base Rent as the missing component of the annuity.  The parties shall promptly amend this Lease to reflect any Additional Monthly Base Rent.

2.2	Disbursement of the Tenant Improvement Allowance.
2.2.1

Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

2.2.1.1

Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $30.00 per rentable square foot of the Premises, and payment of the out-of-pocket fees incurred by, and the out-of-pocket cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2	The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
2.2.1.3

The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, service elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

2.2.1.4

The cost of any changes in the Base Building Improvements when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5	The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code");
2.2.1.6	The cost of connection of the Premises to the Building's energy management systems;
2.2.1.7	The cost of the "Coordination Fee," as that term is defined in Section 4.2.2 of this Tenant Work Letter;
2.2.1.8

The cost of furniture, fixtures and equipment, cabling, moving costs, and any other amounts approved by Landlord, not exceed an aggregate amount equal to $20.00 per rentable square foot of the Premises;

2.2.1.9	Sales and use taxes and Title 24 fees; and
2.2.1.10

Payment of reasonable compensation to be paid to Tenant’s project management consultant in connection with project management services furnished by Tenant’s project management consultant to Tenant with respect to the design, permitting and/or construction of the Tenant Improvements;

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2.2.1.11	All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.
2.2.2

Disbursement of Tenant Improvement Allowance.  During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1

Monthly Disbursements.  On or before the fifth (5th) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord:  (i) a request for payment of the "Contractor," as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136 and 8138; and (iv) all other information reasonably requested by Landlord.  Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request.  Thereafter, Landlord shall deliver a check to Tenant in payment of the lesser of:  (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason.  Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2.2.2.2

Final Retention.  Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant  shall be delivered by Landlord to Tenant within thirty (30) days following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord (a) paid invoices for all Tenant Improvements and related costs for which the Tenant Improvement Allowance is to be disbursed, (b) signed permits for all Tenant Improvements completed within the Premises, (c) properly executed unconditional mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from Tenant's contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of the Tenant Improvements, (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, (iii) Architect delivers to Landlord a "Certificate of Substantial Completion", in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (iv) Tenant delivers to Landlord a "close-out package" in both paper and electronic forms (including, two (2) copies of the "record-set" of as-built drawings prepare pursuant to Section 4.3, below, and final record CADD (computer-aided design and drafting) files), as well as a copy of all associated warranties and guarantees from all contractors, subcontractors and material suppliers, and an independent air balance report; and (v) a certificate of occupancy, a temporary certificate of occupancy or its equivalent is issued to Tenant for the Premises.

2.2.2.3

Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.  All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease.

2.2.2.4

Late Disbursements.  To the extent that Landlord fails to pay from the Tenant Improvement Allowance amounts due Tenant in accordance with the terms hereof, and such amounts remain unpaid for thirty (30) days after notice from Tenant, then Tenant may, after Landlord's failure to pay such amounts within five (5) business days after Tenant's delivery of a second notice from Tenant delivered after the expiration of such 30-day period, which second notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE

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DELIVERED PURSUANT TO SECTION 2.2.2.4 OF THE TENANT WORK LETTER - - FAILURE TO TIMELY PAY THE REQUESTED ALLOWANCE MAY RESULT IN TENANT'S PAYMENT OF THE SAME AND A DEDUCTION FROM RENT UNDER THE LEASE,” pay the same and deduct the amount thereof, together with interest at the default interest rate set forth in the Lease from the date paid by Tenant until the date deducted in accordance with the provisions hereof, from the Base Rent next due and owing under the Lease; provided that in any given month, Tenant shall not be entitled to deduct more than fifty percent (50%) of the Base Rent attributable to such month, and further provided, however, that if the entire amount cannot be deducting during the first month Tenant is allowed such deduction, then any such remaining amount shall be deducted from the following months' Base Rent (but not more than fifty percent (50%) of the Base Rent attributable to any such month) until fully deducted.  Notwithstanding the foregoing, if during either the 30-day or 5-day period set forth above, Landlord (i) delivers notice to Tenant that it disputes any portion of the amounts claimed to be due, including without limitation as a result of Tenant's failure to deliver to Landlord all documents and information required pursuant to Section 2.2.2.1 or 2.2.2.2, above (the "Allowance Dispute Notice"), and (ii) pays any amounts not in dispute, Tenant shall have no immediate right to offset any amounts against rent, but may institute the Dispute Resolution Process, and such determination rendered by the referee shall be binding upon the parties and may be entered in any court having jurisdiction thereof.  Notwithstanding of the foregoing, in the event Tenant institutes Dispute Resolution Process as provided herein and the determination of the referee is in favor of Tenant, Tenant shall be entitled, automatically, to offset the amount of such award against the Base Rent next coming due under the Lease together with interest thereon from the date paid by Tenant until the date of deduction from Base Rent (but not more than fifty percent (50%) of the Base Rent attributable to any such month).  Further, in the event the judicial award is in favor of Tenant, or in the event that Landlord does not dispute its payment obligation, any delay in the substantial completion of the Tenant Improvements actually caused as a result of Landlord's failure to pay the disputed amount shall be deemed to be a Landlord Delay under this Tenant Work Letter (subject to the terms and conditions of Section 1.9 of this Tenant Work Letter).

2.3

Standard Tenant Improvement Package.  Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications shall be supplied to Tenant by Landlord.  The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that Landlord may, at Landlord's option, require the Tenant Improvements to comply with certain Specifications.  Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

3.1

Selection of Architect/Construction Drawings.  Tenant shall retain HED Architects (the "Architect"), or such other Architect reasonably approved by Landlord to prepare the "Construction Drawings," as that term is defined in this Section 3.1.  Tenant shall retain engineering consultants reasonably approved by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings."  All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith, subject, however, to Section 1.7, above.  Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

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3.2

Final Space Plan.  Tenant shall supply Landlord with four (4) hard copies signed by Tenant of its final space plan, along with other renderings or illustrations reasonably required by Landlord, to allow Landlord to understand Tenant's design intent, for the Premises before any architectural working drawings or engineering drawings have been commenced, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such final space plan.  The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein.  Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan.  Landlord shall advise Tenant if the Final Space Plan is unsatisfactory or incomplete in any respect in a written notice specifying in reasonable detail Landlord’s objections to the same.  If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.  Landlord shall approve or provide such notice with respect to the Final Space Plan (and any revisions thereto) within ten (10) days of Landlord’s receipt of the Final Space Plan.

3.3

Final Working Drawings.  After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below.  Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval.  Tenant shall supply Landlord with four (4) hard copies signed by Tenant of the Final Working Drawings, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings.  Landlord shall advise Tenant if the Final Working Drawings are unsatisfactory or incomplete in any respect in a written notice specifying in reasonable detail Landlord’s objections to the same.  If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith.  Landlord shall approve or provide such notice with respect to the Final Working Drawings (and any revisions thereto, as applicable) within ten (10) business days of Landlord’s receipt of the Final Working Drawings (or revisions thereto, as applicable).

3.4

Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant.  After approval by Landlord of the Final Working Drawings, Tenant shall submit the same to the appropriate municipal authorities for all applicable building permits (the "Permits").  Tenant hereby agrees that, except for building permits and a certificate of occupancy in connection with the Base Building Improvements, which Landlord shall obtain at its sole cost pursuant to Section 1.1, above, neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy in connection with the Tenant Improvements and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld; provided that changes required by Applicable Laws shall not require Landlord’s prior consent. Landlord shall approve or provide detailed objections to any request for changes to the Approved Working Drawings within five (5) business days of Tenant’s request.

3.5

Deemed Approval.  If Landlord fails to notify Tenant of Landlord’s approval or disapproval of any Tenant's Construction Drawings within the applicable time period set forth herein, Tenant shall have the right to provide Landlord with a second (2nd) written request for approval (a “Second Request”) that specifically includes a copy of the applicable Tenant's Plans and contains the following statement in bold and capital letters:  “THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION 3.5 OF THE WORK LETTER.  IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE TENANT'S PLANS DESCRIBED HEREIN.”  If Landlord fails to respond to such Second Request within five (5) business days after Landlord's receipt thereof, the proposed Tenant's Plans shall be deemed approved by Landlord.

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SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1	Tenant's Selection of Contractors.
4.1.1	The Contractor. Tenant shall retain the general contractor ("Contractor") that Landlord retained to construct the Base Building Improvements to construct the Tenant Improvements.
4.1.2

Tenant's Agents.  All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") shall be from a list supplied by Landlord (provided that such list contains more than one contractor per trade) or otherwise reasonably approved by Landlord.  If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.  Subject to Landlord’s reasonable approval of the subcontractors, Tenant shall have the right to bid out the subcontractors for all major trades.

4.2	Construction of Tenant Improvements by Tenant's Agents.
4.2.1

Construction Contract; Cost Budget.  Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.  Landlord shall approve or provide detailed comments to such Contract (or any revisions thereto) within five (5) business days of Landlord’s receipt of the same, and Landlord’s failure to respond within such five (5) business day period shall be deemed Landlord’s approval of such Contract.  Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.11, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs").  As used herein, the "Over-Allowance Amount" means the dollar amount equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements).  Tenant shall be responsible for payment of the Over-Allowance Amount.  Tenant shall fund, concurrently with monthly draws to Landlord, the Over-Allowance amount due for such month, pari passu based on the ratio the Over-Allowance Amount bears to the Final Costs, less Final Retention.  In the event that the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs shall be paid by Tenant out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.  Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has approved the Contract, and (b) Tenant has procured and delivered to Landlord a copy of all Permits.

4.2.2	Tenant's Agents.
4.2.2.1

Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work.  Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following:  (i) the Tenant Improvements shall be constructed in substantial accordance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall comply with Landlord's reasonable rules and regulations for the construction of improvements in the Buildings, (iii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all reasonable rules made by Landlord's Building manager with respect to the use of loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.  Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in an amount equal to the reasonable and actual out-of-pocket fees paid by Landlord to Landlord's project manager, Project

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Management Advisors ("PMA") in connection with the Tenant Improvements (but no Coordination Fee shall be due from Tenant in connection with the Base Building Improvements), which Coordination Fee shall be equal to $1.73 per rentable square foot of the Premises.

4.2.2.2

Indemnity.  Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment.  Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of  any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3

Requirements of Tenant's Agents.  Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof.  Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the Substantial Completion of the work performed by such contractor or subcontractors.  The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby.  All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.  Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4	Insurance Requirements.
4.2.2.4.1

General Coverages.  All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2

Special Coverages.  Tenant (or the Contractor) shall carry "Builder's All Risk" insurance in an amount equal to the Final Costs covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof.  Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3

General Terms.  Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site.  All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance (ten (10) days advanced notice for cancellation due to non-payment).  In the event that the Tenant Improvements are damaged by any cause other than the performance of the Base Building Improvements during the course of the construction thereof, Tenant shall promptly repair the same at Tenant's sole cost and expense.  Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant.  All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents.  All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation

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claims by the insurer against anyone insured thereunder.  Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.  The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.  Provided that Tenant’s Contractor is the same general contractor hired by Landlord for the Base Building Improvements, no completion bond, performance bond or other surety shall be required.

4.2.3

Governmental Compliance.  The Tenant Improvements shall comply in all respects with the following:  (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4

Inspection by Landlord.  Tenant shall use commercially reasonable efforts to provide Landlord with reasonable prior notice of any inspection to be performed by a governmental entity in connection with the construction of the Tenant Improvements in order to allow Landlord to be present during such inspection.  Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same; further provided that such inspections shall not unreasonably interfere with construction of the Tenant Improvements.  Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved; provided Landlord may only so disapprove of defective Tenant Improvement work or Tenant Improvement work that does not conform to the Approved Working Drawings or is otherwise not performed in a good and workman like manner.  Any such defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord reasonably determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord reasonably deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's reasonable satisfaction.

4.2.5

Meetings.  Commencing upon the execution of this Lease, Landlord and Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Base Building Improvements and the Tenant Improvements, which meetings shall be held at a location designated by Landlord at or in the vicinity of the Project, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings.  In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord.  One such meeting each month shall include the review of Contractor's current request for payment.

4.3

Notice of Completion; Copy of Record Set of Plans.  Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.  If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense.  At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, and (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4821-8105-7511.5 391174.00001/5-24-21//mem	EXHIBIT B -11-	CALLAN RIDGE [Turning Point Therapeutics]

4.4

Substantial Completion.  The Base Building Improvements and the Tenant Improvements shall be deemed “Substantially Complete” upon the completion of construction of the Base Building Improvements or Tenant Improvements, as applicable, in a good, workmanlike manner, pursuant to the Base Building Plans or Approved Working Drawings, as applicable, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.  “Punch list” items are limited to minor and insubstantial defects in the Base Building Improvements or Tenant Improvements, as applicable, that do not prohibit Tenant’s occupancy or unreasonably interfere with Tenant’s use of the Premises for the Permitted Use. Landlord or Tenant, as applicable, shall promptly cause its contractor to correct any punch list items in a reasonable time period and shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Premises or construction of the Tenant Improvements, as applicable, in so correcting any punch list items.

SECTION 5

MISCELLANEOUS

5.1

Tenant's Representative.  Tenant has designated Jim Mazzola as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.  Tenant may change its designated representative by written notice to Landlord.

5.2

Landlord's Representative.  Landlord has designated Jeff Sobczyk as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3

Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4

Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

5.5

Dispute Resolution Process.  In the event there is a dispute under this Exhibit B, other than a dispute regarding compliance with law obligations, such dispute shall be resolved by the Resolution Architect ("Dispute Resolution Process").  The "Resolution Architect" shall be an independent, unaffiliated architect who is not then engaged by either Landlord or Tenant, or any of their affiliates, and is experienced (e.g., more than ten (10) years) in the design of office/laboratory premises in First Class Life Sciences Projects.  Landlord and Tenant shall mutually agree upon the Resolution Architect within five (5) business days of either party electing in writing to the other party that the issue in the dispute shall be resolved by Dispute Resolution Process.  In either instance, if Landlord and Tenant do not mutually agree on such Resolution Architect within such five (5) business day period, either party may apply to the president of the San Diego Chapter of the American Institute of Architects (AIA) to appoint such Resolution Architect, which appointment shall be binding on the parties.  The Resolution Architect shall act as arbitrator and resolve the applicable dispute.  The arbitration shall be held, and the decision, which shall be final and binding upon Landlord and Tenant, shall be rendered, in San Diego, California within ten (10) business days of such Resolution Architect being designated pursuant to the terms hereof.  The non-prevailing party shall be responsible for all of the fees and expenses of the arbitration, including any reasonable and actual third party fees incurred by the prevailing party as a result thereof, as well as the fees of the Resolution Architect.  In the event the Resolution Architect finds in favor of the Landlord, any and all delays as a result of the disagreement may constitute Tenant BB Delays, to the extent such dispute falls within the definition thereof (e.g., affecting the Substantial Completion of the Base Building

4821-8105-7511.5 391174.00001/5-24-21//mem	EXHIBIT B -12-	CALLAN RIDGE [Turning Point Therapeutics]

Improvements).  In the event the Resolution Architect finds in favor of the Tenant, any and all delays as a result of the disagreement may constitute Landlord Delay, to the extent such dispute falls within the definition thereof (e.g., affecting Tenant's completion of the Tenant Improvements and/or Tenant's ability to legally occupy the Premises for the operation of its business).

5.6

Electronic Mail.  Any notices, demands, statements or communications given, or required to be given, by one party to the other pursuant to this Tenant Work Letter (excluding, however, notices of default, which shall be given pursuant to Section 29.18 of the Lease to Landlord's or Tenant's most current notice addresses), may be given: (i) by e-mail to Tenant at "brian.baker@tpttherapeutics.com", and (ii) by e-mail to Landlord at "mailto:jeffso@pmainc.com"; or such other e-mail address as Tenant or Landlord may provide to the other, in writing, as the case may be.

4821-8105-7511.5 391174.00001/5-24-21//mem	EXHIBIT B -13-	CALLAN RIDGE [Turning Point Therapeutics]

SCHEDULE 1 TO EXHIBIT B

BASE BUILDING PLANS

Base Building Plans include the following:

1.	FPBA drawing package entitled Healthpeak Callan Ridge Campus - Plan Check Submittal drawings dated 04/16/2021, Volume 1. Submitted to the City of San Diego on 4/16/2021

2.	FPBA drawing package entitled Healthpeak Callan Ridge Campus - Plan Check Submittal drawings dated 04/16/2021, Volume 2. Submitted to the City of San Diego on 4/16/2021.

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 1 TO EXHIBIT B -1-	CALLAN RIDGE [Turning Point Therapeutics]

SCHEDULE 2 TO EXHIBIT B

TENANT REQUESTED CHANGES

Agreed upon changes incorporated into Base Building Improvements via construction change.

1.Install a gate and electrified hardware to control access from the road to the pedestrian bridges that leads to the roof deck and campus buildings, and a conduit for future card reader.

2.Add sliding doors at exterior locations, to be approved by Landlord.

3.Changes or credit to Bldg. A and Bldg. B lobby finishes, feature wall, and fixtures, TBD.

4.Bldg. A reconfigure shower/bike/surf space.

5.Changes to both Bldg. A and building B lobby ramps.

6.Bldg. A remove vestibule walls near service elevator.

7.Bldg. B remove hallway at gridline B.

8.Bldg. B move partition wall at lobby.

Agreed upon changes incorporated into Tenant Improvements permit package

1.Install a card reader at gate to control access from the road to the pedestrian bridges leading to the roof deck and campus buildings.

2.Level 2 – Install interior covered connection between Bldg. A and Bldg. B.

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 2 TO EXHIBIT B -1-	CALLAN RIDGE [Turning Point Therapeutics]

SCHEDULE 3 TO EXHIBIT B

DELIVERY CONDITION

Except as otherwise specifically set forth below to the contrary, and provided that the applicable government agency authorities have provided the necessary approvals, Landlord shall deliver the Premises and certain aspects of the Building (limited to the extent expressly set forth below in this Schedule 3) to Tenant in a manner and in a condition that will allow Tenant to construct its Tenant Improvements as more specifically described below (the “Turnover Condition”).  It is agreed by Landlord and Tenant that Landlord’s Contractor and subcontractors will be required to perform work simultaneously with Tenant’s Contractor and subcontractors to facilitate base Building completion, inspections, punch list, etc. and mutual cooperation for access, staging, and systems will be required by each party, but Tenant shall have reasonable access to the Premises on and after the Access Date to construct the Tenant Improvements.

1.Roof, exterior walls, and structure on the floors of the Premises shall be without material leaks with exception of openings for a material hoist or an external trash-chute (if utilized by Landlord’s Contractor).  The exterior curtain wall will not be complete, but Landlord’s contractor will put in place temporary measures to provide leak free space. Any openings to slab/façade will be roughed in and temporary measures shall be taken to ensure that openings are weather-tight and safe.  See Schedule 4 for related durations for when a full Dry In condition is anticipated to be achieved.

2.Temporary electrical service to the Premises and Building, with sufficient capacity to power small tools, temporary lighting and equipment to provide temporary ventilation/heating to perform the Tenant Improvements using normal means of power use.  Electrical rooms within the Premises are accessible for performance of the Tenant Improvements, should Tenant Improvements be required in those areas.  Tenant’s Contractor will have ability to terminate electrical wires in electrical panels and if applicable, add panels and transformers as required by Tenant’s electrical design; provided Tenant shall be required to repair (or cause Tenant's Contractor to repair) any damage caused to such electrical panels and thereafter Tenant shall be required repair and maintain any such modifications or additional panels and transformers pursuant to the terms of Section 7.1 of the Lease. Landlord shall provide an estimated date for when permanent power will be available as soon as provider informs Landlord of the same.

3.All base Building shafts within the Premises will be installed, as more expressly set forth in the Base Building Plans.  See Schedule 4 for related durations when Landlord mechanical and plumbing piping is anticipated to be achieved.

4.Intentionally Omitted.

5.Core and shell sprinkler system within the Premises shall be forty percent (40%) complete and standpipe will be energized.  Landlord shall have installed fire protection system, including fire department valves, in a “loft” condition within the Premises in accordance with all applicable codes and NFPA for a core and shell condition building.  Tenant will have the ability to modify the sprinkler system as needed to meet Tenant’s design requirements however Tenant shall not modify or tie into Landlord’s base Building sprinkler systems until Fire Sprinkler inspection sign offs have been completed by the proper governmental authority unless prior written approval is provided by Landlord’s Contractor.  See Schedule 4 for related durations when sprinkler system is anticipated to be achieved.

6.All Base Building duct shafts and vertical transportation walls shall be framed and 3-sided dry-walled within the Premises.

7.Ability to have material loading access through an opening in the exterior envelope.

8.As of the Access Date, the floors of the Premises will be prepared as follows: Concrete slab on each floor of the Premises will be delivered clean, smooth, as more expressly set forth in the Base Building Plans.

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 3 TO EXHIBIT B -1-	CALLAN RIDGE [Turning Point Therapeutics]

9.If Landlord has need to store materials on any floor(s) of the Premises after the agreed upon Access Date, such materials must be neatly organized and in a mutually agreeable location (restricted to one (1) 1,000 RSF area per floor) so as not to materially interfere with the flow of Tenant’s improvements or cause a material delay.  Landlord shall relocate the same to the basement or outside of the Premises or to a mutually agreeable location within the Premises at Tenant’s request if Tenant reasonably determines the same will materially interfere with the flow of Tenant’s Improvements or cause a material delay.  The floors of the Premises shall be returned in broom clean condition and free of debris.

10.Intentionally Omitted.

11.Intentionally Omitted.

12.Ability to use fire stairs to travel to and from the street level and between each Tenant floor.  Use of stairs subject to coordination with Landlord’s completion of finishes and inspections of the stairs. Tenant acknowledges that, from time to time, it may be necessary for one (1) of the two (2) core stairwells to be closed (i.e., cannot be used by or on behalf of Tenant) in order to complete finishing of the Base Building Improvements by Landlord’s Contractor.  Unfinished stairs or temporary stairwells will be set up for access for all trades.

13.Installation of sleeves and conduit risers pursuant to the Base Building Plans in order to allow Tenant’s Contractor to pull wire cable from main Building telephone room(s) to and within the Premises.

14.Intentionally Omitted.

15.Within seventy-five (75) business days after the Access Date, completion of and ability to connect to base Building main line, pursuant to the Base Building Plans, in order to complete the installation of Tenant’s HVAC equipment.

16.As of the Access Date, the level 1 floor of the Premises will be prepared as follows: Completion of and ability to connect to Landlord-provided wet stacks (vent, sanitary, storm), subject to any required government approvals.  See Schedule 4 for related durations when other levels of wet stacks are anticipated to be achieved.

17.If an elevator is not operational and reasonably available to Tenant for use, Landlord shall provide an opening through the exterior envelope for loading of materials.

18.As of the Access Date and thereafter during construction of the Tenant Improvements, Tenant shall have the right to place dedicated dumpster(s) in a location at the Building which is mutually agreed upon by Tenant and Landlord.  Landlord contractor to work with Tenant to coordinate site logistics including porta potty’s, trailers, dumpsters, etc.

19.Intentionally Omitted.

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 3 TO EXHIBIT B -2-	CALLAN RIDGE [Turning Point Therapeutics]

SCHEDULE 4 TO EXHIBIT B

INITIAL CONSTRUCTION SCHEDULE

[ATTACHED]

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 4 TO EXHIBIT B -1-	CALLAN RIDGE [Turning Point Therapeutics]

BNBUILDERS

5825 Oberlin Drive, Suite 1
San Diego, CA 92121

DRAFT SCHEDULE DATED 5/14/2021

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File		550	10-01-20 A	12-30-22	0
KEY DATES & MILESTONES		524	10-01-20 A	11-21-22	-18
MS.120	MS: SGI Moved out of Callan	0		07-15-21*	0
MS.110	Overall Construction Duration	306	09-07-21	11-21-22	-18
MS.140	MS: Construction Start (9/7/21)	0	09-07-21		278
MS.170	MS: Notice to Proceed	0	09-07-21*		-16
MS.160	MS: Anticipated City of San Diego Discretionary Permit Approval	0		09-14-21	-18
MS.400	MS: Receive Building Permit	0	10-01-21		260
MS.410	MS: Structure Top Out	0		07-26-22	55
MS.180	MS: BNB TI Start	0	07-28-22		54
MS.150	MS: Temp Building Dry In / 3rd Party GC Start TI	0	10-18-22		-3
MS.190	MS: Building Dry In	0		11-07-22	-18
MS.900	MS: Substantial Completion (10/26/22)	0		11-21-22*	-18
DESIGN & PERMITTING		248	10-01-20 A	10-18-21	248
DESIGN & PERMITTING		248	10-01-20 A	10-18-21	248
DESIGN DEVELOPMENT		50	10-01-20 A	12-09-20 A	
DESL.100	100% Design Development	50	10-01-20 A	12-09-20 A	
CONSTRUCTION DOCUMENTS		167	12-10-20 A	09-14-21	272
DESL.150	50% Construction Documents	27	12-10-20 A	02-10-21 A	
DESL.170	Negative Declaration	113	01-14-21 A	09-14-21	-18
DESL.110	80% Construction Documents/City Submittal	19	01-21-21 A	04-16-21 A	
DESL.160	For Construction Documents Release (6/11/21 - 9/3/21)	60	06-11-21	09-03-21	278
DEMO PERMIT		105	04-19-21 A	09-15-21	-18
A2310	Prepare Drawings (5/7/21)	15	04-19-21 A	05-07-21	31
A2320	City Review	40	05-10-21	07-06-21	31
DES.180	Pull Demo Permit (9/15/21)	1	09-15-21	09-15-21	-18
GRADING PERMIT		139	11-26-20 A	09-15-21	-8
DESL.130	Grading Permit Preparation	40	11-26-20 A	02-25-21 A	
DESL.140	City Review	130	02-25-21 A	09-08-21	-4
DESL.120	Pull Grading Permit (9/15/21)	1	09-15-21	09-15-21	-8
BUILDING PERMIT		116	04-19-21 A	09-30-21	52
DES.190	Building Permit Processing	88	04-19-21 A	08-20-21	31
DES.170	Building Permit (9/17/21-9/30/21)	10	09-17-21	09-30-21	52
SDGE		162	03-29-21 A	10-18-21	212
REMOVAL DESIGN		101	03-29-21 A	07-22-21	158
SDGE-RD-120	Prelim Complete	10	03-29-21 A	03-29-21 A	
SDGE-RD-130	Prelim Distributed and Signed	7	04-20-21 A	04-20-21 A	
SDGE-RD-100	Initial Submittal	1	04-21-21 A	04-21-21 A	
SDGE-RD-190	Design Submittal Meeting	1	04-21-21 A	04-21-21 A	
SDGE-RD-210	Corrections Made & Stamper Design Submitted	5	04-21-21 A	05-04-21 A	
SDGE-RD-140	Receive Final Design, Contracts & Essentials	25	05-04-21 A	06-08-21	20
SDGE-RD-150	Contracts Signed & Payment Made	5	06-09-21	06-15-21	20
SDGE-RD-160	Precon Set (6/29/21)	10	06-16-21	06-29-21	20
SDGE-RD-170	SDGE Field Release	15	06-30-21	07-21-21	20
SDGE-RD-180	Removal of Existing Permanent Power	1	07-22-21	07-22-21	20
PERM POWER DESIGN		162	04-21-21 A	10-18-21	212
SDGE-PPD-100	Initial Submittal Meeting	1	04-21-21 A	04-21-21 A	
SDGE-PPD-110	Conflict Check & Load Study	10	04-21-21 A	05-07-21	212
SDGE-PPD-120	Prelim Complete	10	05-10-21	05-21-21	212

Collaborative People, Progressive Builders

Page 1 of 17

Legend: Remaining Level of Effort; Actual Level of Effort; Actual Work; Remaining Work; Critical Remaining Work; Milestone

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS
5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
SDGE-PPD-130	Prelim Distributed and Signed	5	05-24-21	05-28-21	212
SDGE-PPD-190	Design Submittal Task Complete	9	06-01-21	06-11-21	212
SDGE-PPD-200	Design Submittal Meeting	5	06-14-21	06-18-21	212
SDGE-PPD-210	Corrections Requested by SDGE	24	06-21-21	07-23-21	212
SDGE-PPD-220	Corrections Made & Stamp Design Submitted	5	07-26-21	07-30-21	212
SDGE-PPD-140	Receive Final Design, Contracts & Essentials	25	08-02-21	09-03-21	212
SDGE-PPD-150	Contracts Signed & Payment Made	4	09-07-21	09-10-21	212
SDGE-PPD-160	Precon Set (9/24/21)	10	09-13-21	09-24-21	212
SDGE-PPD-170	SDGE Field Release	1	09-27-21	09-27-21	212
SDGE-PPD-180	Energize	15	09-28-21	10-18-21	212
PRECON DELIVERABLES		69	12-09-20 A	04-19-21 A	
A2010	100% DD Estimate Completion	20	12-09-20 A	01-11-21 A	
A2020	100% DD Constructability Review	15	12-10-20 A	01-08-21 A	
A2030	50% CD Estimate Completion	15	01-21-21 A	03-08-21 A	
A2040	50 % CD Constructability Review	15	01-21-21 A	03-08-21 A	
A2050	80% CD Constructability Review Final	0	04-19-21 A	04-19-21 A	
GMP DELIVERY		36	04-19-21 A	06-22-21	21
A2060	Final GMP Bid Period	15	04-19-21 A	05-19-21	21
A2070	Bid Review/Scope review	12	05-20-21	06-07-21	21
A2080	GMP Compilation/Submission	5	06-08-21	06-14-21	21
A2090	GMP Owner Review	5	06-15-21	06-21-21	21
A2100	GMP Execution	1	06-22-21	06-22-21	21
BUYOUT / BIM / PROCUREMENT		285	04-20-21 A	06-22-22	132
BUYOUT		107	04-20-21 A	10-06-21	184
BUY.P1.300	MSE Retaining Wall (DESIGN RELEASE)	15	04-20-21 A	04-23-21 A	
BUY.P1.110	Shoring	15	05-06-21	05-26-21	4
BUY.P1.120	Concrete / Rebar	15	05-06-21	05-26-21	74
BUY.P1.190	Misc. Metals - (Embeds / Grates / Exterior Steel / Stairs)	15	05-27-21	06-17-21	183
BUY.P1.100	Demo	15	06-23-21	07-14-21	26
BUY.P1.130	Exterior Glazing	15	06-23-21	07-14-21	28
BUY.P1.140	Roofing (Inverted)	15	06-23-21	07-14-21	190
BUY.P1.150	Mechanical/Plumbing Contractor	15	06-23-21	07-14-21	21
BUY.P1.170	Electrical Contractor	15	06-23-21	07-14-21	21
BUY.P1.180	Grading	15	06-23-21	07-14-21	26
BUY.P1.210	Site Utilities	15	06-23-21	07-14-21	21
BUY.P1.220	Elevators	15	06-23-21	07-14-21	182
BUY.P1.230	Waterproofing	15	06-23-21	07-14-21	224
BUY.P1.160	SWPPP	15	06-23-21	07-14-21	36
BUY.P1.240	Survey	15	06-23-21	07-14-21	53
BUY.P1.260	Trellis Framing	15	06-23-21	07-14-21	154
BUY.P1.270	Wood Veneer Panels	15	06-23-21	07-14-21	229
BUY.P1.280	Sheet Metal (ACM / Flashings / Exp Joints / Louvers / Cable Rail)	15	06-23-21	07-14-21	190
BUY.P1.290	CMU Walls	15	06-23-21	07-14-21	232
BUY.P1.310	Porcelain Tile Veneer System	15	06-23-21	07-14-21	170
BUY.P1.320	Metal Studs / Gyp Board	15	06-23-21	07-14-21	195
BUY.P1.330	Ceramic Tile	15	06-23-21	07-14-21	216
BUY.P1.340	Wood Wall Panels	15	06-23-21	07-14-21	229
BUY.P1.350	Acoustic Ceiling / Wood Ceiling	15	06-23-21	07-14-21	229
BUY.P1.360	Toilet Accessories	15	06-23-21	07-14-21	204

Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q
S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D
Prelim Distributed and Signed
Design Submittal Task Complete
Design Submittal Meeting
Corrections Requested by SDGE
Corrections Made & Stamp Design Submitted
Receive Final Design, Contracts & Essentials
Contracts Signed & Payment Made
Precon Set (9/24/21)
SDGE Field Release
Energize
100% DD Estimate Completion
100% DD Constructability Review
50% CD Estimate Completion
50 % CD Constructability Review
80% CD Constructability Review Final
Final GMP Bid Period
Bid Review/Scope review
GMP Compilation/Submission
GMP Owner Review
GMP Execution
MSE Retaining Wall (DESIGN RELEASE)
Shoring
Concrete / Rebar
Misc. Metals - (Embeds / Grates / Exterior Steel / Stairs)
Demo
Exterior Glazing
Roofing (Inverted)
Mechanical/Plumbing Contractor
Electrical Contractor
Grading
Site Utilities
Elevators
Waterproofing
SWPPP
Survey
Trellis Framing
Wood Veneer Panels
Sheet Metal (ACM / Flashings / Exp Joints / Louvers / Cable Rail)
CMU Walls
Porcelain Tile Veneer System
Metal Studs / Gyp Board
Ceramic Tile
Wood Wall Panels
Acoustic Ceiling / Wood Ceiling
Toilet Accessories

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

Collaborative People, Progressive Builders
Page 2 of 17

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS
5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
BUY.P1.370	Interior Store Front	15	06-23-21	07-14-21	160
BUY.P1.380	Skylight	15	06-23-21	07-14-21	85
BUY.P1.200	Fire Sprinkler	15	06-23-21	07-14-21	243
BUY.P1.250	Specialties - Lockers / Fire Extinguishers	15	09-16-21	10-06-21	148
DEFERRED APPROVALS		285	04-26-21 A	06-22-22	78
CABLE RAILING		105	07-15-21	12-13-21	196
PROC-CR-100	Prepare & Submit - Cable Rail Shop Drawings	15	07-15-21	08-04-21	196
PROC-CR-110	Review & Approve - Cable Rail Shop Drawings	10	08-05-21	08-18-21	196
PROC-CR-120	Fabricate/Procure & Deliver - Cable Rail Shop Drawings	80	08-19-21	12-13-21	196
CURTAIN WALL SYSTEM		237	07-15-21	06-22-22	63
PROC-SL100	Prepare & Submit - Glazing & Metal Panel Shop Drawings	30	07-15-21	08-25-21	95
PROC-SL110	Review & Approve - Glazing & Metal Panel Shop Drawings	10	08-26-21	09-09-21	95
CWS-DF-100	Deferred Curtain Wall Submittal Reviewed by City of SD	30	09-10-21	10-21-21	230
PROC-SL120	Fabricate/Procure & Deliver - Aluminum Mullions	40	12-16-21	02-14-22	28
PROC-SL130	Fabricate/Procure & Deliver - Glass	90	02-15-22	06-22-22	28
DESIGNATED SEISMIC EQUIPMENT SYSTEM		105	07-15-21	12-13-21	210
PROC-PTV-100	Prepare & Submit - Porcelain Tile Veneer System	15	07-15-21	08-04-21	170
PROC-PTV-110	Review & Approve - Porcelain Tile Veneer System	10	08-05-21	08-18-21	170
PROC-PTV-120	Fabricate/Procure & Deliver - Porcelain Tile Veneer System	80	08-19-21	12-13-21	170
PROC-PTV-130	Deferred Curtain Wall Submittal Reviewed by City of SD	30	08-19-21	09-30-21	260
FIRE ALARM		55	07-15-21	09-30-21	243
PROC-FA-100	Prepare & Submit - Fire Alarm Shop Drawings	15	07-15-21	08-04-21	243
PROC-FA-110	Review & Approve - Fire Alarm Shop Drawings	10	08-05-21	08-18-21	243
PROC-FA-120	Fabricate/Procure & Deliver - Fire Alarm Shop Drawings	20	08-19-21	09-16-21	253
PROC-FA-130	Deferred Curtain Wall Submittal Reviewed by City of SD	30	08-19-21	09-30-21	243
FIRE SPRINKLER		55	07-15-21	09-30-21	243
PROC-FS-130	Prepare & Submit - Fire Sprinkler Shop Drawings	15	07-15-21	08-04-21	243
PROC-FS-140	Review & Approve - Fire Sprinkler Shop Drawings	10	08-05-21	08-18-21	243
PROC-FS-150	Fabricate/Procure & Deliver - Fire Sprinkler Shop Drawings	15	08-19-21	09-09-21	258
PROC-FS-160	Deferred Curtain Wall Submittal Reviewed by City of SD	30	08-19-21	09-30-21	243
GLASS GUARD RAILS		105	07-15-21	12-13-21	210
PROC-GG-100	Prepare & Submit - Glass Guard Rail Shop Drawings	15	07-15-21	08-04-21	197
PROC-GG-110	Review & Approve - Glass Guard Rail Shop Drawings	10	08-05-21	08-18-21	197
PROC-GG-120	Fabricate/Procure & Deliver - Glass Guard Rail Shop Drawings	80	08-19-21	12-13-21	197
PROC-GG-130	Deferred Curtain Wall Submittal Reviewed by City of SD	30	08-19-21	09-30-21	260
GLASS PV TRELLIS SYSTEM		105	07-15-21	12-13-21	210
PROC-PV-100	Prepare & Submit - PV Trellis Shop Drawings	15	07-15-21	08-04-21	154
PROC-PV-110	Review & Approve - PV Trellis Shop Drawings	10	08-05-21	08-18-21	154
PROC-PV-120	Fabricate/Procure & Deliver - PV Trellis Shop Drawings	80	08-19-21	12-13-21	154
PROC-PV-130	Deferred Curtain Wall Submittal Reviewed by City of SD	30	08-19-21	09-30-21	260
INTERIOR & EXTERIOR STORE FRONT SYSTEM		105	07-15-21	12-13-21	210
PROC-ISF-100	Prepare & Submit - Interior & Exterior Store Front	15	07-15-21	08-04-21	160
PROC-ISF-110	Review & Approve - Interior & Exterior Store Front	10	08-05-21	08-18-21	160
PROC-ISF-120	Fabricate/Procure & Deliver - Interior & Exterior Store Front	80	08-19-21	12-13-21	160
PROC-ISF-130	Deferred Curtain Wall Submittal Reviewed by City of SD	30	08-19-21	09-30-21	260
MSE RETAINING WALL		55	04-26-21 A	07-23-21	308
PROC-MSE-100	Generate MSE Retaining Wall	15	04-26-21 A	05-12-21	39
PROC-MSE-110	Review & Approve - MSE Retaining Wall	5	05-13-21	05-19-21	39

Remaining Level of Effort | Actual Level of Effort | Actual Work | Remaining Work ◆ | Critical Remaining Work | ◆ Milestone

Collaborative People, Progressive Builders
Page 3 of 17

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS
5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
PROC-MSE-120	Fabricate/Procure & Deliver - MSE Retaining Wall	40	05-20-21	07-16-21	39
PROC-MSE-130	Deferred MSE Submittal Reviewed by City of SD	45	05-20-21	07-23-21	308
MICRO PILE		75	05-27-21	09-13-21	273
PROC-MP-100	Generate - Micro Pile Drawings	20	05-27-21	06-24-21	200
PROC-MP-110	Review & Approve - Micro Pile Drawings	5	06-25-21	07-01-21	200
PROC-MP-120	Fabricate/Procure & Deliver - Micro Pile Material	50	07-02-21	09-13-21	200
PROC-MP-130	Deferred Curtain Wall Submittal Reviewed by City of SD	30	07-02-21	08-13-21	293
MOCK UPS - discuss with team		208	05-06-21	03-04-22	209
MU-100	Archtectural Concrete - Mock Up Approval Milestone	0		03-04-22	209
CURATIN WALL SYSTEM MOCK UP		155	05-06-21	12-15-21	28
MU-110	Provide Curatin Wall System Mock Up Drawing	0		05-06-21	76
MU-180	Procure VIEW Glass Material	80	07-15-21	11-04-21	28
MU-190	Procure Aluminum Frame Material	30	07-15-21	08-25-21	71
MU-200	Fabricate Aluminum Frame	5	08-26-21	09-01-21	71
MU-210	Install Aluminum Frame Mock Up	2	09-02-21	09-03-21	71
MU-220	Install VIEW Glass Mock UP	2	11-05-21	11-08-21	28
MU-230	Caulk Exterior Joints / Cure Time	5	11-09-21	11-15-21	28
MU-240	Curtain Wall Mock Up Rev/Approv	20	11-16-21	12-15-21	28
PROCUREMENT ITEMS		233	05-27-21	04-29-22	112
ACOUSTIC / WOOD CEILINGS		65	07-15-21	10-14-21	229
PROC-AC-100	Prepare & Submit - Acoustic & Wood Ceiling	15	07-15-21	08-04-21	229
PROC-AC-110	Review & Approve - Acoustic & Wood Ceiling	10	08-05-21	08-18-21	229
PROC-AC-120	Fabricate/Procure & Deliver - Acoustic & Wood Ceiling	40	08-19-21	10-14-21	229
CERAMIC TILE		85	07-15-21	11-11-21	216
PROC-CT-100	Prepare & Submit - Ceramic Tile	15	07-15-21	08-04-21	216
PROC-CT-110	Review & Approve - Ceramic Tile	10	08-05-21	08-18-21	216
PROC-CT-120	Fabricate/Procure & Deliver - Ceramic Tile	60	08-19-21	11-11-21	216
CONCRETE / REBAR		35	05-27-21	07-16-21	105
PROC-CONC-100	Prepare & Submit - Concrete / Rebar- Submittals & Shop Drawings	15	05-27-21	06-17-21	105
PROC-CONC-110	Review & Approve Concrete / Rebar- Submittals & Shop Drawings	10	06-18-21	07-01-21	105
PROC-CONC-120	Fabricate/Procure & Deliver - Concrete / Rebar- Submittals & Shop Drawings	10	07-02-21	07-16-21	105
CMU WALLS		45	07-15-21	09-16-21	232
PROC-CMU-100	Prepare & Submit - CMU Walls	15	07-15-21	08-04-21	232
PROC-CMU-110	Review & Approve - CMU Walls	10	08-05-21	08-18-21	232
PROC-CMU-120	Fabricate/Procure & Deliver - CMU Walls	20	08-19-21	09-16-21	232
ELECTRICAL		65	07-15-21	10-14-21	34
PROC-ELECT-100	Prepare & Submit - Electrical Equipment	15	07-15-21	08-04-21	34
PROC-ELECT-110	Review & Approve - Electrical Equipment	10	08-05-21	08-18-21	34
PROC-ELECT-120	Fabricate/Procure & Deliver - Electrical Equipment	40	08-19-21	10-14-21	34
ELEVATORS		105	07-15-21	12-13-21	182
PROC-ELEV-100	Prepare & Submit - Elevators	15	07-15-21	08-04-21	182
PROC-ELEV-110	Review & Approve - Elevators	10	08-05-21	08-18-21	182
PROC-ELEV-120	Fabricate/Procure & Deliver - Elevators	80	08-19-21	12-13-21	182
MECHANICAL		65	07-15-21	10-14-21	63
PROC-MECH-100	Prepare & Submit - Mechanical Equipment	15	07-15-21	08-04-21	63
PROC-MECH-110	Review & Approve - Mechanical Equipment	10	08-05-21	08-18-21	63
PROC-MECH-120	Fabricate/Procure & Deliver - Mechanical Equipment	40	08-19-21	10-14-21	63
METAL STUDS / COLD FORMED STEEL		75	07-15-21	10-28-21	195

Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q
S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D
Fabricate/Procure & Deliver - MSE Retaining Wall
Deferred MSE Submittal Reviewed by City of SD
Generate - Micro Pile Drawings
Review & Approve - Micro Pile Drawings
Fabricate/Procure & Deliver - Micro Pile Material
Deferred Curtain Wall Submittal Reviewed by City of SD
Architectural Concrete - Mock Up Approval Milestone
Provide Curatin Wall System Mock Up Drawing
Procure VIEW Glass Material
Procure Aluminum Frame Material
Fabricate Aluminum Frame
Install Aluminum Frame Mock Up
Install VIEW Glass Mock UP
Caulk Exterior Joints / Cure Time
Curtain Wall Mock Up Rev/Approv
Prepare & Submit - Acoustic & Wood Ceiling
Review & Approve - Acoustic & Wood Ceiling
Fabricate/Procure & Deliver - Acoustic & Wood Ceiling
Prepare & Submit - Ceramic Tile
Review & Approve - Ceramic Tile
Fabricate/Procure & Deliver - Ceramic Tile
Prepare & Submit - Concrete / Rebar- Submittals & Shop Drawings
Review & Approve Concrete / Rebar- Submittals & Shop Drawings
Fabricate/Procure & Deliver - Concrete / Rebar- Submittals & Shop Drawings
Prepare & Submit - CMU Walls
Review & Approve - CMU Walls
Fabricate/Procure & Deliver - CMU Walls
Prepare & Submit - Electrical Equipment
Review & Approve - Electrical Equipment
Fabricate/Procure & Deliver - Electrical Equipment
Prepare & Submit - Elevators
Review & Approve - Elevators
Fabricate/Procure & Deliver - Elevators
Prepare & Submit - Mechanical Equipment
Review & Approve - Mechanical Equipment
Fabricate/Procure & Deliver - Mechanical Equipment

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

Collaborative People, Progressive Builders
Page 4 of 17

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS

5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
PROC-MS-100	Prepare & Submit - Cold Formed Steel	15	07-15-21	08-04-21	195
PROC-MS-110	Review & Approve - Cold Formed Steel	10	08-05-21	08-18-21	195
PROC-MS-120	Fabricate/Procure & Deliver - Cold Formed Steel	50	08-19-21	10-28-21	195
MILLWORK		55	07-15-21	09-30-21	239
PROC-MW-100	Prepare & Submit - Millwork	15	07-15-21	08-04-21	239
PROC-MW-110	Review & Approve - Millwork	10	08-05-21	08-18-21	239
PROC-MW-120	Fabricate/Procure & Deliver - Millwork	30	08-19-21	09-30-21	239
MISC METALS		65	06-18-21	09-20-21	212
PROC-MM-100	Prepare & Submit - Misc Metals	15	06-18-21	07-09-21	212
PROC-MM-110	Review & Approve - Misc Metals	10	07-12-21	07-23-21	212
PROC-MM-120	Fabricate/Procure & Deliver - Misc Metals	40	07-26-21	09-20-21	212
PLUMBING		65	07-15-21	10-14-21	63
PROC-PLUM-100	Prepare & Submit - Plumbing	15	07-15-21	08-04-21	63
PROC-PLUM-110	Review & Approve - Plumbing	10	08-05-21	08-18-21	63
PROC-PLUM-120	Fabricate/Procure & Deliver - Plumbing	40	08-19-21	10-14-21	63
ROOFING		75	07-15-21	10-28-21	190
PROC-ROOF-100	Prepare & Submit - Roofing	15	07-15-21	08-04-21	190
PROC-ROOF-110	Review & Approve - Roofing	10	08-05-21	08-18-21	190
PROC-ROOF-120	Fabricate/Procure & Deliver - Roofing	50	08-19-21	10-28-21	190
SHEET METAL		85	07-15-21	11-11-21	190
PROC-SM-100	Prepare & Submit - Sheet Metal	15	07-15-21	08-04-21	190
PROC-SM-110	Review & Approve - Sheet Metal	10	08-05-21	08-18-21	190
PROC-SM-120	Fabricate/Procure & Deliver - Sheet Metal	60	08-19-21	11-11-21	190
SHORING		75	05-27-21	09-13-21	4
PROC-SHOR-100	Generate Shoring Drawings	20	05-27-21	06-24-21	4
PROC-SHOR-110	Review & Approve - Shoring Drawings	5	06-25-21	07-01-21	4
PROC-SHOR-120	Fabricate/Procure & Deliver - Shoring Material	50	07-02-21	09-13-21	4
SKYLIGHTS - ONYX GLASS		200	07-15-21	04-29-22	85
PROC-SKY-100	Prepare & Submit - ONYX Skylight Shop Drawings	30	07-15-21	08-25-21	85
PROC-SKY-130	Prepare & Submit - ONYX Skylight Engineering Shop Drawings	20	08-26-21	09-23-21	85
PROC-SKY-110	Review & Approve - ONYX Skylight Shop Drawings	10	09-24-21	10-07-21	85
PROC-SKY-120	Fabricate/Procure & Deliver - ONYX Skylights	40	10-08-21	12-06-21	85
PROC-SKY-140	Onyx Glass Procurement	100	12-07-21	04-29-22	85
SPECIALTIES		105	10-07-21	03-10-22	148
PROC-SP-100	Prepare & Submit - Specialties	15	10-07-21	10-27-21	148
PROC-SP-110	Review & Approve - Specialties	10	10-28-21	11-10-21	148
PROC-SP-120	Fabricate/Procure & Deliver - Specialties	80	11-11-21	03-10-22	148
STAIRS / HAND RAILS		105	06-18-21	11-15-21	183
PROC-STAIR-100	Prepare & Submit - Stairs / Hand Rails	15	06-18-21	07-09-21	183
PROC-STAIR-110	Review & Approve Stairs / Hand Rails	10	07-12-21	07-23-21	183
PROC-STAIR-120	Fabricate/Procure & Deliver Stairs / Hand Rails	80	07-26-21	11-15-21	183
TOILET ACCESSORIES		105	07-15-21	12-13-21	204
PROC-TA-100	Prepare & Submit - Toilet Accessories	15	07-15-21	08-04-21	204
PROC-TA-110	Review & Approve Toilet Accessories	10	08-05-21	08-18-21	204
PROC-TA-120	Fabricate/Procure & Deliver - Toilet Accessories	80	08-19-21	12-13-21	204
TRELLIS PHOTOVOLTAIC SYSTEM		65	07-15-21	10-14-21	209
PROC-TF-100	Generate Trellis Drawings	20	07-15-21	08-11-21	209
PROC-TF-110	Review & Approve - Trellis Drawings	5	08-12-21	08-18-21	209

Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q
S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D
Prepare & Submit - Cold Formed Steel
Review & Approve - Cold Formed Steel
Fabricate/Procure & Deliver - Cold Formed Steel
Prepare & Submit - Millwork
Review & Approve - Millwork
Fabricate/Procure & Deliver - Millwork
Prepare & Submit - Misc Metals
Review & Approve - Misc Metals
Fabricate/Procure & Deliver - Misc Metals
Prepare & Submit - Plumbing
Review & Approve - Plumbing
Fabricate/Procure & Deliver - Plumbing
Prepare & Submit - Roofing
Review & Approve - Roofing
Fabricate/Procure & Deliver - Roofing
Prepare & Submit - Sheet Metal
Review & Approve - Sheet Metal
Fabricate/Procure & Deliver - Sheet Metal
Generate Shoring Drawings
Review & Approve - Shoring Drawings
Fabricate/Procure & Deliver - Shoring Material
Prepare & Submit - ONYX Skylight Shop Drawings
Prepare & Submit - ONYX Skylight Engineering Shop Drawings
Review & Approve - ONYX Skylight Shop Drawings
Fabricate/Procure & Deliver - ONYX Skylights
Onyx Glass Procurement
Prepare & Submit - Specialties
Review & Approve - Specialties
Fabricate/Procure & Deliver - Specialties
Prepare & Submit - Stairs / Hand Rails
Review & Approve Stairs / Hand Rails
Fabricate/Procure & Deliver Stairs / Hand Rails
Prepare & Submit - Toilet Accessories
Review & Approve Toilet Accessories
Fabricate/Procure & Deliver - Toilet Accessories
Generate Trellis Drawings
Review & Approve - Trellis Drawings

Collaborative People, Progressive Builders

Page 5 of 17

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS
5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
PROC-TF-120	Fabricate/Procure & Deliver - Trellis	40	08-19-21	10-14-21	209
WATERPROOFING		35	07-15-21	09-01-21	224
PROC-WP-100	Prepare & Submit - Waterproofing	15	07-15-21	08-04-21	224
PROC-WP-110	Review & Approve Waterproofing	10	08-05-21	08-18-21	224
PROC-WP-120	Fabricate/Procure & Deliver Waterproofing	10	08-19-21	09-01-21	224
WOOD WALL PANELS		65	07-15-21	10-14-21	229
PROC-WVP-100	Generate Wood Veneer Panel Drawings	20	07-15-21	08-11-21	229
PROC-WVP-110	Review & Approve - Wood Veneer Panel Drawings	5	08-12-21	08-18-21	229
PROC-WVP-120	Fabricate/Procure & Deliver - Wood Veneer Panels	40	08-19-21	10-14-21	229
CONSTRUCTION		332	09-07-21	12-30-22	0
MOBILIZATION		12	09-07-21	09-22-21	-8
CON.MOB.100	Mobilization	5	09-07-21	09-13-21	-16
CON.MOB.110	Safe Off & Cap Existing Utilities	5	09-07-21	09-13-21	-16
CON.MOB.130	Survey Site Limits / Building Control	3	09-14-21	09-16-21	-4
CON.MOB.120	Install SWPPP BMP's	5	09-16-21	09-22-21	-8
CON.MOB.140	Precon Meeting with Resident Engineer	1	09-16-21	09-16-21	-4
DEMO		30	09-16-21	10-27-21	-18
CON.AR1.100	Demo Existing Buildings (9/16/21)	30	09-16-21	10-27-21	-18
GRADING		92	09-22-21	02-03-22	175
EAST RETAINING WALL #1		81	10-07-21	02-03-22	175
CON.AR1.110	Grade for East Retaining Wall	5	10-07-21	10-13-21	-18
CON.AR1.140	Mechanically Stabilized Earth System Wall	25	10-07-21	11-10-21	-18
SITE UTILITIES		35	11-11-21	01-04-22	175
ERW-SU-120	Install SDG&E Electrical Conduit & Gas Package	15	11-11-21	12-03-21	195
ERW-SU-100	Install Storm Drain System	20	11-11-21	12-10-21	175
ERW-SU-110	Install Fire Service Water Main	7	12-13-21	12-21-21	175
ERW-SU-130	Install Sewer Main	7	12-23-21	01-04-22	175
HARDSCAPE / LANDSCAPE		21	01-05-22	02-03-22	175
ERW-HL-100	Fine Grade	3	01-05-22	01-07-22	175
ERW-HL-110	Install Sleeving	5	01-10-22	01-14-22	175
ERW-HL-120	Install Trees	5	01-10-22	01-14-22	175
ERW-HL-130	Install Hardscape	10	01-10-22	01-24-22	175
ERW-HL-140	Install Irrigation & Landscaping	15	01-13-22	02-03-22	175
BUILDING PAD GRADING		72	09-22-21	01-05-22	139
CON.AR1.130	Clear & Grub Site	10	09-22-21	10-05-21	-12
CON.AR1.160	Rough Grading	35	10-07-21	11-24-21	-18
CON.AR1.150	Install Shoring	48	10-14-21	12-22-21	-18
CAST IN DRILLED HOLES		31	10-06-21	11-17-21	170
CIDH BRIDGES & LOADING DOCK (6 TOTAL)		16	10-06-21	10-27-21	170
CIDH-BLD-100	Clear trees for Drill Rig	2	10-06-21	10-07-21	170
CIDH-BLD-110	Grade Path for Drill Rig	2	10-08-21	10-11-21	170
CIDH-BLD-120	Layout CIDH for bridge & Loading Dock	2	10-12-21	10-13-21	170
CIDH-BLD-130	Drill / Pour CIDH for Bridge & Loading Dock	10	10-14-21	10-27-21	170
CIDH AALINE (8 TOTAL)		20	10-21-21	11-17-21	170
CIDH-AA-110	Layout CIDH on AA Line - 8 total	2	10-21-21	10-22-21	173
CIDH-AA-100	Drill / Pour CIDH on AA Line	10	10-28-21	11-10-21	170
CIDH-AA-120	Excavate / Form / Pour Grade Beam Over CIDH on AA Line	5	11-11-21	11-17-21	170
TOWER CRANE		26	11-29-21	01-05-22	-11

Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q
S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D
Fabricate/Procure & Deliver - Trellis
Prepare & Submit - Waterproofing
Review & Approve Waterproofing
Fabricate/Procure & Deliver Waterproofing
Generate Wood Veneer Panel Drawings
Review & Approve - Wood Veneer Panel Drawings
Fabricate/Procure & Deliver - Wood Veneer Panels
Mobilization
Safe Off & Cap Existing Utilities
Survey Site Limits / Building Control
Install SWPPP BMP's
Precon Meeting with Resident Engineer
Demo Existing Buildings (9/16/21)
Grade for East Retaining Wall
Mechanically Stabilized Earth System Wall
Install SDG&E Electrical Conduit & Gas Package
Install Storm Drain System
Install Fire Service Water Main
Install Sewer Main
Fine Grade
Install Sleeving
Install Trees
Install Hardscape
Install Irrigation & Landscaping
Clear & Grub Site
Rough Grading
Install Shoring
Clear trees for Drill Rig
Grade Path for Drill Rig
Layout CIDH for bridge & Loading Dock
Drill / Pour CIDH for Bridge & Loading Dock
Layout CIDH on AA Line - 8 total
Drill / Pour CIDH on AA Line
Excavate / Form / Pour Grade Beam Over CIDH on AA Line

Collaborative People, Progressive Builders

Page 6 of 17

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS

5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
TC-110	Excavate / Pour Tower Crane Pad - Soil Compaction Test	5	11-29-21	12-03-21	0
TC-120	Temporary U/G Electrical for Tower Crane	3	12-06-21	12-08-21	0
TC-100	Erect Tower Crane	5	12-27-21	12-31-21	-11
TC-130	Build Temp Barrricade Around Tower Crane	2	01-04-22	01-05-22	-11
SUPERSTRUCTURE		175	12-23-21	09-01-22	-17
BASEMENT - P2 LEVEL		55	12-23-21	03-15-22	-7
P2 LEVEL AREA A		39	12-23-21	02-18-22	-11
P2-A-100	Excavate Footings	5	12-23-21	12-30-21	-18
P2-A-230	Building Pad Certified	1	12-23-21	12-23-21	-11
P2-A-110	Rebar Footings	3	12-31-21	01-05-22	-10
P2-A-120	Form Elevator Pits	5	01-06-22	01-12-22	-11
P2-A-130	Rebar Template	5	01-12-22	01-19-22	-11
P2-A-140	Vertical Rebar	5	01-19-22	01-25-22	-11
P2-A-150	Pour Footings	1	01-26-22	01-26-22	-11
P2-A-160	Form & Pour Columns	5	01-27-22	02-02-22	-11
P2-A-170	Form & Pour interior Walls	5	01-27-22	02-02-22	-11
P2-A-180	Shotcrete Full Height Walls	5	01-27-22	02-02-22	-11
P2-A-190	MEP Underground	5	02-03-22	02-09-22	-11
P2-A-200	Fine Grade / Vapor Barrier	4	02-10-22	02-15-22	-11
P2-A-210	SOG rebar	2	02-16-22	02-17-22	-11
P2-A-220	Pour SOG	1	02-18-22	02-18-22	-11
P2 LEVEL AREA B		38	12-31-21	02-25-22	-14
P2-B-100	Excavate Footings	5	12-31-21	01-07-22	-18
P2-B-110	Rebar Footings	3	01-10-22	01-12-22	-14
P2-B-120	Form Elevator Pits	5	01-12-22	01-19-22	-14
P2-B-130	Rebar Template	5	01-19-22	01-25-22	-14
P2-B-140	Vertical Rebar	5	01-25-22	01-31-22	-14
P2-B-150	Pour Footings	1	02-01-22	02-01-22	-14
P2-B-160	Form & Pour Columns	5	02-02-22	02-08-22	-14
P2-B-170	Form & Pour interior Walls	5	02-02-22	02-08-22	-14
P2-B-180	Shotcrete Full Height Walls	5	02-02-22	02-08-22	-14
P2-B-190	MEP Underground	5	02-09-22	02-15-22	-14
P2-B-200	Fine Grade / Vapor Barrier	4	02-16-22	02-22-22	-14
P2-B-210	SOG rebar	2	02-23-22	02-24-22	-14
P2-B-220	Pour SOG	1	02-25-22	02-25-22	-14
P2 LEVEL AREA C		38	01-10-22	03-04-22	-18
P2-C-100	Excavate Footings	5	01-10-22	01-14-22	-18
P2-C-110	Rebar Footings	3	01-18-22	01-20-22	-18
P2-C-120	Form Elevator Pits	5	01-20-22	01-26-22	-18
P2-C-130	Rebar Template	5	01-26-22	02-01-22	-18
P2-C-140	Vertical Rebar	5	02-01-22	02-07-22	-18
P2-C-150	Pour Footings	1	02-08-22	02-08-22	-18
P2-C-160	Form & Pour Columns	5	02-09-22	02-15-22	-18
P2-C-170	Form & Pour interior Walls	5	02-09-22	02-15-22	-18
P2-C-180	Shotcrete Full Height Walls	5	02-09-22	02-15-22	-18
P2-C-190	MEP Underground	5	02-16-22	02-23-22	-18
P2-C-200	Fine Grade / Vapor Barrier	4	02-24-22	03-01-22	-18
P2-C-210	SOG rebar	2	03-02-22	03-03-22	-18
P2-C-220	Pour SOG	1	03-04-22	03-04-22	-18
P2 LEVEL AREA D		40	01-18-22	03-15-22	-7

Collaborative People, Progressive Builders

Page 7 of 17

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS
5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
P2-D-100	Excavate Footings	7	01-18-22	01-26-22	-7
P2-D-110	Rebar Footings	3	01-27-22	01-31-22	-7
P2-D-120	Form Elevator Pits	5	01-31-22	02-04-22	-7
P2-D-130	Rebar Template	5	02-04-22	02-10-22	-7
P2-D-140	Vertical Rebar	5	02-10-22	02-16-22	-7
P2-D-150	Pour Footings	1	02-17-22	02-17-22	-7
P2-D-160	Form & Pour Columns	5	02-18-22	02-25-22	-7
P2-D-170	Form & Pour interior Walls	5	02-18-22	02-25-22	-7
P2-D-180	Shotcrete Full Height Walls	5	02-18-22	02-25-22	-7
P2-D-190	MEP Underground	5	02-28-22	03-04-22	-7
P2-D-200	Fine Grade / Vapor Barrier	4	03-07-22	03-10-22	-7
P2-D-210	SOG rebar	2	03-11-22	03-14-22	-7
P2-D-220	Pour SOG	1	03-15-22	03-15-22	-7
P1 LEVEL		44	03-07-22	05-05-22	19
P1 LEVEL AREA A		34	03-07-22	04-21-22	23
P1-A-100	Form Deck	5	03-07-22	03-11-22	-18
P1-A-110	MEPF Inserts	4	03-11-22	03-16-22	23
P1-A-120	Rebar Deck	3	03-14-22	03-16-22	23
P1-A-130	Depressions / Embeds / Clean Deck	2	03-17-22	03-18-22	23
P1-A-140	Pour deck	1	03-21-22	03-21-22	23
P1-A-150	Form & Pour Vertical	5	03-22-22	03-28-22	34
P1-A-160	Remove Reshore	3	04-19-22	04-21-22	23
P1 LEVEL AREA B		34	03-14-22	04-28-22	21
P1-B-100	Form Deck	5	03-14-22	03-18-22	-18
P1-B-110	MEPF Inserts	4	03-18-22	03-23-22	-18
P1-B-120	Rebar Deck	3	03-21-22	03-23-22	-18
P1-B-130	Depressions / Embeds / Clean Deck	2	03-24-22	03-25-22	-18
P1-B-140	Pour deck	1	03-28-22	03-28-22	-18
P1-B-150	Form & Pour Vertical	5	03-29-22	04-04-22	34
P1-B-160	Remove Reshore	3	04-26-22	04-28-22	21
P1 LEVEL AREA C		34	03-21-22	05-05-22	19
P1-C-100	Form Deck	5	03-21-22	03-25-22	-18
P1-C-110	MEPF Inserts	4	03-25-22	03-30-22	-18
P1-C-120	Rebar Deck	4	03-28-22	03-31-22	-18
P1-C-130	Depressions / Embeds / Clean Deck	2	03-31-22	04-01-22	-18
P1-C-140	Pour deck	1	04-04-22	04-04-22	-18
P1-C-150	Form & Pour Vertical	5	04-05-22	04-11-22	34
P1-C-160	Remove Reshore	3	05-03-22	05-05-22	19
LEVEL 1		96	01-27-22	06-13-22	35
LEVEL 1 AREA A		38	01-27-22	03-22-22	3
L1-A-100	Excavate Footings	5	01-27-22	02-02-22	3
L1-A-110	Rebar Footings	3	02-03-22	02-07-22	3
L1-A-120	Form Elevator Pits	5	02-07-22	02-11-22	3
L1-A-130	Rebar Template	5	02-11-22	02-17-22	3
L1-A-140	Vertical Rebar	5	02-17-22	02-24-22	3
L1-A-150	Pour Footings	1	02-25-22	02-25-22	3
L1-A-160	Form & Pour Columns	5	02-28-22	03-04-22	3
L1-A-170	Form & Pour interior Walls	5	02-28-22	03-04-22	3
L1-A-180	Shotcrete Full Height Walls	5	02-28-22	03-04-22	3
L1-A-190	MEP Underground	5	03-07-22	03-11-22	3

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

Collaborative People, Progressive Builders
Page 8 of 17

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS

5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
L1-A-200	Fine Grade / Vapor Barrier	4	03-14-22	03-17-22	3
L1-A-210	SOG rebar	2	03-18-22	03-21-22	3
L1-A-220	Pour SOG	1	03-22-22	03-22-22	3
LEVEL 1 AREA B		34	03-29-22	05-13-22	27
L1-B-100	Form Deck	5	03-29-22	04-04-22	-18
L1-B-110	MEPF Inserts	4	04-04-22	04-07-22	-8
L1-B-120	Rebar Deck	3	04-05-22	04-07-22	-8
L1-B-130	Depressions / Embeds / Clean Deck	2	04-08-22	04-11-22	-8
L1-B-140	Pour deck	1	04-12-22	04-12-22	-8
L1-B-150	Form & Pour Vertical	5	04-13-22	04-19-22	2
L1-B-160	Perimeter Reshore Removed	3	05-11-22	05-13-22	13
L1-B-170	Interior Reshore Removed	3	05-11-22	05-13-22	27
LEVEL 1 AREA C		34	04-05-22	05-20-22	25
L1-C-100	Form Deck	4	04-05-22	04-08-22	-18
L1-C-110	MEPF Inserts	4	04-11-22	04-14-22	-9
L1-C-120	Rebar Deck	3	04-12-22	04-14-22	-9
L1-C-130	Depressions / Embeds / Clean Deck	2	04-15-22	04-18-22	-9
L1-C-140	Pour deck	1	04-19-22	04-19-22	-9
L1-C-150	Form & Pour Vertical	5	04-20-22	04-26-22	2
L1-C-160	Perimeter Reshore Removed	3	05-18-22	05-20-22	11
L1-C-170	Interior Reshore Removed	3	05-18-22	05-20-22	25
LEVEL 1 AREA D		34	04-11-22	05-26-22	43
L1-D-100	Form Deck	4	04-11-22	04-14-22	-18
L1-D-110	MEPF Inserts	4	04-15-22	04-20-22	-13
L1-D-120	Rebar Deck	3	04-18-22	04-20-22	-13
L1-D-130	Depressions / Embeds / Clean Deck	2	04-21-22	04-22-22	-13
L1-D-140	Pour deck	1	04-25-22	04-25-22	-13
L1-D-150	Form & Pour Vertical	5	04-27-22	05-03-22	2
L1-D-160	Perimeter Reshore Removed	3	05-24-22	05-26-22	10
L1-D-170	Interior Reshore Removed	3	05-24-22	05-26-22	43
LEVEL 1 AREA E		41	04-15-22	06-13-22	35
L1-E-100	Form Deck	4	04-15-22	04-20-22	-18
L1-E-110	MEPF Inserts	4	04-21-22	04-26-22	4
L1-E-120	Rebar Deck	3	04-22-22	04-26-22	4
L1-E-130	Depressions / Embeds / Clean Deck	2	04-27-22	04-28-22	4
L1-E-140	Pour deck	1	04-29-22	04-29-22	4
L1-E-150	Form & Pour Vertical	5	05-04-22	05-10-22	2
L1-E-160	Strip/Reshore	10	05-11-22	05-24-22	2
L1-E-180	Interior Reshore Removed	3	05-31-22	06-02-22	42
L1-E-170	Perimeter Reshore Removed	3	06-09-22	06-13-22	2
LEVEL 2		59	04-21-22	07-14-22	15
LEVEL 2 AREA A		40	04-21-22	06-16-22	22
L2-A-100	Form Deck	4	04-21-22	04-26-22	-18
L2-A-110	MEPF Inserts	4	04-27-22	05-02-22	-9
L2-A-120	Rebar Deck	3	04-28-22	05-02-22	-9
L2-A-130	Depressions / Embeds / Clean Deck	2	05-03-22	05-04-22	-9
L2-A-140	Pour deck	1	05-05-22	05-05-22	-9
L2-A-150	Form & Pour Vertical	5	05-06-22	05-12-22	-5
L2-A-170	Interior Reshore Removed	3	06-06-22	06-08-22	28
L2-A-160	Perimeter Reshore Removed	3	06-14-22	06-16-22	2

Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q
S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D
Fine Grade / Vapor Barrier
SOG rebar
Pour SOG
Form Deck
MEPF Inserts
Rebar Deck
Depressions / Embeds / Clean Deck
Pour deck
Form & Pour Vertical
Perimeter Reshore Removed
Interior Reshore Removed
Form Deck
MEPF Inserts
Rebar Deck
Depressions / Embeds / Clean Deck
Pour deck
Form & Pour Vertical
Perimeter Reshore Removed
Interior Reshore Removed
Form Deck
MEPF Inserts
Rebar Deck
Depressions / Embeds / Clean Deck
Pour deck
Form & Pour Vertical
Perimeter Reshore Removed
Interior Reshore Removed
Form Deck
MEPF Inserts
Rebar Deck
Depressions / Embeds / Clean Deck
Pour deck
Form & Pour Vertical
Strip/Reshore
Interior Reshore Removed
Perimeter Reshore Removed
Form Deck
MEPF Inserts
Rebar Deck
Depressions / Embeds / Clean Deck
Pour deck
Form & Pour Vertical
Interior Reshore Removed
Perimeter Reshore Removed

Collaborative People, Progressive Builders

Page 9 of 17

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS
5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
LEVEL 2 AREA B		39	04-27-22	06-21-22	22
L2-B-100	Form Deck	4	04-27-22	05-02-22	-18
L2-B-110	MEPF Inserts	4	05-03-22	05-06-22	-9
L2-B-120	Rebar Deck	3	05-04-22	05-06-22	-9
L2-B-130	Depressions / Embeds / Clean Deck	2	05-09-22	05-10-22	-9
L2-B-140	Pour deck	1	05-11-22	05-11-22	-9
L2-B-150	Form & Pour Vertical	5	05-13-22	05-19-22	-5
L2-B-170	Interior Reshore Removed	3	06-10-22	06-14-22	27
L2-B-160	Perimeter Reshore Removed	3	06-17-22	06-21-22	2
LEVEL 2 AREA C		38	05-03-22	06-24-22	22
L2-C-100	Form Deck	4	05-03-22	05-06-22	-18
L2-C-110	MEPF Inserts	4	05-09-22	05-12-22	-9
L2-C-120	Rebar Deck	3	05-10-22	05-12-22	-9
L2-C-130	Depressions / Embeds / Clean Deck	2	05-13-22	05-16-22	-9
L2-C-140	Pour deck	1	05-17-22	05-17-22	-9
L2-C-150	Form & Pour Vertical	5	05-20-22	05-26-22	-5
L2-C-170	Interior Reshore Removed	3	06-16-22	06-20-22	26
L2-C-160	Perimeter Reshore Removed	3	06-22-22	06-24-22	2
LEVEL 2 AREA D		37	05-09-22	06-29-22	22
L2-D-100	Form Deck	4	05-09-22	05-12-22	-18
L2-D-110	MEPF Inserts	4	05-13-22	05-18-22	-9
L2-D-120	Rebar Deck	3	05-16-22	05-18-22	-9
L2-D-130	Depressions / Embeds / Clean Deck	2	05-19-22	05-20-22	-9
L2-D-140	Pour deck	1	05-23-22	05-23-22	-9
L2-D-150	Form & Pour Vertical	5	05-27-22	06-03-22	-5
L2-D-170	Interior Reshore Removed	3	06-22-22	06-24-22	25
L2-D-160	Perimeter Reshore Removed	3	06-27-22	06-29-22	2
LEVEL 2 AREA E		43	05-13-22	07-14-22	15
L2-E-100	Form Deck	4	05-13-22	05-18-22	-18
L2-E-110	MEPF Inserts	4	05-19-22	05-24-22	-1
L2-E-120	Rebar Deck	3	05-20-22	05-24-22	-1
L2-E-130	Depressions / Embeds / Clean Deck	2	05-25-22	05-26-22	-1
L2-E-140	Pour deck	1	05-27-22	05-27-22	-1
L2-E-150	Form & Pour Vertical	5	06-06-22	06-10-22	-5
L2-E-160	Strip/Reshore	10	06-13-22	06-24-22	-5
L2-E-180	Interior Reshore Removed	3	06-28-22	06-30-22	24
L2-E-170	Perimeter Reshore Removed	3	07-12-22	07-14-22	-5
LEVEL 3		59	05-19-22	08-11-22	-10
LEVEL 3 AREA A		42	05-19-22	07-19-22	-5
L3-A-100	Form Deck	4	05-19-22	05-24-22	-18
L3-A-110	MEPF Inserts	4	05-25-22	05-31-22	-10
L3-A-120	Rebar Deck	3	05-26-22	05-31-22	-10
L3-A-130	Depressions / Embeds / Clean Deck	2	06-01-22	06-02-22	-10
L3-A-140	Pour deck	1	06-03-22	06-03-22	-10
L3-A-150	Form & Pour Vertical	5	06-06-22	06-10-22	-10
L3-A-170	Interior Reshore Removed	3	07-05-22	07-07-22	-4
L3-A-160	Perimeter Reshore Removed	3	07-15-22	07-19-22	-5
LEVEL 3 AREA B		41	05-25-22	07-22-22	-5
L3-B-100	Form Deck	4	05-25-22	05-31-22	-18
L3-B-110	MEPF Inserts	4	06-01-22	06-06-22	-9

Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q
S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D
Form Deck
MEPF Inserts
Rebar Deck
Depressions / Embeds / Clean Deck
Pour deck
Form & Pour Vertical
Interior Reshore Removed
Perimeter Reshore Removed
Strip/Reshore

Collaborative People, Progressive Builders

Page 10 of 17

Remaining Level of Effort — Actual Level of Effort — Actual Work — Remaining Work ◆ — Critical Remaining Work — ◆ Milestone

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS

5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
L3-B-120	Rebar Deck	3	06-02-22	06-06-22	-9
L3-B-130	Depressions / Embeds / Clean Deck	2	06-07-22	06-08-22	-9
L3-B-140	Pour deck	1	06-09-22	06-09-22	-9
L3-B-150	Form & Pour Vertical	5	06-13-22	06-17-22	-10
L3-B-170	Interior Reshore Removed	3	07-11-22	07-13-22	-5
L3-B-160	Perimeter Reshore Removed	3	07-20-22	07-22-22	-5
LEVEL 3 AREA C		40	06-01-22	07-27-22	-5
L3-C-100	Form Deck	4	06-01-22	06-06-22	-18
L3-C-110	MEPF Inserts	4	06-07-22	06-10-22	-9
L3-C-120	Rebar Deck	3	06-08-22	06-10-22	-9
L3-C-130	Depressions / Embeds / Clean Deck	2	06-13-22	06-14-22	-9
L3-C-140	Pour deck	1	06-15-22	06-15-22	-9
L3-C-150	Form & Pour Vertical	5	06-20-22	06-24-22	-10
L3-C-170	Interior Reshore Removed	3	07-15-22	07-19-22	-6
L3-C-160	Perimeter Reshore Removed	3	07-25-22	07-27-22	-5
LEVEL 3 AREA D		39	06-07-22	08-01-22	-5
L3-D-100	Form Deck	4	06-07-22	06-10-22	-18
L3-D-110	MEPF Inserts	4	06-13-22	06-16-22	-9
L3-D-120	Rebar Deck	3	06-14-22	06-16-22	-9
L3-D-130	Depressions / Embeds / Clean Deck	2	06-17-22	06-20-22	-9
L3-D-140	Pour deck	1	06-21-22	06-21-22	-9
L3-D-150	Form & Pour Vertical	5	06-27-22	07-01-22	-10
L3-D-170	Interior Reshore Removed	3	07-21-22	07-25-22	-7
L3-D-160	Perimeter Reshore Removed	3	07-28-22	08-01-22	-5
LEVEL 3 AREA E		43	06-13-22	08-11-22	-10
L3-E-100	Form Deck	4	06-13-22	06-16-22	-18
L3-E-110	MEPF Inserts	4	06-17-22	06-22-22	-9
L3-E-120	Rebar Deck	3	06-20-22	06-22-22	-9
L3-E-130	Depressions / Embeds / Clean Deck	2	06-23-22	06-24-22	-9
L3-E-140	Pour deck	1	06-27-22	06-27-22	-9
L3-E-150	Form & Pour Vertical	5	07-05-22	07-11-22	-10
L3-E-160	Strip/Reshore	10	07-12-22	07-25-22	-10
L3-E-180	Interior Reshore Removed	3	07-27-22	07-29-22	-8
L3-E-170	Perimeter Reshore Removed	3	08-09-22	08-11-22	-10
ROOF		54	06-17-22	09-01-22	-17
ROOF AREA A		34	06-17-22	08-04-22	-14
ROOF-A-100	Form Deck	4	06-17-22	06-22-22	-18
ROOF-A-110	MEPF Inserts	4	06-23-22	06-28-22	-18
ROOF-A-120	Rebar Deck	3	06-24-22	06-28-22	-18
ROOF-A-130	Depressions / Embeds / Clean Deck	2	06-29-22	06-30-22	-18
ROOF-A-140	Pour deck	1	07-01-22	07-01-22	-18
ROOF-A-150	Form & Pour Vertical	5	07-05-22	07-11-22	-18
ROOF-A-160	Perimeter Reshore Removed	3	08-02-22	08-04-22	-15
ROOF-A-170	Interior Reshore Removed	3	08-02-22	08-04-22	-14
ROOF AREA B		34	06-23-22	08-10-22	-15
ROOF-B-100	Form Deck	4	06-23-22	06-28-22	-18
ROOF-B-110	MEPF Inserts	4	06-29-22	07-05-22	-17
ROOF-B-120	Rebar Deck	3	06-30-22	07-05-22	-17
ROOF-B-130	Depressions / Embeds / Clean Deck	2	07-06-22	07-07-22	-17
ROOF-B-140	Pour deck	1	07-08-22	07-08-22	-17

Collaborative People, Progressive Builders

Page 11 of 17

Remaining Level of Effort | Actual Level of Effort | Actual Work | Remaining Work ◆ | Critical Remaining Work | ◆ Milestone

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS
5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
ROOF-B-150	Form & Pour Vertical	5	07-12-22	07-18-22	-18
ROOF-B-160	Perimeter Reshore Removed	3	08-08-22	08-10-22	-16
ROOF-B-170	Interior Reshore Removed	3	08-08-22	08-10-22	-15
ROOF AREA C		34	06-29-22	08-16-22	-5
ROOF-C-100	Form Deck	4	06-29-22	07-05-22	-18
ROOF-C-110	MEPF Inserts	4	07-06-22	07-11-22	-16
ROOF-C-120	Rebar Deck	3	07-07-22	07-11-22	-16
ROOF-C-130	Depressions / Embeds / Clean Deck	2	07-12-22	07-13-22	-16
ROOF-C-140	Pour deck	1	07-14-22	07-14-22	-16
ROOF-C-150	Form & Pour Vertical	5	07-19-22	07-25-22	-18
ROOF-C-160	Perimeter Reshore Removed	3	08-12-22	08-16-22	-16
ROOF-C-170	Interior Reshore Removed	3	08-12-22	08-16-22	-5
ROOF AREA D		34	07-06-22	08-22-22	-17
ROOF-D-100	Form Deck	4	07-06-22	07-11-22	-18
ROOF-D-110	MEPF Inserts	3	07-12-22	07-14-22	-18
ROOF-D-120	Rebar Deck	3	07-13-22	07-15-22	-18
ROOF-D-130	Depressions / Embeds / Clean Deck	2	07-18-22	07-19-22	-18
ROOF-D-140	Pour deck	1	07-20-22	07-20-22	-18
ROOF-D-150	Form & Pour Vertical	5	07-26-22	08-01-22	-18
ROOF-D-170	Interior Reshore Removed	2	08-11-22	08-12-22	-18
ROOF-D-160	Perimeter Reshore Removed	3	08-18-22	08-22-22	-17
ROOF AREA E		38	07-12-22	09-01-22	-18
ROOF-E-100	Form Deck	4	07-12-22	07-15-22	-18
ROOF-E-110	MEPF Inserts	4	07-18-22	07-21-22	-18
ROOF-E-120	Rebar Deck	3	07-19-22	07-21-22	-18
ROOF-E-130	Depressions / Embeds / Clean Deck	2	07-22-22	07-25-22	-18
ROOF-E-140	Pour deck	1	07-26-22	07-26-22	-18
ROOF-E-160	Form/Rebar/Pour - Parapet & Rooftop Planter Walls	10	07-27-22	08-09-22	-5
ROOF-E-150	Form & Pour Vertical	5	08-02-22	08-08-22	-18
ROOF-E-170	Strip	10	08-16-22	08-29-22	-18
ROOF-E-180	Perimeter Reshore Removed	3	08-24-22	08-26-22	-18
ROOF-E-190	Interior Reshore Removed	3	08-30-22	09-01-22	-18
EXTERIOR		63	08-10-22	11-07-22	36
SITEWORK		327	09-14-21	12-30-22	0
INTERIOR BUILDOUT		129	05-06-22	11-07-22	-18
3020 - BUILDING A - INTERIOR BUILDOUT		129	05-06-22	11-07-22	-18
LEVEL P2		27	05-06-22	06-14-22	84
MECHANICAL / ELECTRICAL / PLUMBING ROOMS		27	05-06-22	06-14-22	84
P2-MEPR-100	Layout Walls / Pour Curbs	2	05-06-22	05-09-22	82
P2-MEPR-110	Frame Walls / Top Down	3	05-10-22	05-12-22	84
P2-MEPR-180	Install CMU Walls	15	05-10-22	05-31-22	91
P2-MEPR-120	MEPF Wall Rough In / Grout Door Frames	5	05-13-22	05-19-22	84
P2-MEPR-130	Install Overhead MEPF	3	05-20-22	05-24-22	84
P2-MEPR-140	GWB Walls & Ceilings	4	05-25-22	05-31-22	84
P2-MEPR-150	Tape & Mud GWB	5	06-01-22	06-07-22	84
P2-MEPR-160	Paint Walls & Ceilings	2	06-08-22	06-09-22	84
P2-MEPR-170	Install Louvers	3	06-10-22	06-14-22	84
LEVEL P1		27	05-10-22	06-16-22	82
LEVEL 1		110	06-03-22	11-07-22	-18

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

Collaborative People, Progressive Builders
Page 12 of 17

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS
5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
L1-CMU-100	Install CMU Walls	20	06-07-22	07-05-22	52
RESTROOMS		47	06-03-22	08-09-22	45
L1-RR-100	Layout Walls	2	06-03-22	06-06-22	42
L1-RR-110	Frame Walls / Top Down	3	06-07-22	06-09-22	45
L1-RR-120	MEPF Wall Rough In / Grout Door Frames	5	06-10-22	06-16-22	45
L1-RR-130	Install Overhead MEPF	3	06-17-22	06-21-22	45
L1-RR-140	Frame Ceilings	2	06-22-22	06-23-22	45
L1-RR-150	MEPF Ceiling Rough In	3	06-24-22	06-28-22	45
L1-RR-160	GWB Walls & Ceilings	4	06-29-22	07-05-22	45
L1-RR-170	Tape & Mud GWB	5	07-06-22	07-12-22	45
L1-RR-180	Paint Walls & Ceilings	2	07-13-22	07-14-22	45
L1-RR-190	Ceramic Tile Floor/ Walls	10	07-15-22	07-28-22	45
L1-RR-200	Install Millwork / Solid Surfaces	2	07-29-22	08-01-22	45
L1-RR-210	Install Partitions / Shower Doors	4	08-02-22	08-05-22	45
L1-RR-220	Install Toiler Specialties	2	08-08-22	08-09-22	45
IDF / ELECTRICAL ROOMS		24	06-07-22	07-11-22	66
L1-ER-1000	Layout Walls	2	06-07-22	06-08-22	51
L1-ER-1010	Frame Walls / Top Down	3	06-09-22	06-13-22	66
L1-ER-1020	MEPF Wall Rough In / Grout Door Frames	5	06-14-22	06-20-22	66
L1-ER-1030	Install Overhead MEPF	3	06-21-22	06-23-22	66
L1-ER-1040	GWB Walls & Ceilings	4	06-24-22	06-29-22	66
L1-ER-1050	Tape & Mud GWB	5	06-30-22	07-07-22	66
L1-ER-1060	Paint Walls & Ceilings	2	07-08-22	07-11-22	66
BICYCLE ROOM		37	06-09-22	08-01-22	51
L1-BR-100	Layout Walls	2	06-09-22	06-10-22	51
L1-BR-110	Frame Walls / Top Down	3	06-13-22	06-15-22	51
L1-BR-120	MEPF Wall Rough In / Grout Door Frames	5	06-16-22	06-22-22	51
L1-BR-130	Install Overhead MEPF	3	06-23-22	06-27-22	51
L1-BR-140	GWB Walls & Ceilings	4	06-28-22	07-01-22	51
L1-BR-150	Tape & Mud GWB	5	07-05-22	07-11-22	51
L1-BR-160	Paint Walls & Ceilings	2	07-12-22	07-13-22	51
L1-BR-170	Ceramic Tile on Walls	10	07-14-22	07-27-22	51
L1-BR-180	Install Lockers / Bike Racks	3	07-28-22	08-01-22	51
LOBBY		60	08-15-22	11-07-22	-18
LOBBY-100	Complete Concrete Walls & Stairs	5	08-15-22	08-19-22	-18
LOBBY-110	Frame Walls	3	08-22-22	08-24-22	-18
LOBBY-120	Install Temporary Scaffold	4	08-25-22	08-30-22	-18
LOBBY-130	Frame Soffits	5	08-31-22	09-07-22	-18
LOBBY-140	Overhead & Wall MEPF Rough in	5	09-08-22	09-14-22	-18
LOBBY-150	GWB Walls & Ceilings	5	09-15-22	09-21-22	-18
LOBBY-160	Tape / Mud GWB Walls & Ceilings	5	09-22-22	09-28-22	-18
LOBBY-170	Paint Walls & Ceilings	4	09-29-22	10-04-22	-18
LOBBY-180	MEPF Wall & Ceiling Fixture / Trim Finishes	3	10-05-22	10-07-22	-18
LOBBY-190	Install Floating Wood Ceiling	5	10-10-22	10-14-22	-18
LOBBY-200	Final Paint	2	10-17-22	10-18-22	-18
LOBBY-210	Final Clean	1	10-19-22	10-19-22	-18
LOBBY-220	Remove Temporary Scaffold	3	10-20-22	10-24-22	-18
LOBBY-230	Install Flooring - Ceramic Tile	10	10-25-22	11-07-22	-18
LEVEL 2		47	07-01-22	09-07-22	25
LEVEL 3		46	09-02-22	11-07-22	-18

Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q
S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D
Install CMU Walls
Layout Walls
Frame Walls / Top Down
MEPF Wall Rough In / Grout Door Frames
Install Overhead MEPF
Frame Ceilings
MEPF Ceiling Rough In
GWB Walls & Ceilings
Tape & Mud GWB
Paint Walls & Ceilings
Ceramic Tile Floor/ Walls
Install Millwork / Solid Surfaces
Install Partitions / Shower Doors
Install Toiler Specialties
Layout Walls
Frame Walls / Top Down
MEPF Wall Rough In / Grout Door Frames
Install Overhead MEPF
GWB Walls & Ceilings
Tape & Mud GWB
Paint Walls & Ceilings
Layout Walls
Frame Walls / Top Down
MEPF Wall Rough In / Grout Door Frames
Install Overhead MEPF
GWB Walls & Ceilings
Tape & Mud GWB
Paint Walls & Ceilings
Ceramic Tile on Walls
Install Lockers / Bike Racks
Complete Concrete Walls & Stairs
Frame Walls
Install Temporary Scaffold
Frame Soffits
Overhead & Wall MEPF Rough in
GWB Walls & Ceilings
Tape / Mud GWB Walls & Ceilings
Paint Walls & Ceilings
MEPF Wall & Ceiling Fixture / Trim Finishes
Install Floating Wood Ceiling
Final Paint
Final Clean
Remove Temporary Scaffold
Install Flooring - Ceramic Tile

Remaining Level of Effort | Actual Level of Effort | Actual Work | Remaining Work ◆ | Critical Remaining Work | ◆ Milestone

Collaborative People, Progressive Builders
Page 13 of 17

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS
5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
RESTROOMS		46	09-02-22	11-07-22	-18
L3-RR-100	Layout Walls	2	09-02-22	09-06-22	-18
L3-RR-110	Frame Walls / Top Down	3	09-07-22	09-09-22	-18
L3-RR-120	MEPF Wall Rough In / Grout Door Frames	5	09-12-22	09-16-22	-18
L3-RR-130	Install Overhead MEPF	3	09-19-22	09-21-22	-18
L3-RR-140	Frame Ceilings	2	09-22-22	09-23-22	-18
L3-RR-150	MEPF Ceiling Rough In	3	09-26-22	09-28-22	-18
L3-RR-160	GWB Walls & Ceilings	4	09-29-22	10-04-22	-18
L3-RR-170	Tape & Mud GWB	4	10-05-22	10-10-22	-18
L3-RR-180	Paint Walls & Ceilings	2	10-11-22	10-12-22	-18
L3-RR-190	Ceramic Tile Floor/ Walls	10	10-13-22	10-26-22	-18
L3-RR-200	Install Millwork / Solid Surfaces	2	10-27-22	10-28-22	-18
L3-RR-210	Install Partitions / Shower Doors	4	10-31-22	11-03-22	-18
L3-RR-220	Install Toiler Specialties	2	11-04-22	11-07-22	-18
IDF / ELECTRICAL ROOMS		24	09-07-22	10-10-22	2
L3-ER-100	Layout Walls	2	09-07-22	09-08-22	2
L3-ER-110	Frame Walls / Top Down	3	09-09-22	09-13-22	2
L3-ER-120	MEPF Wall Rough In / Grout Door Frames	5	09-14-22	09-20-22	2
L3-ER-130	Install Overhead MEPF	3	09-21-22	09-23-22	2
L3-ER-140	GWB Walls & Ceilings	4	09-26-22	09-29-22	2
L3-ER-150	Tape & Mud GWB	5	09-30-22	10-06-22	2
L3-ER-160	Paint Walls & Ceilings	2	10-07-22	10-10-22	2
ELEVATORS A1 & A2		28	08-10-22	09-19-22	17
ELEV-100	Install Elevator A1 & A2 (2 Crews)	25	08-10-22	09-14-22	17
ELEV-110	State Elevator Inspection	3	09-15-22	09-19-22	17
STAIRWAYS		45	08-17-22	10-19-22	-5
STAIR - A1		25	08-17-22	09-21-22	15
SW-A1-100	Install Stair & Railings	20	08-17-22	09-14-22	-5
SW-A1-110	Install Stair Lighting	5	09-15-22	09-21-22	15
STAIR - A2		15	09-15-22	10-05-22	5
SW-A2-100	Install Stair & Railings	10	09-15-22	09-28-22	-5
SW-A2-110	Install Stair Lighting	5	09-29-22	10-05-22	5
STAIR - A3		25	09-15-22	10-19-22	-5
SW-A3-100	Install Stairs & Railings	20	09-15-22	10-12-22	-5
SW-A3-110	Install Stair Lighting	5	10-13-22	10-19-22	-5
3030 - BUILDING B - INTERIOR BUILDOUT		116	05-06-22	10-19-22	-5
LEVEL P2		27	05-06-22	06-14-22	84
MECHANICAL / ELECTRICAL / PLUMBING ROOMS		27	05-06-22	06-14-22	84
B-P2-MEPR-100	Layout Walls / Pour Curbs	2	05-06-22	05-09-22	84
B-P2-MEPR-110	Frame Walls / Top Down	3	05-10-22	05-12-22	84
B-P2-MEPR-120	MEPF Wall Rough In / Grout Door Frames	5	05-13-22	05-19-22	84
B-P2-MEPR-130	Install Overhead MEPF	3	05-20-22	05-24-22	84
B-P2-MEPR-140	GWB Walls & Ceilings	4	05-25-22	05-31-22	84
B-P2-MEPR-150	Tape & Mud GWB	5	06-01-22	06-07-22	84
B-P2-MEPR-160	Paint Walls & Ceilings	2	06-08-22	06-09-22	84
B-P2-MEPR-170	Install Louvers	3	06-10-22	06-14-22	84
LEVEL P1		27	05-23-22	06-29-22	73
MECHANICAL / ELECTRICAL / PLUMBING ROOMS		27	05-23-22	06-29-22	73
B-P1-MEPR-100	Layout Walls / Pour Curbs	2	05-23-22	05-24-22	73
B-P1-MEPR-110	Frame Walls / Top Down	3	05-25-22	05-27-22	73

Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q
S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D

Remaining Level of Effort
Actual Level of Effort
Actual Work
Remaining Work ◆
Critical Remaining Work
◆ Milestone

Collaborative People, Progressive Builders
Page 14 of 17

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS
5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
B-P1-MEPR-120	MEPF Wall Rough In / Grout Door Frames	5	05-31-22	06-06-22	73
B-P1-MEPR-130	Install Overhead MEPF	3	06-07-22	06-09-22	73
B-P1-MEPR-140	GWB Walls & Ceilings	4	06-10-22	06-15-22	73
B-P1-MEPR-150	Tape & Mud GWB	5	06-16-22	06-22-22	73
B-P1-MEPR-160	Paint Walls & Ceilings	2	06-23-22	06-24-22	73
B-P1-MEPR-170	Install Louvers	3	06-27-22	06-29-22	73
LEVEL 1		75	05-23-22	09-07-22	25
RESTROOMS		47	05-23-22	07-28-22	53
B-L1-RR-100	Layout Walls	2	05-23-22	05-24-22	25
B-L1-RR-110	Frame Walls / Top Down	3	05-25-22	05-27-22	53
B-L1-RR-120	MEPF Wall Rough In / Grout Door Frames	5	05-31-22	06-06-22	53
B-L1-RR-130	Install Overhead MEPF	3	06-07-22	06-09-22	53
B-L1-RR-140	Frame Ceilings	2	06-10-22	06-13-22	53
B-L1-RR-150	MEPF Ceiling Rough In	3	06-14-22	06-16-22	53
B-L1-RR-160	GWB Walls & Ceilings	4	06-17-22	06-22-22	53
B-L1-RR-170	Tape & Mud GWB	5	06-23-22	06-29-22	53
B-L1-RR-180	Paint Walls & Ceilings	2	06-30-22	07-01-22	53
B-L1-RR-190	Ceramic Tile Floor/ Walls	10	07-05-22	07-18-22	53
B-L1-RR-200	Install Millwork / Solid Surfaces	2	07-19-22	07-20-22	53
B-L1-RR-210	Install Partitions / Shower Doors	4	07-21-22	07-26-22	53
B-L1-RR-220	Install Toiler Specialties	2	07-27-22	07-28-22	53
IDF / ELECTRICAL ROOMS		24	05-25-22	06-28-22	74
B-L1-ER-100	Layout Walls	2	05-25-22	05-26-22	25
B-L1-ER-110	Frame Walls / Top Down	3	05-27-22	06-01-22	74
B-L1-ER-120	MEPF Wall Rough In / Grout Door Frames	5	06-02-22	06-08-22	74
B-L1-ER-130	Install Overhead MEPF	3	06-09-22	06-13-22	74
B-L1-ER-140	GWB Walls & Ceilings	4	06-14-22	06-17-22	74
B-L1-ER-150	Tape & Mud GWB	5	06-20-22	06-24-22	74
B-L1-ER-160	Paint Walls & Ceilings	2	06-27-22	06-28-22	74
LOBBY		71	05-27-22	09-07-22	25
B-LOBBY-100	Complete Concrete Walls & Stairs	10	05-27-22	06-10-22	25
B-LOBBY-110	Frame Walls	5	06-13-22	06-17-22	25
B-LOBBY-120	Install Temporary Scaffold	5	06-20-22	06-24-22	25
B-LOBBY-130	Frame Soffits	5	06-27-22	07-01-22	25
B-LOBBY-140	Overhead & Wall MEPF Rough in	5	07-05-22	07-11-22	25
B-LOBBY-150	GWB Walls & Ceilings	5	07-12-22	07-18-22	25
B-LOBBY-160	Tape / Mud GWB Walls & Ceilings	5	07-19-22	07-25-22	25
B-LOBBY-170	Paint Walls & Ceilings	4	07-26-22	07-29-22	25
B-LOBBY-180	MEPF Wall & Ceiling Fixture / Trim Finishes	4	08-01-22	08-04-22	25
B-LOBBY-190	Install Floating Wood Ceiling	7	08-05-22	08-15-22	25
B-LOBBY-200	Final Paint	2	08-16-22	08-17-22	25
B-LOBBY-210	Final Clean	1	08-18-22	08-18-22	25
B-LOBBY-220	Remove Temporary Scaffold	3	08-19-22	08-23-22	25
B-LOBBY-230	Install Flooring - Ceramic Tile	10	08-24-22	09-07-22	25
LEVEL 2		47	06-15-22	08-19-22	37
RESTROOMS		47	06-15-22	08-19-22	37
B-L2-RR-100	Layout Walls	2	06-15-22	06-16-22	37
B-L2-RR-110	Frame Walls / Top Down	3	06-17-22	06-21-22	37
B-L2-RR-120	MEPF Wall Rough In / Grout Door Frames	5	06-22-22	06-28-22	37
B-L2-RR-130	Install Overhead MEPF	3	06-29-22	07-01-22	37

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

Collaborative People, Progressive Builders
Page 15 of 17

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS

5825 Oberlin Drive, Suite 1

San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
B-L2-RR-140	Frame Ceilings	2	07-05-22	07-06-22	37
B-L2-RR-150	MEPF Ceiling Rough In	3	07-07-22	07-11-22	37
B-L2-RR-160	GWB Walls & Ceilings	4	07-12-22	07-15-22	37
B-L2-RR-170	Tape & Mud GWB	5	07-18-22	07-22-22	37
B-L2-RR-180	Paint Walls & Ceilings	2	07-25-22	07-26-22	37
B-L2-RR-190	Ceramic Tile Floor / Walls	10	07-27-22	08-09-22	37
B-L2-RR-200	Install Millwork / Solid Surfaces	2	08-10-22	08-11-22	37
B-L2-RR-210	Install Partitions / Shower Doors	4	08-12-22	08-17-22	37
B-L2-RR-220	Install Toiler Specialties	2	08-18-22	08-19-22	37
IDF / ELECTRICAL ROOMS		24	06-17-22	07-21-22	58
B-L2-ER-100	Layout Walls	2	06-17-22	06-20-22	58
B-L2-ER-110	Frame Walls / Top Down	3	06-21-22	06-23-22	58
B-L2-ER-120	MEPF Wall Rough In / Grout Door Frames	5	06-24-22	06-30-22	58
B-L2-ER-130	Install Overhead MEPF	3	07-01-22	07-06-22	58
B-L2-ER-140	GWB Walls & Ceilings	4	07-07-22	07-12-22	58
B-L2-ER-150	Tape & Mud GWB	5	07-13-22	07-19-22	58
B-L2-ER-160	Paint Walls & Ceilings	2	07-20-22	07-21-22	58
LEVEL 3		47	07-20-22	09-23-22	13
RESTROOMS		47	07-20-22	09-23-22	13
B-L3-RR-100	Layout Walls	2	07-20-22	07-21-22	13
B-L3-RR-110	Frame Walls / Top Down	3	07-22-22	07-26-22	13
B-L3-RR-120	MEPF Wall Rough In / Grout Door Frames	5	07-27-22	08-02-22	13
B-L3-RR-130	Install Overhead MEPF	3	08-03-22	08-05-22	13
B-L3-RR-140	Frame Ceilings	2	08-08-22	08-09-22	13
B-L3-RR-150	MEPF Ceiling Rough In	3	08-10-22	08-12-22	13
B-L3-RR-160	GWB Walls & Ceilings	4	08-15-22	08-18-22	13
B-L3-RR-170	Tape & Mud GWB	5	08-19-22	08-25-22	13
B-L3-RR-180	Paint Walls & Ceilings	2	08-26-22	08-29-22	13
B-L3-RR-190	Ceramic Tile Floor / Walls	10	08-30-22	09-13-22	13
B-L3-RR-200	Install Millwork / Solid Surfaces	2	09-14-22	09-15-22	13
B-L3-RR-210	Install Partitions / Shower Doors	4	09-16-22	09-21-22	13
B-L3-RR-220	Install Toiler Specialties	2	09-22-22	09-23-22	13
IDF / ELECTRICAL ROOMS		24	07-22-22	08-24-22	34
B-L3-ER-100	Layout Walls	2	07-22-22	07-25-22	34
B-L3-ER-110	Frame Walls / Top Down	3	07-26-22	07-28-22	34
B-L3-ER-120	MEPF Wall Rough In / Grout Door Frames	5	07-29-22	08-04-22	34
B-L3-ER-130	Install Overhead MEPF	3	08-05-22	08-09-22	34
B-L3-ER-140	GWB Walls & Ceilings	4	08-10-22	08-15-22	34
B-L3-ER-150	Tape & Mud GWB	5	08-16-22	08-22-22	34
B-L3-ER-160	Paint Walls & Ceilings	2	08-23-22	08-24-22	34
ELEVATORS B1 & B2		28	08-17-22	09-26-22	12
ELEV-200	Install Elevator B1 & B2 (2 Crews)	25	08-17-22	09-21-22	12
ELEV-210	State Elevator Inspection	3	09-22-22	09-26-22	12
STAIRWAYS		45	08-17-22	10-19-22	-5
STAIR - B1		25	08-17-22	09-21-22	15
SW-B1-100	Install Stair & Railings	20	08-17-22	09-14-22	-5
SW-B1-110	Install Stair Lighting	5	09-15-22	09-21-22	15
STAIR - B2		25	09-15-22	10-19-22	-5
SW-B2-100	Install Stair & Railings	20	09-15-22	10-12-22	-5

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

Collaborative People, Progressive Builders

Page 16 of 17

PRINTED: 05-14-21
DATA DATE: 05-06-21

BNBUILDERS

5825 Oberlin Drive, Suite 1
San Diego, CA 92121

05 Healthpeak Properties 3020/3030 Callan Rd. New Buildings - Working File

Activity ID	Activity Name	Planned Duration	Start	Finish	Total Float
SW-B2-110	Install Stair Lighting	5	10-13-22	10-19-22	-5
INSPECTIONS		10	11-08-22	11-21-22	-18
A1960	Final Inspections	10	11-08-22	11-21-22	-18
CLOSEOUT		26	11-22-22	12-30-22	0
PCO.10	As-Builts Turned in To Owner	5	11-22-22	11-30-22	11
PCO.20	Warranties Documented & Submitted	5	11-22-22	11-30-22	11
PCO.30	Owner Sign Off of all Open Items	5	12-01-22	12-07-22	11
PCO.50	BNB Accounting and Archiving Complete	5	12-08-22	12-14-22	11
PCO.40	Project Closeout Complete	0		12-30-22	0

Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q Q
S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D J F M A M J J A S O N D
Install Stair Lighting
Final Inspections
As-Builts Turned in To Owner
Warranties Documented & Submitted
Owner Sign Off of all Open Items
BNB Accounting and Archiving Complete
Project Closeout Complete

Collaborative People, Progressive Builders

Page 17 of 17

Remaining Level of Effort | Actual Work | Critical Remaining Work
Actual Level of Effort | Remaining Work ◆ | ◆ Milestone

PRINTED: 05-14-21
DATA DATE: 05-06-21

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 4 TO EXHIBIT B -2-	CALLAN RIDGE [Turning Point Therapeutics]

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 4 TO EXHIBIT B -3-	CALLAN RIDGE [Turning Point Therapeutics]

SCHEDULE 5 TO EXHIBIT B

CONSTRUCTION RESPONSIBILITY MATRIX

[ATTACHED]

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 4 TO EXHIBIT B -4-	CALLAN RIDGE [Turning Point Therapeutics]

Healthpeak PROPERTIES

The following table clarifies how cost is allocated for various scopes of work

*Included Per FPBA City Submittal Drawings dated 4/16/2021

DESCRIPTION	ALLOCATION		
5/19/2021	Provided By Landlord at Landlord Cost	Provided by Tenant (Per lease terms)	Comments
GENERAL			
Building Core & Shell certified by the USGBC at no less than LEED Silver.	*X		
Cast-in-Place concrete structure comprised of three floors above grade and two floors below grade for parking, plus an on-grade mechanical yard and loading dock area.	*X		
Parking to meet lease requirements with surface and structured parking stalls.	*X		
Permits & Fees			
Building Site, Core & Shell Permit & Fees.	*X		
All Tenant Improvement Related Permits & Fees.		X	
SITEWORK			
Sidewalks, curbs, landscaping and asphalt parking.	*X		
Domestic sanitary sewer to the building with connection to a site main.	*X		
Lab waste sewer points of connection to sanitary sewer.	*X		
Exterior hazardous material storage shed(s), relevant signage (i.e. NFPA), and Hazardous Material Business Plan (HMBP) submission to AHJ.		X	
Main site storm drain utilities.	*X		
SDG&E primary electrical service to U/G pull section and meter mains for each building.	*X		
Domestic water service with connection at a site main.	*X		
Fire Water service to hydrants and building riser with connection at a site main.	*X		
Site parking and pathway lighting.	*X		
Trash Enclosure.	*X		
Loading area at grade to level 2.	*X		
LANDSCAPING			
Site softscape including landscaping and irrigation service to trees, shrubs, groundcovers, roof turf, and breezeway green wall.	*X		
Site hardscape including walkways, driveways, Curbing, breezeway and roof flooring.	*X		
One (1) pre-fabricated 12'x18' shade structure and three (3) pre-fabricated 10'x12' shade structures.	*X		
STRUCTURE			
Structural Concrete decks with live load per Core/Shell Drawings City Submittal Drawings.	*X		
Structural enhancements for specific Tenant load requirements.		X	
Concrete pads for base building equipment.	*X		
Concrete pads in and on the structure for tenant building equipment such as air handlers and exhaust fans.		X	
Shaft openings for base building utility risers.	*X		

Page 1 of 6

Healthpeak PROPERTIES

DESCRIPTION	ALLOCATION		
5/19/2021	**Provided By Landlord at Landlord Cost**	**Provided by Tenant (Per lease terms)**	**Comments**
Shaft openings for tenant utility risers in addition to those provided with the base building.		X	
Miscellaneous metal items and/or concrete pads for base building equipment.	*X		
Concrete deck levelness and finish per 80% CD Drawing Package.	*X		
Miscellaneous metal items and/or concrete pads for Tenant equipment.		X	
ROOFING			
Concrete deck with tapered insulation, with single ply PVC roofing.	*X		
Roof penetrations for base building equipment & systems.	*X		
Roofing penetrations for Tenant equipment.		X	Where allowed
EXTERIOR			
Weatherproof base building exterior.	*X		
Base building entrances.	*X		
Monument signage per lease(Landlord).	X		
Monument Lettering on Signage (Tenant).		X	
Building mounted Tenant signage in accordance with City of San Diego rules and regulations.		X	
Exterior building address and campus wayfinding signage.	X		
Code required signage for base building rooms.	X		
CORE AREAS			
Finished lobby/lobby stair for each building with class A finishes, including handrail, porcelain/ceramic tile flooring.	*X		
Ancillary Stairwells as required per code.	*X		
One Finished pair of restrooms per floor per building with class A finishes & fixtures.	*X		
Janitor's closets on each floor per building.	*X		
Code required bicycle storage.	*X		
Exit Stairwells.	*X		
Main Electrical Room and MPOE.	*X		
Floor House IDF closets.	*X		
ELEVATORS			
A set of Passenger elevator(s) per building with 3,500 lb. capacity.	*X		
5,000 lb. capacity service elevator(s) per building.	*X		
WINDOW TREATMENT			
Roller Shades.		X	May not want due to Dynamic Glazing
TENANT AREAS			
Interior Improvements beyond cores listed above.		X	
Drywall at inside face of exterior walls.		X	
Finishes at inside face of exterior walls.		X	
Finishes at Tenant side of core partitions.		X	
Added toilet rooms within Tenant area.		X	
Electrical closets within Tenant Premises other than what's included in Base Building.		X	
Tenant Tel/data rooms.		X	
Floor Tenant IDF Closets.		X	
Tenant break or kitchen areas.		X	

Page 2 of 6

Healthpeak® PROPERTIES

DESCRIPTION	ALLOCATION		
5/19/2021	Provided By Landlord at Landlord Cost	Provided by Tenant (Per lease terms)	Comments
Storage systems / shelving.		X	
Fixed casework.		X	
All specialty equipment required by Tenant.		X	
Laboratory Equipment including, but not limited to biosafety cabinets, autoclaves, glasswashers, bioreactors, high vac dry down stations, air showers, rack washers & associated steam generators.		X	
Chemical Fume Hoods, bench fume hood, lab casework.		X	
Appliances.		X	
Shaft enclosures for base building systems' risers.	*X		
Shaft enclosures for Tenant risers.		X	
All interior signage for Tenant Premises.		X	
FIRE PROTECTION			
Control area fire ratings at underside of elevated decks. No fireproofing required.	X		
Fire service entrance including fire department connection, alarm valve, and flow protection.	X		
Ordinary Hazard Group 2 distribution.	X		
Core area distribution piping and sprinkler heads per City fire marshall requirements.	X		
Exit stair distribution piping and sprinkler heads.	X		
All lateral piping, drops, and ceiling sprinkler heads within Tenant Premises.		X	
Modification of sprinkler branch and main piping and head locations to suit Tenant layout & hazard index.		X	
Specialized extinguishing systems.		X	
Pre-action dry-pipe systems (if required).		X	
Fire extinguisher cabinets at core areas.	X		
Fire extinguisher cabinets at Tenant Premises.		X	
PLUMBING			
Domestic Water service with site backflow prevention to building.	*X		
Domestic water branch laterals within Tenant Premises.		X	
Domestic water main riser & floor isolation valves.	*X		
Core restroom plumbing fixtures compliant with accessibility requirements.	*X		
Domestic hot water to restrooms.	*X		
Roof storm drainage system.	*X		
Sanitary Waste and vent service for core areas.	*X		
Oil Interceptor tied to sanitary on P2.	*X		
Sanitary Waste and vent risers to each floor.	*X		
Sanitary Waste and vent distribution serving Tenant Premises.		X	
Industrial water to each floor.	*X		
Industrial water pipe distribution premises.		X	
Lab Waste and vent risers to each floor.	*X		
Lab waste and vent pipe distribution premises.		X	
Recycled water irrigation system and restroom flushing.	*X		
Lab air compressor.		X	

Page 3 of 6

Healthpeak PROPERTIES

DESCRIPTION	ALLOCATION		
5/19/2021	Provided By Landlord at Landlord Cost	Provided by Tenant (Per lease terms)	Comments
Compressed air vertical pipe riser.	*X		
Compressed air pipe distribution in Tenant Premises for specific points of use.		X	
Central lab vacuum equipment.		X	
Vacuum vertical pipe riser.	*X		
Lab vacuum pipe distribution in Tenant Premises for specific points of use.		X	
DI Skid.		X	
DI water vertical pipe riser.	*X		
DI water pipe distribution in Tenant Premises for specific points of use.		X	
Nitrogen piping main riser and floor isolation valves.		X	
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above (i.e. Argon, Nitrogen, CO2).		X	
NATURAL GAS			
Natural gas service, pressure regulator and meter for building service.	*X		
Natural gas service to Base Building HVAC equipment.	*X		
Natural gas pipe distribution to tenant program areas.		X	
HEATING, VENTILATION, AIR CONDITIONING			
Central water-cooled chilled water plant. Chiller and Cooling Towers provided.	*X		
Chilled water pipe distribution serving Tenant Premises.		X	
Condenser water pipe distribution from Chiller to Cooling Tower.	*X		
Central gas fired condensing boiler plant.	*X		
Heating Hot water pipe risers.	*X		
Heating Hot water pipe distribution within Tenant Premises.		X	
Air handling units.		X	
Vertical supply air duct distribution.		X	
Supply air duct distribution, air valves, VAV terminals, Reheat coils, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.		X	
Laboratory exhaust and fans.		X	
Vertical exhaust air duct risers.		X	
Exhaust air duct distribution, air valves, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.		X	
Sound attenuation for Tenant equipment.		X	
Garage exhaust for Level P1 and P2.	*X		
Restroom exhaust for core restrooms.	*X		
Plumbing room ventilation system for Bldg A plumbing room.	*X		
Electric room ventilation system for main electrical room.	*X		
Electric room ventilation system for electrical closets within Tenant Premises @ Core locations.		X	
BMS system head end computer system and controls to Landlord installed chillers, boilers, garage exhaust fans, cooling tower, VRF systems.	X		
BMS point to point verification on Landlord equipment.	X		

Page 4 of 6

Healthpeak PROPERTIES

DESCRIPTION	ALLOCATION		
5/19/2021	Provided By Landlord at Landlord Cost	Provided by Tenant (Per lease terms)	Comments
BMS controls to air handlers, exhaust fans, VAV, tenant equipment.		X	
BMS full commissioning including tenant equipment and HVAC system.		X	
Additional/dedicated cooling for Tenant requirements.		X	
ELECTRICAL			
Floor Electrical Tenant distribution rooms.		X	
Uninterruptable Power System (UPS).		X	
Provide 2,000 amps of 277/480 v, Phase 3 power for each building.	*X		
House panel serving landlord site, shell, landlord MEP equipment, and core power and lighting.	*X		
Emergency generator room & conduits.	*X		
Generator exhaust piping and flue.	*X		
Emergency power generators and pads.		X	
Distribution, devices and fixtures in Tenant Premises.		X	
Lighting and power distribution for core and lobby areas.	*X		
Lighting and power distribution for site lighting.	*X		
Shell and core area life safety emergency lighting/signage.	*X		
Tenant Premises life safety emergency lighting/signage.		X	
Tenant panels, transformers, and distribution equipment.		X	
FIRE ALARM			
Base expandable fire alarm system at elevators, garage, & core areas.	X		
Building fire alarm system with devices in core areas.	X		
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system.		X	
TELEPHONE/DATA			
Floor Tenant IDF Closets.		X	
Telephone conduits from outside of building into the MPOE.	X		
Fiber optic service for Tenant use.		X	
Fiber optic service for Core/Shell use.	X		For elevator
Tenant tele/data rooms.		X	
Tel/Data pathways from MPOE room to Tenant tele/data rooms.		X	
Tel/Data cabling from MPOE room to Tenant tele/data rooms.		X	
Tel/data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X	
Audio visual systems and support.		X	
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed.		X	
SECURITY			
The card reader locations as specified in the Base Building Plans door schedule will convert to "Ready" for card readers.	X		Ready for card reader is defined to include electric hinge and hardware and conduit from hardware to card reader
Card access at Building entries (main lobby doors & garage entry).		X	

Page 5 of 6

DESCRIPTION	ALLOCATION		
5/19/2021	**Provided By Landlord at Landlord Cost**	**Provided by Tenant (Per lease terms)**	**Comments**
Card access into or within tenant Premises & building on separate Tenant installed and managed system.		X	
Video camera coverage of Tenant Premises & building on separate Tenant installed and managed system.		X	
Video camera coverage of building exterior entrances on separate Tenant installed and managed system.		X	
Manned security station in lobby.		X	
FF&E			
Building FF&E.		X	
FF&E Site.		X	Landlord to provide $200k Allowance toward Site FF&E

Page 6 of 6

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 4 TO EXHIBIT B -5-	CALLAN RIDGE [Turning Point Therapeutics]

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 4 TO EXHIBIT B -6-	CALLAN RIDGE [Turning Point Therapeutics]

EXHIBIT C

CALLAN RIDGE

NOTICE OF LEASE TERM DATES

To:	_______________________ _______________________ _______________________ _______________________
Re:

Lease dated ____________, 20__ between ____________________, a _____________________ ("Landlord"), and _______________________, a _______________________ ("Tenant") concerning Suite ______ on floor(s) __________ of the building located at  ___________________________, California.

Gentlemen:  [Modify as needed for the Must-Take Space]

In accordance with the Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on _____________ for a term of _______________ ending on _______________.
2.	Rent commenced to accrue on ____________, in the amount of ____________.
3.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent should paid pursuant to the following instructions: ______________.

"Landlord": , a By: Its:
Agreed to and Accepted as of , 200 . "Tenant": a By: Its:

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 4 TO EXHIBIT B -7-	CALLAN RIDGE [Turning Point Therapeutics]

EXHIBIT D

CALLAN RIDGE

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the "Lease") made and entered into as of ___________, 20___ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at ______________________________, California, certifies as follows:

1.

Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.

The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.	Base Rent became payable on ____________.
4.	The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.
5.	Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.	[Intentionally Omitted].
7.

All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________.  The current monthly installment of Base Rent is $_____________________.

8.

To Tenant’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.  The Lease does not require Landlord to provide any rental concessions , except as expressly provided therein.

9.	No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.
10.	As of the date hereof, there are no presently exercisable existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.
11.

If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 4 TO EXHIBIT B -8-	CALLAN RIDGE [Turning Point Therapeutics]

12.	There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
13.

Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials.  Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14.

To the undersigned's knowledge, all Base Building Improvements to be performed by Landlord under the Lease have been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.  All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 200_.

"Tenant": , a By: Its: By: Its:

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 4 TO EXHIBIT B -9-	CALLAN RIDGE [Turning Point Therapeutics]

EXHIBIT E

CALLAN RIDGE

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Tenant Name:

Lease Address:

Lease Type (check correct box – right click to properties):  ☐ Primary Lease/Lessee

☐ Sublease from:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

2.0	HAZARDOUS MATERIALS – OTHER THAN WASTE

Will (or are) non-waste hazardous materials be/being used or stored at this site? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property? ☐ Yes ☐ No

[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.

☐	Combustible dusts/fibers	☐	Explosives	☐	Flammable liquids
☐	Combustible liquids (e.g., oils)	☐	Compressed gas - inert	☐	Flammable solids/pyrophorics
☐	Cryogenic liquids - inert	☐	Compressed gas - flammable/pyrophoric	☐	Organic peroxides
☐	Cryogenic liquids - flammable	☐	Compressed gas - oxidizing	☐	Oxidizers - solid or liquid
☐	Cryogenic liquids - oxidizing	☐	Compressed gas - toxic	☐	Reactives - unstable or water reactive
☐	Corrosives - solid or liquid	☐	Compressed gas - corrosive	☐	Toxics - solid or liquid

2-2.

For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, & cubic feet for gases)

2-3.	Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.

2-4.

Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.

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☐	Risk Group 2/Biosafety Level-2 Biohazards	☐	Risk Group 3/Biosafety Level-3 Biohazards	☐	Radioisotopes/Radiation
3.0	HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)

Are (or will) hazardous wastes (be) generated?       ☐ Yes   ☐ No

If YES, continue with the next question. If not, skip this section and go to section 4.0.

3.1	Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the property?

☐	Liquids	☐	Process sludges	☐	PCBs
☐	Solids	☐	Metals	☐	wastewater

3-2.	List and estimate the quantities of hazardous waste identified in Question 3-1 above.

HAZARDOUS (CHEMICAL) WASTE GENERATED	SOURCE	WASTE TYPE		APPROX. MONTHLY QUANTITY with units	DISPOSITION [e.g., off-site landfill, incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)]
		RCRA listed (federal)	Non-RCRA (Calif-ornia ONLY or recycle)
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐
3-3.	Waste characterization by: Process knowledge ☐ EPA lab analysis ☐ Both ☐
3-4.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write “TBD.”

Hazardous Waste Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-5.

Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEPA filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.

☐ Yes ☐ No

If YES, please list/describe:

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4.0	OTHER REGULATED WASTE (i.e., REGULATED BIOLOGICAL WASTE, referred to as “Medical Waste” in California)
4-1.	Will (or do) you generate medical waste? ☐ Yes ☐ No If NO, skip to Section 5.0.
4-2.	Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:

☐	Contaminated sharps (i.e., if contaminated with ≥ Risk Group 2 materials)	☐	Animal carcasses	☐	Pathology waste known or suspected to be contaminated with ≥ Risk Group 2 pathogens)
☐	Red bag biohazardous waste (i.e., with ≥ Risk Group 2 materials) for autoclaving	☐	Human or non-human primate blood, tissues, etc. (e.g., clinical specimens)	☐	Trace Chemotherapeutic Waste and/or Pharmaceutical waste NOT otherwise regulated as RCRA chemical waste
4-3.	What vendor will be used for off-site autoclaving and/or incineration?

4-5.	Do you have a Medical Waste Permit for this site? ☐ Yes ☐ No, not required.

☐ No, but an application will be submitted.

5.0	UNDERGROUND STORAGE TANKS (USTS) & ABOVEGROUND STORAGE TANKS (ASTS)
5-1.

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?     ☐ Yes   ☐ No

NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST! [NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]

If  NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*NOTE: The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.

5-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.
5-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? ☐ Yes ☐ No, not yet

If YES, please attach a copy of the required permit(s). See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).

5-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

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5-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?

☐ Yes   ☐ No

If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

5-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

☐ Yes   ☐ No

For new tenants, are installations of this type required for the planned operations?   ☐ Yes   ☐ No

If YES to either question in this section 5-6, please describe.

6.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

7.0	OTHER REGULATORY PERMITS/REQUIREMENTS

7-1.

Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.

☐ Yes   ☐ No   ☐ No, but one will be prepared and submitted to the Landlord property management company.

If so, please attach a copy of this permit or provide it later when it has been prepared.

7-2.

Has a Hazardous Materials Business Plan (HMBP) been developed for the site and submitted via the State of California Electronic Reporting System (CERS)? [NOTE: The trigger limits for having to do this are ≥ 200 cubic feet if any one type of compressed gas(except for carbon dioxide and inert simple asphyxiant gases, which have a higher trigger limit of  ≥ 1,000 cubic feet); ≥ 55 gallons if any one type of hazardous chemical liquid; and ≥500 pounds of any one type of hazardous chemical solid. So a full-sixe gas cylinder and a 260-liter of liquid nitrogen are triggers! Don’t forget the diesel fuel in a backup emergency generator if  the diesel tank size is ≥ 55 gallons and it is permitted under the tenant (rather than  under the landlord).] NOTE: Each local Certified Unified Program Agency (CUPA) in California governs the HMBP process so start there. Examples: the CUPA for cities in San Mateo County is the County Environmental Health Department; the CUPA for the City of Hayward, CA is the Hayward Fire Department; the CUPA for Mountain View is the Mountain View Fire Department; and, the CUPA for San Diego is the County of San Diego Hazardous Materials Division (HMD),

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☐ Yes   ☐ No, not required.  ☐ No, but one will be prepared and submitted, and a copy will be provided to the landlord property management company.

If one has been completed, please attach a copy.  Continue to provide updated versions as they are completed. This is a legal requirement in that State law requires that the owner/operator of a business located on leased or rented real property shall notify, in writing, the owner of the property that the business is subject to and is in compliance with the Hazardous Materials Business Plan requirements (Health and Safety Code Chapter 6.95 Section 25505.1).

7-3.

NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building.  The HMIS will include much of the information listed in Section 2-2.  Neither the landlord nor the landlord’s property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable California Fire Code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

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EXHIBIT F

MARKET RENT ANALYSIS

When determining Market Rent, the following rules and instructions shall be followed.

1.

RELEVANT FACTORS.  The "Market Rent," as used in this Lease, shall be derived from an analysis (as such derivation and analysis are set forth in this Exhibit F) of the "Net Equivalent Lease Rates," of the "Comparable Transactions".  The "Market Rent," as used in this Lease, shall be equal to the annual rent per rentable square foot as would be applicable on the commencement of the Option Term at which renewal tenants, are, pursuant to transactions consummated within the twelve (12) month period immediately preceding the first day of the Option Term (provided that timing adjustments shall be made to reflect any perceived changes which will occur in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the Option Term) are extending the term of its lease of non-sublease, non-encumbered, non-equity space comparable in location and quality to the Premises and consisting of transactions similar size to the Premises (provided that if the Premises is 100,000 rentable square foot or more, then transactions of 100,000 rentable square feet and greater shall be deemed to be of similar size to the Premises regardless of the actual size of the Premises), for a comparable term, in an arm's-length transaction, which comparable space is located in the "Comparable Buildings," as that term is defined in Section 4, below (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions").  The terms of the Comparable Transactions shall be calculated as a Net Equivalent Lease Rate pursuant to the terms of this Exhibit F and shall take into consideration only the following terms and concessions:  (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, (iii) operating expense and tax escalation protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes as determined by Landlord for each such Comparable Transaction); (iv) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, the value of the existing improvements, if any, in the Premises and/or improvement allowances granted to Tenant, such value of existing improvements to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by laboratory and research and development users, (v) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and (vi) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions; provided, however, that no consideration shall be given to any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces.  The Market Rent shall include adjustment of the stated size of the Premises, based upon the standards of measurement utilized in the Comparable Transactions.

2.

TENANT SECURITY.  The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's Rent obligations during the Option Term; provided, however, in no event shall Tenant be required to provide any new with financial security in an amount that exceeds Landlord’s actual out-of-pocket costs incurred in connection with the Option Term (such as brokerage commissions, if any, and Option Term TI Allowance, if any).  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

3.

TENANT IMPROVEMENT ALLOWANCE.  If, in determining the Market Rent for an Option Term, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Premises (the "Option Term TI Allowance"), Landlord may, at Landlord’s sole option, elect to grant all or a portion of the Option Term TI Allowance in accordance with the following:  (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to offset against the rental rate component of the Market Rent all or a portion of the Option Term TI Allowance (in which case such portion of the Option Term TI Allowance provided in the form of a rental offset shall not be granted to Tenant); provided, however, if the Option Term TI Allowance is determined to be less than $25.00 per rentable square foot of the Premises, then

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Tenant may elect to receive an Option Term TI Allowance of $25.00 per rentable square foot of the Premises, in which case the Option Term TI Allowance provided by Landlord shall be taken into account in connection with the determination of the Market Rent.  To the extent Landlord elects not to grant the entire Option Term TI Allowance to Tenant as a tenant improvement allowance, the offset under item (B), above, shall equal the amount of the tenant improvement allowance not granted to Tenant as a tenant improvement allowance pursuant to the preceding sentence.

4.

COMPARABLE BUILDINGS.  For purposes of this Lease, the term "Comparable Buildings" shall mean those certain other first-class laboratory and R&D buildings located in the Torrey Pines Area of San Diego, California that are comparable in age (based on the date of original construction or the latest major renovation) location, quality of construction, services and amenities.

5.

METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS.  In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent and in connection with calculations under Section 1.11 of this Lease, and given that the Comparable Transactions and Economic Terms may vary in terms of length or term, rental rate, concessions, etc., the following steps shall be taken into consideration to "adjust" the objective data from each of the Comparable Transactions and Economic Terms.  By taking this approach, a "Net Equivalent Lease Rate" for each of the Comparable Transactions and Economic Terms shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an "apples to apples" comparison of the Comparable Transactions and Economic Terms.

5.1

The contractual rent payments for each of the Comparable Transactions and Economic Terms should be arrayed monthly or annually over the lease term.  All Comparable Transactions and Economic Terms should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses and taxes in a manner consistent with this Lease.  This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction and Economic Terms being expressed as a periodic net rent payment.

5.2	Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.
5.3	The resultant net cash flow from the lease should be then discounted (using an annual discount rate equal to 8.0%) to the lease commencement date, resulting in a net present value estimate.
5.4

From the net present value, up front inducements (improvements allowances and other concessions) should be deducted.  These items should be deducted directly, on a "dollar for dollar" basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5.5

The net present value should then amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis.  This calculation will result in the Option Rent for the first (1st) year of the Option Term, which shall be increased by three percent (3%) on each anniversary of the commencement of the Option Term.

6.USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS.  The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent.

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EXHIBIT G

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

HCP CALLAN ROAD, LLC

C/O HEALTHPEAK PROPERTIES, INC.

5050 S SYRACUSE ST. #800

DENVER, CO 80237

ATTN: LEGAL DEPARTMENT

APPLICANT:

TURNING POINT THERAPEUTICS, INC.

10628 SCIENCE CENTER DRIVE, SUITE 200

SAN DIEGO, CA 92121

AMOUNT:	US$1,750,000.00 (ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR ISSUANCE HERE

PLACE OF EXPIRATION:ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

BENEFICIARY’S SIGNED AND DATED STATEMENT STATING ANY ONE OF THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD(INSERT) IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED FEBRUARY ___, 2020 BY AND BETWEEN BENEFICIARY AND

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APPLICANT (OR THE SUCCESSOR-IN-INTEREST TO THE ORIGINAL TENANT OF SUCH OFFICE LEASE), AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, OR THE TERMINATION OF SUCH LEASE, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY HAS RECEIVED A WRITTEN NOTICE OF SILICON VALLEY BANK’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. SVBSF(INSERT) AND LESS THAN FORTY-FIVE (45) DAYS REMAIN PRIOR TO THE EXPIRATION OF SUCH LETTER OF CREDIT.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. SVBSF(INSERT) AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED FEBRUARY ___, 2020 BY AND BETWEEN BENEFICIARY AND APPLICANT (OR THE SUCCESSOR-IN-INTEREST TO THE ORIGINAL TENANT OF SUCH OFFICE LEASE), AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. SVBSF(INSERT) AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED FEBRUARY ___, 2020 BY AND BETWEEN BENEFICIARY AND APPLICANT (OR THE SUCCESSOR-IN-INTEREST TO THE ORIGINAL TENANT OF SUCH OFFICE LEASE), AS THE SAME MAY HAVE BEEN AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. SVBSF(INSERT) AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED FEBRUARY ___, 2020 BY AND BETWEEN BENEFICIARY AND APPLICANT(OR THE SUCCESSOR-IN-INTEREST TO THE ORIGINAL TENANT OF SUCH OFFICE LEASE), AS THE SAME MAY HAVE BEEN AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE.  IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND MARCH 30, 2035.  IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF _____________, YOU ARE DRAWING ON SUCH LETTER OF

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CREDIT FOR US$_____________, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE REQUIRED DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:  SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS Day THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

facsimile presentations are ALSO permitted.  each facsimile transmission shall be MADE AT:  (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, ATTENTION: GLOBAL TRADE FINANCE.  ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND for THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED.  APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.  EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF DEMAND FOR PAYMENT IS PRESENTED BY 10 A.M. CALIFORNIA TIME AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT  SHALL BE MADE BY ISSUING BANK TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS NO LATER THAN THE NEXT FOLLOWING BUSINESS DAY AFTER THE DATE OF PRESENTMENT.  IF DEMAND FOR PAYMENT IS PRESENTED BY YOU HEREUNDER AFTER THE TIME SPECIFIED ABOVE, AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU, OF THE AMOUNT OF SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS NO LATER THAN THE SECOND BUSINESS DAY AFTER THE DATE OF PRESENTMENT.

IF THE ORIGINAL AND/OR ANY AMENDMENTS THERETO OF THIS STANDBY LETTER OF CREDIT NO. SVBSF______ ARE LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A "CERTIFIED TRUE COPY" OF THIS STANDBY LETTER OF CREDIT NO. SVBSF______ UPON OUR RECEIPT OF YOUR INDEMNITY LETTER.  IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS MUTILATED, WE WILL ISSUE YOU A REPLACEMENT STANDBY LETTER OF CREDIT WITH THE SAME NUMBER, DATE AND TERMS AS THE ORIGINAL UPON OUR RECEIPT OF THE MUTILATED STANDBY LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH

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OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK

___________________________

AUTHORIZED SIGNATURE

EXHIBIT A

TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK

       3003 TASMAN DRIVERE: IRREVOCABLE STANDBY LETTER OF CREDIT

       SANTA CLARA, CA 95054                                          NO. _____________ ISSUED BY

       ATTN: GLOBAL TRADE FINANCE                           SILICON VALLEY BANK, SANTA CLARA

       STANDBY LETTERS OF CREDIT                     L/C AMOUNT: ___________________

GENTLEMEN:

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 5 TO EXHIBIT B -2-	CALLAN RIDGE [Turning Point Therapeutics]

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________________

(NAME OF TRANSFEREE)

_________________________________________________________________________________________

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

    SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

_________________________________________________

   (Name of Bank)

_________________________________________________

  (Address of Bank)

_________________________________________________

(City, State, ZIP Code)

_________________________________________________

          (Authorized Name and Title)

_________________________________________________

                               (Authorized Signature)

_________________________________________________

                                (Telephone number)

SINCERELY,

_____________________________

     (BENEFICIARY’S NAME)

_____________________________

(SIGNATURE OF BENEFICIARY)

_____________________________

        (NAME AND TITLE)

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 5 TO EXHIBIT B -3-	CALLAN RIDGE [Turning Point Therapeutics]

LEASE

CALLAN RIDGE

HCP CALLAN ROAD, LLC,
a Delaware limited liability company,

as Landlord,

and

TURNING POINT THERAPEUTICS, INC.,
a Delaware corporation,

as Tenant.

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 5 TO EXHIBIT B -4-	CALLAN RIDGE [Turning Point Therapeutics]

1.	PREMISES, BUILDING, PROJECT, AND COMMON AREAS5
2.	LEASE TERM; OPTION TERM6
3.	BASE RENT 6
4.	ADDITIONAL RENT6
5.	USE OF PREMISES11
6.	SERVICES AND UTILITIES16
7.	REPAIRS 17
8.	ADDITIONS AND ALTERATIONS17
9.	COVENANT AGAINST LIENS 19
10.	INSURANCE19
11.	DAMAGE AND DESTRUCTION21
12.	NONWAIVER 22
13.	CONDEMNATION 23
14.	ASSIGNMENT AND SUBLETTING23
15.	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES26
16.	HOLDING OVER 27
17.	ESTOPPEL CERTIFICATES 27
18.	SUBORDINATION 28
19.	DEFAULTS; REMEDIES28
20.	COVENANT OF QUIET ENJOYMENT 30
21.	SECURITY DEPOSIT 30
22.	COMMUNICATIONS AND COMPUTER LINE 30
23.	SIGNS30
24.	COMPLIANCE WITH LAW 31
25.	LATE CHARGES 31
26.	LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT32
27.	ENTRY BY LANDLORD 32
28.	TENANT PARKING 32
29.	MISCELLANEOUS PROVISIONS32

EXHIBITS

AOUTLINE OF PREMISES

BTENANT WORK LETTER

CFORM OF NOTICE OF LEASE TERM DATES

DFORM OF TENANT'S ESTOPPEL CERTIFICATE

EENVIRONMENTAL QUESTIONNAIRE

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120 Day Period45

Abatement Event44

Access Date6

Advocate Arbitrators.10

Alterations29

Anticipated Must‑Take Delivery Day8

Arbitration Agreement11

Audit Period20

Base Building ImprovementsExhibit B

Base Building PlansExhibit B

Base Rent13

Briefs11

Brokers56

Building6

Building Structure28

Building Systems28

C of OExhibit B

C of O ItemExhibit B

Casualty33

Common Areas6

Contemplated Effective Date37

Contemplated Transfer Space37

Controllable Expenses19

Damage Termination Date34

Damage Termination Notice34

Direct Expenses14

Effective Date12

Eligibility Period44

Estimate19

Estimate Statement19

Estimated Direct Expenses19

Existing L-C45

Expense Year14

Final ConditionExhibit B

Final Condition DateExhibit B

First Rebuttals11

Fitness Center26

Fitness Center Users26

Force Majeure54

Intention to Transfer Notice37

Landlord1

Landlord DelayExhibit B

Landlord Minor ChangesExhibit B

Landlord Repair Notice34

Landlord's Initial Statement11

Landlord's Rebuttal Statement12

LC Expiration Date45

Lease1

Lease Commencement Date9

Lease Expiration Date9

4821-8105-7511.5 391174.00001/5-24-21//mem	SCHEDULE 5 TO EXHIBIT B -7-	CALLAN RIDGE [Turning Point Therapeutics]

Lease Term9

Lease Year9

Lines49

Mail54

Market Rent10

Market Rent,10

Must‑Take Space8

Must‑Take Space Commencement Date8

Must‑Take Space Lease Term8

Neutral Arbitrator10

Nine Month Period37

Notices54

Objectionable Name49

Operating Expenses14

Option Rent10

Option Term9

Option Term TI Allowance1

Original Improvements32

Outside Agreement Date10

Outside Date12

Outside Restoration Date34

Premises6

Project,6

Replacement L-C45

Ruling12

Second Rebuttals11

Sign Specifications49

SNDAA41

Subject Space36

Summary1

Superior Holders41

Tax Expenses17

Tenant1

Tenant BB DelayExhibit B

Tenant Parties31

Tenant Work Letter6

Tenant’s Security System27

Tenant's Compliance with Law Obligations50

Tenant's Initial Statement11

Tenant's Rebuttal Statement12

Tenant's Share18

Termination Notice12

Transfer Notice36

Transferee36

4821-8105-7511.5 391174.00001/5-24-21//mem	EXHIBIT C -1-	CALLAN RIDGE [Turning Point Therapeutics]